UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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TCF FINANCIAL CORPORATION

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TCF FINANCIAL CORPORATION

333 W. Fort Street

Detroit, MI 48226

(866) 258-1807

To Our Shareholders:

On behalf of the Board of Directors of TCF Financial Corporation, we would like to invite you to attend TCF’s Annual Meeting of Shareholders on Wednesday, May 6, 2020 at 12:00 p.m. Eastern Time at TCF Center, 1 Washington Boulevard, Detroit, Michigan. The enclosed Notice of Annual Meeting of Shareholders provides additional details regarding the meeting.

2019 was a transformational year for TCF. We successfully closed our merger of equals between Chemical Financial Corporation and TCF Financial Corporation in August and since then, have been working diligently on integration activities. During the year, we were able to successfully balance closing the merger, planning for and launching our integration roadmap, and continuing to maintain the momentum in our core businesses. We said early on that the merger would bring together two well-performing banks with complementary strengths and create a premier Midwest bank with the size, scale and product offerings to compete and win in an evolving market. More than a year later, this is exactly what the transaction has done.

We are especially proud of the people within our organization that have made the success of this merger possible. Our leadership begins with a strong and diverse board of directors which brings a mix of complementary strengths and deep expertise from both legacy TCF and Chemical. In addition to the board, we have a seasoned management team with the key attributes needed to lead TCF into the future. Our team’s background includes large bank experience as well as entrepreneurial mindsets, both of which support continued organic growth in our businesses. Finally, our team members across the organization have demonstrated the passion, commitment and collaboration necessary to drive a One TCF culture.

As we turn our attention to 2020, our focus will be on completing the merger integration, including executing on our committed cost savings and the remaining systems conversions later this year, as well as leveraging business synergy opportunities to drive sustained organic growth. By bringing together the best of both banks, we believe we have several unique catalysts in place to create a differentiated story in today’s banking environment.

It is important to let our shareholders know that TCF’s management and Board are very engaged, as all companies are, in addressing the rapidly-developing COVID-19 or coronavirus situation, and we are working diligently to assist our customers and employees in navigating this challenging development. We ask you to check our website at http://ir.tcfbank.com for particular details regarding our progress.

In closing, we want to thank you for your investment in TCF. We value our partnership with you and remain committed to delivering accelerated value creation for our shareholders, customers, team members and communities.

Sincerely,

Craig R. Dahl	Gary Torgow
President and Chief Executive Officer	Executive Chairman of the Board
March 25, 2020

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of TCF Financial Corporation is scheduled as shown below:

May 6, 2020

12:00 p.m. Eastern Time

TCF Center – 1 Washington Boulevard, Detroit, MI 48226*

Meeting Agenda

1.	Elect 16 Directors, Each to Serve a One-Year Term;

2.	Advisory (Non-Binding) Vote to Approve Executive Compensation as disclosed herein (“Say on Pay”);

3.	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2020; and

4.	Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF common stock at the close of business on the record date, March 9, 2020. If you plan to attend the Annual Meeting, you will need to bring a valid form of photo identification and proof that you own shares of TCF common stock. More information regarding admission requirements can be found under “Additional Information – How Do I Attend the Annual Meeting” on page 69 of the Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we urge you to vote now to make sure there will be a quorum for the Annual Meeting. You may access TCF’s proxy materials and vote your shares online by following the instructions on the Notice. If you receive a proxy card, you may vote your shares online, by telephone, or by mail by following the instructions on your proxy card. You may revoke your proxy by submitting another timely proxy, by notifying the Corporate Secretary of TCF in writing before your shares are voted at the Annual Meeting, or by voting your shares in person at the Annual Meeting. If you hold shares through a broker or other nominee, please follow the voting instructions provided to you by that broker or other nominee.

TCF is making its Proxy Statement for the 2020 Annual Meeting of Shareholders and its 2019 Annual Report to Shareholders available through the Investor Relations section of TCF’s website at http://ir.tcfbank.com. A free webcast of the Annual Meeting also will be available at http://ir.tcfbank.com on May 6, 2020, at 12:00 p.m. Eastern Time.

Detroit, Michigan

March 25, 2020

By Order of the Board of Directors,

  Craig R. Dahl

President and

Chief Executive Officer

*	As part of our precautions regarding the coronavirus, or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at http://ir.tcfbank.com.

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Proxy Statement

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial,” “TCF,” “we,” “our” or the “Company”) requests your proxy for the 2020 Annual Meeting of Shareholders (the “Annual Meeting”), which is being solicited on behalf of the Board and TCF. The Annual Meeting is scheduled for May 6, 2020 at 12:00 p.m. Eastern Time at the TCF Center – 1 Washington Boulevard, Detroit, MI 48226.

The Notice of Internet Availability of Proxy Materials (the “Notice”) or, in some cases, this Proxy Statement, and the accompanying form of proxy, will first be mailed on or about March 25, 2020. Shareholders are entitled to vote at the Annual Meeting if they owned shares of TCF’s common stock at the close of business on March 9, 2020 (the “Record Date”). There were 152,304,000 shares of TCF common stock outstanding on the Record Date.

The Board unanimously recommends that shareholders take the following actions at the Annual Meeting:

Item		Recommendation
1.	Election of 16 Directors, Each to Serve a One-Year Term	Vote FOR
2.	Advisory (Non-Binding) Vote to Approve Executive Compensation as disclosed herein (“Say on Pay”)	Vote FOR
3.	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2020	Vote FOR

Proposal 1	Election of Directors

Each Director listed below (each a “Nominee” or together, the “Nominees”) has been nominated by the Board for election to a one-year term. Unless instructed otherwise by the person submitting the proxy, all proxies received will be voted in favor of the Nominees listed in the following table. All Nominees agree they will serve if elected. However, if any Nominee is unable to serve or for good cause will not serve, a proxy submitted to TCF may be voted for a replacement nominee by your proxies.

Name	Position(s) with TCF Financial	Age	Director Since*
Peter Bell**	Director	68	2019
Craig R. Dahl**	Director, President, and Chief Executive Officer	65	2019
Karen L. Grandstrand**	Director	64	2019
Richard H. King**	Director	64	2019
Ronald A. Klein	Director	62	2016
Barbara J. Mahone	Director	73	2016
Barbara L. McQuade	Director	55	2018
Vance K. Opperman**	Lead Director	77	2019
David T. Provost	Executive Vice Chairman, Director	66	2016
Roger J. Sit**	Director	58	2019
Julie H. Sullivan**	Director	62	2019
Jeffrey L. Tate	Director	50	2017
Gary H. Torgow	Executive Chairman, Director	63	2016
Arthur A. Weiss	Director	71	2016
Franklin C. Wheatlake	Director	72	2006
Theresa M. H. Wise**	Director	53	2019
*	Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.
**	TCF Financial Corporation, a Delaware Corporation (“Legacy TCF”) Director appointed to the Board of Directors in connection with our merger with Legacy TCF (the “Merger”) effective August 1, 2019 (the “Merger Date”).

Each Nominee’s qualifications and contributions made to the Board were considered before each individual was nominated for election at the Annual Meeting. We believe that each Director brings unique abilities and insights and that the Board is comprised of a strong and diverse group of Directors. The background of each candidate, including relevant experience and why TCF believes each is a valuable member of the Board, is set forth below.

Recommendation of the Board

The Board unanimously recommends that shareholders vote “FOR” all of the Nominees listed above.

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Background of the Nominees

The following describes at least the last five years of business experience of each Nominee proposed for election as a Director, as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a Director of TCF. The descriptions also include any other directorships at public companies held during the past five years by the Nominees. There is no family relationship between any of the Directors, Nominees or executive officers of TCF. Except with respect to the provisions in our bylaws described below under “Corporate Governance,” there are no arrangements or understandings between the Directors and any other person pursuant to which he or she was or is to be selected as a Director or Nominee.

Peter Bell

Director of TCF Financial

Director Since: 2019

Peter Bell was appointed to the Board of TCF upon completion of our Merger with Legacy TCF on August 1, 2019. He was appointed to the Board of Legacy TCF in 2009. He is currently a member of the Compliance and BSA, Corporate Governance and Nominating, Finance, and Risk Committees. Since December 2010, Mr. Bell has served as Senior Advisor to the Center of the American Experiment, a public policy institution. From 2003 until December 2010, he was the Chair of the Metropolitan Council, a regional agency serving the Minneapolis/St. Paul metropolitan area, that operates the bus, wastewater, and parks systems, and administers funds for affordable housing opportunities, and he was responsible for strategic long-range growth planning for the Minneapolis/St. Paul metropolitan area. He was Executive Vice President at Hazelden Publishing and Educational Services from 1999 to 2002 and Executive Vice President of Corporate Community Relations at Legacy TCF Bank from 1994 to 1999. He was the co-founder and Executive Director of the Institute on Black Chemical Abuse and has authored and published numerous books on chemical dependence. He is a former member of the Board of Regents of the University of Minnesota, and serves on the Board of Directors of the American Action Forum, Friends of Education, Greater Twin Cities United Way, Questscope, and many other local and national social and civic organizations. In addition to unique management experience in the public and private sectors, Mr. Bell contributes his extensive experience in government affairs to the Board. As a financial holding company regulated by several federal agencies, TCF has numerous dealings with regulatory bodies, and Mr. Bell’s expertise in dealing with a wide variety of state and federal regulators is very helpful in Board deliberations that involve TCF’s regulatory relationships.

Craig R. Dahl

Director, President and Chief Executive Officer of TCF Financial

Director Since: 2019

President and Chief Executive Officer Since: 2019

Craig Dahl became President and Chief Executive Officer of TCF in connection with our Merger with Legacy TCF on August 1, 2019. Mr. Dahl was also appointed to our Board on August 1, 2019. Before the Merger, Mr. Dahl served as Chairman of the Board of Legacy TCF since April 26, 2017 and had previously served as a Vice Chairman starting in 2012. He was Chief Executive Officer of Legacy TCF since January 1, 2016, and was President of Legacy TCF since March 2015. Before that, Mr. Dahl had been an Executive Vice President of Legacy TCF since 1999. During his tenure, Mr. Dahl has also held numerous leadership positions with many of Legacy TCF’s wholly-owned lending subsidiaries, including Chairman of TCF Inventory Finance, Inc., Chairman and Chief Executive Officer of Winthrop Resources Corporation, and Chairman of Gateway One Lending and Finance, LLC. Mr. Dahl’s expertise in the lending and finance industries enables him to make meaningful contributions during Board discussions.

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Karen L. Grandstrand

Director of TCF Financial

Director Since: 2019

Karen L. Grandstrand was appointed to the Board of TCF upon completion of our Merger with Legacy TCF on August 1, 2019. She was appointed to the Board of Legacy TCF in 2010. She is currently the Chair of the Risk Committee and the Risk Management Subcommittee, and is a member of the Audit, Compensation and Pension, and Finance Committees. She is a shareholder in the Minneapolis law firm of Fredrikson & Byron, P.A. and Chair of the firm’s Bank and Finance Group. Before joining the firm in 1999, Ms. Grandstrand was Senior Vice President of the Banking Supervision and Risk Management Departments at the Federal Reserve Bank of Minneapolis, where she worked from 1985 to 1999. She served as a director of Thrivent Financial Bank from 2006 to 2010 and has also served as a director for various Minnesota civic and educational entities. Ms. Grandstrand’s contributions as a Director include her insight into the regulatory environment in which TCF operates and expertise in regulatory compliance. As the banking industry is highly regulated, her knowledge, experience, and skills are invaluable to the Board’s decision making.

Richard H. King

Director of TCF Financial

Director Since: 2019

Richard H. King was appointed to the Board of TCF upon completion of our Merger with Legacy TCF on August 1, 2019. He was appointed to the Board of Directors of Legacy TCF in 2014. He is currently the Chair of the Technology Committee and is a member of the Corporate Governance and Nominating, Finance, Risk, and Strategic Initiatives Committees. He is the Managing Director of Operations at Thomson Reuters Corporation, a global provider of intelligent information, a position he has held since January 2020. Mr. King has been with Thomson Reuters since 2000 serving in various positions of leadership including Executive Vice President and Chief Information Officer during 2019 and from 2015 to 2017, Executive Vice President, Operations from 2017 to 2019, Executive Vice President & Chief Operating Officer for Technology from 2012 to 2015, and Chief Technology Officer of Thomson Reuters Professional Division and Executive Vice President and Chief Operating Officer of Thomson West from 2008 to 2012. Mr. King has completed the NACD Cyber-Risk Oversight Program and received the CERT Certificate in Cybersecurity Oversight issued by the Software Engineering Institute at Carnegie Mellon University. Mr. King’s extensive technology experience in the information industry is beneficial to the Board and allows him to provide special insights with respects to TCF’s information technology and information security issues.

Ronald A. Klein

Director of TCF Financial

Director Since: 2016

Ronald A. Klein was appointed to the Board of TCF upon completion of our merger with Talmer Bancorp, Inc. on August 31, 2016, and chairs the Corporate Governance and Nominating Committee, co-chairs the Strategic Initiatives Committee, and is a member of the Finance, Risk, and Technology Committees. Mr. Klein previously served as a Director of Talmer Bank and Trust beginning in April 2010. Mr. Klein is a principal in JK Ventures, a real estate investment company. Mr. Klein is also the Chairman of Verge.io, a provider of pure software hyper converged solutions for the IT industry. From February 1999 until January 2020, Mr. Klein served as a Director and Chief Executive Officer of Origen Financial, Inc., formerly a publicly-traded Mortgage Real Estate Investment Trust (REIT) that originated, securitized and serviced manufactured home loans. Mr. Klein has served on the Board of Directors of Sun Communities, Inc., a publicly traded REIT that owns and operates manufactured housing and RV communities, since January 2015, and is Chairman of the Finance Committee and serves on the Executive, Compensation and Governance Committees. Mr. Klein is on the Executive Board of the Jewish Federation of Metropolitan Detroit. Mr. Klein’s financial acumen and his professional experience, including his experience and familiarity with the financial statements and financial disclosures of publicly-held bank holding companies, his experience serving as a director of publicly-held companies, his familiarity with certain important market areas, and his experience as a chief executive officer of a formerly publicly-held financial services company allow him to contribute substantially to our Board.

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Barbara Mahone

Director of TCF Financial

Director Since: 2016

Barbara J. Mahone was appointed to the Board of TCF upon completion of our merger with Talmer Bancorp, Inc. on August 31, 2016, and is a member of the Audit, Compensation and Pension, Finance, and Risk Committees. Ms. Mahone previously served as a Director of Talmer Bancorp, Inc. and Talmer Bank and Trust beginning in March 2013. Ms. Mahone retired from General Motors in 2008 as Executive Director, Human Resources, after 38 years of service. Ms. Mahone served on the Board of Directors for William Beaumont Health System from 1997 until 2015 and on the Board of Directors of Charter One Bank from 2002 until 2004. Ms. Mahone’s depth of knowledge and executive level experience in human resources, her experience and familiarity with the financial statements and financial disclosure of publicly-held bank holding companies, her experience serving as a director of a publicly-held company, and her familiarity with an important market area in which we have expanded and operate allow her to contribute substantially to our Board.

Barbara McQuade

Director of TCF Financial

Director Since: 2018

Barbara L. McQuade was appointed to the Board of TCF on April 25, 2018, chairs the Compliance and BSA Committee, and is a member of the Corporate Governance and Nominating, Finance, Risk, and Technology Committees and the Risk Management Subcommittee. She has more than 20 years of experience in leadership positions and public service, including serving as the U.S. Attorney for the Eastern District of Michigan from 2010 until 2017, and serving as Vice Chair of the Attorney General’s Advisory Committee and co-chair of the Terrorism and National Security Subcommittee. She served as Assistant U.S. Attorney in Detroit for 12 years, serving as Deputy Chief of the National Security Unit. Ms. McQuade is currently a law professor at the University of Michigan, teaching criminal law, criminal procedure and national security law. She is also a contributor as a legal analyst for MSNBC. She serves on the Boards of Directors for SafeHouse Center, Crime Stoppers of Detroit and the Hudson-Webber Foundation, and serves as a Trustee for the Community Foundation for Southeast Michigan. Ms. McQuade’s depth of knowledge, substantial executive leadership experience and public service, particularly in the State of Michigan, allow her to contribute substantially to our Board.

Vance K. Opperman

Lead Director of TCF Financial

Director Since: 2019

Lead Director Since: 2019

Vance K. Opperman was appointed to the Board of TCF upon completion of our Merger with Legacy TCF on August 1, 2019. He was appointed to the Board of Directors of Legacy TCF in 2009. He currently serves as the Lead Director of TCF, co-chair of the Strategic Initiatives Committee, and is a member of the Compensation and Pension, Corporate Governance and Nominating, Finance, and Risk Committees. He is President and Chief Executive Officer of Key Investment, a private investment company involved in publishing and other activities, a position he has held since 1996. From 1993 to 1996, he was President of West Publishing Company, a provider of legal and business information research now owned by Thomson Reuters. He has served on the Board of Directors of Thomson Reuters since 1996 and has been Lead Director since 2013. He also served on the Board of Directors of Blue Cross Blue Shield of Minnesota until June 2014. Mr. Opperman’s background in executive management and expertise in finance make him a valuable member of the Board. The legal skills he acquired as an attorney and as the president of a large company in the legal publishing business are useful in the Board’s discussions of legal risk and regulatory issues. As President of West Publishing, Mr. Opperman acquired managerial and analytical skills which enable him to provide valuable insight to Board discussions. In addition, Mr. Opperman’s experience in the healthcare industry is unique to the Board and allows him to provide special insights with respect to TCF’s healthcare and medical benefits issues.

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David T. Provost

Director and Executive Vice Chairman of TCF Financial

Director Since: 2016

Executive Vice Chairman Since: 2019

David T. Provost was appointed Executive Vice Chairman on August 1, 2019 in connection with our Merger with Legacy TCF, and has been a member of our Board since the completion of our merger with Talmer Bancorp, Inc. on August 31, 2016. Mr. Provost served as our Chief Executive Officer and President from June 2017 until August 2019. Before June 2017, Mr. Provost previously served as Vice Chairman of the Chemical Financial Corporation (“Legacy Chemical”) Board of Directors from September 2016 to June 2017. Before that, Mr. Provost served as Chief Executive Officer, President and as a Director of Talmer Bancorp, Inc., as Chief Executive Officer of Talmer Bank and Trust beginning in 2008, and as Chairman of Talmer Bank and Trust beginning in December 2009. Mr. Provost served as President of Talmer Bank and Trust from December 2009 until September 2014. Before joining Talmer, Mr. Provost served as Chairman and Chief Executive Officer of The Private Bank-Michigan, then a subsidiary of Chicago-based Private Bancorp, Inc. Mr. Provost also served as Chief Executive Officer of Bloomfield Hills Bancorp, and as Chairman and Chief Executive Officer of The Private Bank. Mr. Provost also spent 13 years in various capacities at Manufacturers National Bank of Detroit and Manufacturers National Bank of Novi (now Comerica Bank). Mr. Provost serves as a member of the Board of Directors of Plastipak Holdings, Inc. and its subsidiaries and as Chairman of its Audit Committee. Mr. Provost’s experience in the banking industry, his extensive experience in leading a business organization, his experience and familiarity with the financial statements and financial disclosure of publicly-held bank holding companies, his experience serving as a director of a publicly-held company, and his familiarity with an important market area in which we operate allows him to contribute substantially to our Board.

Roger J. Sit

Director of TCF Financial

Director Since: 2019

Roger J. Sit was appointed to the Board of TCF upon completion of our Merger with Legacy TCF on August 1, 2019. He was appointed to the Board of Directors of Legacy TCF in 2015. He is currently a member of the Audit, Compensation and Pension, and Risk Committees. He is the Chief Executive Officer, Global Chief Investment Officer and a Director of Sit Investment Associates, a privately-owned institutional investment management firm, positions he has held since 2008, and has held various positions at Sit Investment Associates since 1998. Mr. Sit has over 25 years of financial services experience. He currently serves on the Boards of Convergent Capital, University of Minnesota Foundation, and the McKnight Foundation. As the Chief Executive Officer of a successful investment management firm, Mr. Sit has acquired managerial and analytical skills which enable him to provide valuable insight to the Board.

Julie H. Sullivan

Director of TCF Financial

Director Since: 2019

Julie H. Sullivan was appointed to the Board of TCF upon completion of our Merger with Legacy TCF on August 1, 2019. She was appointed to the Board of Directors of Legacy TCF in 2016. She is currently the Chair of the Audit Committee and a member of the Finance, Risk, and Strategic Initiatives Committees. Dr. Sullivan has been the President of the University of St. Thomas (MN) since July 2013. Before that, she served as Executive Vice President and Provost of the University of San Diego from 2005 to 2013, with responsibility over academic and budgetary affairs. She served as a director of SI Group, a privately owned global chemical company, from 2001 to 2016, and was also a member of the Audit, Compensation, and Pension Committees. Dr. Sullivan previously served on the boards of PICO Holdings Inc. from 2009 to 2015, Applied Micro Circuits Corp from 2005 to 2011, and United PanAm Financial Corporation from 2007 to 2008, serving as the Chair of the Audit Committee for each during her tenure. She also currently serves on the Boards of the non-profits Loyola University Chicago, Catholic Charities of St. Paul and Minneapolis, and Greater MSP. Dr. Sullivan is a non-practicing Certified Public Accountant and a member of the National Association of Corporate Directors. Dr. Sullivan brings a unique perspective to the Board given her long career in academia, as well as extensive financial experience and acumen which are invaluable in the Board’s review of TCF’s financial statements.

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Jeffrey Tate

Director of TCF Financial

Director Since: 2017

Jeffrey L. Tate was appointed to the Board of TCF on March 1, 2017, and is Chairman of the Finance Committee and a member of the Audit, Compensation and Pension, and Risk Committees and the Risk Management Subcommittee. Mr. Tate is the Executive Vice President and Chief Financial Officer for Leggett and Platt, a diversified manufacturer. Previously, Mr. Tate served as Vice President and Business Finance Director for the Packaging and Specialty Plastics segment of The Dow Chemical Company, a position he held from August 2017 until August 2019. He directed and oversaw all finance activities to provide strategic and financial counsel for the businesses. Mr. Tate began his career with Dow in Louisiana in 1992 and held a variety of accounting and controller roles before relocating to Michigan for several finance leadership assignments in Dow Automotive, Investor Relations, Performance Materials and Performance Plastics. In his role as Corporate Auditor, Mr. Tate held oversight for Dow’s Corporate Auditing department and was responsible for ensuring the adequacy and accuracy of all accounting, financial and operating controls of Dow’s global operations. In 2010, Mr. Tate was chosen as a recipient of the National Achievement in Industry Award by the National Association of Black Accountants (NABA). In 2012, he was named to Savoy Magazine’s Top 100 Most Influential Blacks in Corporate America. He is a member of the Financial Executives International (FEI); the American Institute of Certified Public Accountants (AICPA); the Institute of Internal Auditors (IIA); the National Black MBA Association; and Omega Psi Phi Fraternity, Incorporated. Mr. Tate is a Certified Public Accountant and serves on the Public Company Accounting Oversight Board’s (PCAOB) Standing Advisory Group and the Corporate Advisory Boards of both Consortium and NABA. Mr. Tate’s experience as a leader in a large, geographically diverse publicly-held corporation, his experience and background as an auditor and certified public accountant, his familiarity with financial statements of large business organizations, and his familiarity with an important market area in which we operate and compete allows him to contribute substantially to our Board.

Gary Torgow

Director and Executive Chairman of TCF Financial

Director Since: 2016

Executive Chairman Since: 2016

Gary Torgow was appointed to the Board of TCF upon completion of our merger with Talmer Bancorp, Inc. on August 31, 2016. Mr. Torgow has served as Chairman of the Board since September 2016. Before that, Mr. Torgow served as Chairman of the Talmer Bancorp, Inc. Board of Directors beginning in December 2009. Before joining Talmer Bancorp, Inc., Mr. Torgow founded and chaired the Sterling Group, a Michigan-based real estate, development and investment company. Mr. Torgow also served as a Board Member of Bloomfield Hills Bancorp, on the Michigan Board of The Private Bank, and on the Board and Audit Committee of Jackson National Life Insurance of New York. Mr. Torgow currently serves on the Board of Blue Cross Blue Shield of Michigan, DTE Energy, is an Executive Board Member of Business Leaders of Michigan, and is a Trustee of the Community Foundation of Southeastern Michigan. He is also a member of the Beaumont Health Trustees. Mr. Torgow is on the Executive Board of the Jewish Federation of Metropolitan Detroit and the Detroit Regional Partnership. Mr. Torgow’s experience leading a business organization, his experience and familiarity with the financial statements and financial disclosure of publicly-held bank holding companies, his experience serving as a director of a publicly-held company, and his familiarity with an important market area in which we operate and compete allows him to contribute substantially to our Board.

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Arthur A. Weiss

Director of TCF Financial

Director Since: 2016

Arthur A. Weiss was appointed to the Board of TCF upon completion of our merger with Talmer Bancorp, Inc. on August 31, 2016, and is Chair of the Compensation and Pension Committee and a member of the Compliance and BSA, Finance, Risk and Strategic Initiatives Committees. Mr. Weiss previously served as a director of Talmer Bancorp, Inc. and Talmer Bank and Trust from May 2007 until August 2016. Mr. Weiss is a shareholder and Chairman of the Board of Directors of the law firm of Jaffe, Raitt, Heuer & Weiss, P.C., where he has practiced law since 1976. Mr. Weiss has served on the Board of Directors of Sun Communities, Inc., a publicly traded Real Estate Investment Trust (REIT) that owns and operates manufactured housing communities, since 1996, and serves on the Executive and MH Finance committees. Mr. Weiss’ years of legal experience, his experience leading a business organization, his experience and familiarity with the financial statements and financial disclosure of publicly-held bank holding companies, his experience serving as a director of a publicly-held company and his familiarity with an important market area in which we operate and compete allows him to contribute substantially to our Board.

Franklin C. Wheatlake

Director of TCF Financial

Director Since: 2006

Franklin C. Wheatlake was appointed to the Board of TCF in January 2006, and is a member of the Audit, Corporate Governance and Nominating, Finance, Risk, and Strategic Initiatives Committees. Mr. Wheatlake served as Lead Independent Director from April 2014 until August 2019 and as Chairman of the Board of Chemical Bank from June 2017 until August 2019. Mr. Wheatlake served as a Director of Chemical Bank West from 2001 until it was merged into Chemical Bank on December 31, 2005. Mr. Wheatlake is Chairman of Utility Supply and Construction Company, a company that provides supply chain, material distribution, logistics support and construction services to the electric and gas utility industry located in Reed City, Michigan, a position he has held since 1990. Mr. Wheatlake’s experience in leading a diverse business organization, his familiarity with an important market area in which we operate and compete, and his experience in running and managing the financial needs of a business that is typical of many of our customers allows him to contribute substantially to our Board.

Theresa M. H. Wise

Director of TCF Financial

Director Since: 2019

Theresa M. H. Wise was appointed to the Board of TCF upon completion of our Merger with Legacy TCF on August 1, 2019, and is currently a member of the Compliance and BSA, Finance, Risk, and Technology Committees, and the Risk Management Subcommittee. She was appointed to the Board of Directors of Legacy TCF in 2019. Dr. Wise currently serves as Chief Executive Officer and Principal for Utaza, LLC, a business advisory group focused on IT strategy, customer data analytics, mathematical models for inventory and revenue optimization. From 2008 to 2016, Dr. Wise served as Senior Vice President and Chief Information Officer of Delta Air Lines, a publicly traded airline company, where she led the successful integration of technology and business readiness plans following its acquisition of Northwest Airlines, a formerly publicly traded airline company, where she previously served as Chief Information Officer from 2001 to 2008. Since 2016, Dr. Wise has served as a director of Impinj, Inc., a publicly traded provider of radio frequency identification devices, software and solutions, where she serves on the Compensation and Audit committees. Since 2018, Dr. Wise has served as a director of Midcontinent Independent System Operator, Inc., also known as MISO, a not-for-profit member-based organization that ensures reliable, least-cost delivery of electricity, where she serves on the Technology, System Planning and Human Resource committees. Dr. Wise also serves on the Board of Trustees of the Science Museum of Minnesota (serving on the Executive, Finance and Audit committees), the Board of Regents of St. Olaf College (serving on the Executive and Audit committees and serving as chair of the Nominating and Governance committee), and is a violinist with the Bloomington Symphony. Dr. Wise’s extensive experience in technology, IT strategy and integration make her a valuable member of the Board.

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Corporate Governance

TCF has established and operates within a comprehensive plan for membership, independence, committee membership, and ethical conduct of the Board. TCF’s Corporate Governance and Director Standards provide, along with applicable rules of the Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”), the criteria used by TCF to make its independence determination for each Director. The Corporate Governance and Director Standards are available on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance/ Corporate-Governance-Guidelines. TCF’s corporate governance policies recognize the importance of sound governance practices in the financial services industry.

The Board currently consists of 16 members. In accordance with our bylaws, during the 36-month period following the Merger Date (the “Specified Period”), the Board shall be comprised of sixteen (16) Directors, of which eight (8) shall be Legacy Chemical Directors (two of whom shall be Messrs. Torgow and Provost, and six other independent Legacy Chemical Directors who qualify as independent directors under the Nasdaq listing rules) and eight (8) Legacy TCF Directors (two of whom shall be Messrs. Dahl and Opperman, and six other independent Legacy TCF Directors). All vacancies resulting from the cessation of service by any Legacy Chemical Director for any reason shall be filled by the Board with a nominee selected by a committee comprised of independent Legacy Chemical Directors. All vacancies resulting from the cessation of service by any Legacy TCF Director for any reason shall be filled by the Board with a nominee selected by a committee comprised of independent Legacy TCF Directors.

Apart from during the Specified Period, the number of Directors is determined by the Board from time to time and may range in size from five to 25 members. The Board typically meets at least quarterly in January, April, July, and October.

Director Nominations

The Corporate Governance and Nominating Committee (the “Nominating Committee”), which consists entirely of independent Directors as determined by the Board under applicable rules, is responsible for the nomination of Director candidates. The Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third-party search firms and other sources. TCF has not, to date, paid any fees to any firm in connection with locating or evaluating any Director candidates. The Nominating Committee will ultimately determine whether a shareholder recommendation will result in a nomination under this process. In considering potential nominees, the Nominating Committee will review all candidates in the same manner, regardless of the source of the recommendation, and will consider the current composition of the board in light of the diverse communities and geographies we serve, the experience of the other board members, and such other factors as the Nominating Committee deems appropriate.

Under our bylaws, nominations by shareholders may only be made by sending a notice to our Corporate Secretary that sets forth:

•	the name, age, business address and residence address of each nominee;
•	the principal occupation or employment of each nominee;
•	the number of shares of our capital stock beneficially owned by each nominee;
•	a statement that each nominee is willing to be nominated and to serve if elected; and
•	such other information concerning each nominee as would be required under the rules of the SEC to be provided in a proxy statement soliciting proxies for the election of each nominee.

This notice must be sent to our Corporate Secretary not less than 120 days before the date of an annual meeting and not more than seven days following the date of notice of a special meeting called for the election of directors. The Nominating Committee will evaluate and consider every nominee so proposed by a shareholder and report each such nomination and the Nominating Committee’s recommendation to the full Board. The Nominating Committee may also, in its discretion, consider shareholders’ informal recommendations of possible nominees.

In considering possible candidates for election as a director, the Nominating Committee and the other directors will be guided by applicable rules and regulations, any specific criteria established by the Nominating Committee.

Each candidate should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;
•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	possess substantial and significant experience that would be of particular importance to TCF in the performance of the duties of a Director (such as financial expertise for directors expected to serve on the Audit Committee);
•	have sufficient time available to devote to the affairs of TCF in order to carry out the responsibilities of a director; and
•	have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

In addition, the Nominating Committee may consider factors such as business and industry experience, public company experience, education, independence, and familiarity with our market areas. The Board believes that TCF and our shareholders are best served by having a Board of Directors that brings a diversity of education, experience, skills, and perspective to board meetings. The Board welcomes opportunities to include diverse perspectives, talents,

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ideas and contributions. Consistent with this philosophy, the Board may consider factors and characteristics that are pertinent to diversity, such as race and gender, when evaluating nominees to stand for election or re-election to the Board.

After potential candidates are identified, the Nominating Committee will then review the candidate’s qualifications and determine whether to proceed further, including meeting with other committee members, the Chief Executive Officer, Lead Director, and the Chairman of the Board. Once the Nominating Committee selects a candidate, it provides the Board with a recommendation and the Board will then determine whether or not to either formally nominate the candidate for election at an annual meeting or appoint the candidate to fill a current vacancy.

Shareholders may submit nominations to the Nominating Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth under “Additional Information – How can Shareholders Submit Proposals and Nominate Directors for this Annual Meeting and Next Year’s Annual Meeting?” Any such nomination must include the information specified in Section 5.03 of TCF’s bylaws and nominations should be mailed to the attention of the Nominating Committee, c/o TCF’s Corporate Secretary at the TCF address provided in the next sentence. A copy of the bylaws can be obtained from our Corporate Secretary at Suite 1800, 333 W. Fort Street, Detroit, Michigan, 48226. The Nominating Committee will evaluate all recommended nominees, including those submitted by shareholders, based on the criteria set forth above.

Board Leadership Structure and the Board’s Role in Risk Oversight

In order to provide for a greater role for the independent directors in our oversight, we have appointed a Lead Independent Director (our “Lead Director”), Mr. Opperman. As Lead Director, Mr. Opperman serves as the liaison between the Chair and the independent Directors. The Lead Director consults with the Chair and management, including the Chief Executive Officer, to determine the information and materials that are provided to Board members. TCF’s Lead Director chairs the Board meetings when the Chair is not present, which includes the executive sessions of the Board for only the independent Directors, and has the authority to call meetings of the independent Directors. The Lead Director also consults with the Chair on other such matters as are pertinent to the Board and TCF and is available for direct communication and consultation with regulators upon request.

Craig R. Dahl currently serves as the President and Chief Executive Officer of TCF, and Gary Torgow serves as executive Chair of our Board. Our Board believes that this separation is presently appropriate as it allows Mr. Dahl, as Chief Executive Officer, to focus primarily on leading our day-to-day operations, while Mr. Torgow, the Chair, can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance, community relations and shareholder issues. This structure makes the best use of Mr. Torgow’s extensive strategic experience. In accordance with our bylaws, during the Specified Period, Mr. Opperman will serve as our Lead Director, Mr. Dahl will serve as our Chief Executive Officer, and Mr. Torgow will serve as executive Chair of our Board.

The Board also believes that this leadership structure is appropriate given TCF’s characteristics and present circumstances because it provides the Board with a leader with great substantive knowledge of TCF and the financial industry generally, while having a Lead Director to act as a single voice for the independent Directors and to lead the Board when the Chair is not present. The Board believes this structure is currently more advantageous for our shareholders, and provides consistency during our integration following our Merger.

We also place a significant emphasis on Board independence. Currently, 13 of our Board’s 16 members (81%) meet the independence requirements under Nasdaq listing rules and our own independence requirements. These independent Directors regularly meet in executive session without management present. Each member of the Board’s Audit, Compliance and BSA, Compensation and Pension, Nominating, Finance, and Risk Committees and the Risk Management Subcommittee is independent and, in addition to the Lead Director, serve in oversight roles. Through the Audit, Compensation and Pension, Nominating, and Risk Committees, the Board is actively involved in oversight of risk, compliance, potential conflicts of interest and related party transactions, and business results. The Compensation and Pension Committee is also specifically responsible for an annual review of the CEO’s and all other executive officers’ compensation. Because all Board members have complete access to management and outside advisors, there are multiple sources of information for the Board.

Our Risk Committee also oversees and assesses the adequacy of our management of key risks, including credit risk, asset/liability risk, liquidity risk and operational risk. The Risk Committee and Risk Management Subcommittee are responsible for monitoring our risk management profile and obtaining reasonable assurance of adherence to our risk management policies. In discharging its oversight role, the Risk Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of TCF.

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Dedication to our People, Communities, and the Environment

Key Corporate Governance Practices

At TCF, we are committed to serving our customers, employees and our communities, and to being a good steward of the environment. Leadership begins at the top, with the Corporate Governance and Nominating Committee of the Board overseeing these commitments and ensuring that we continually strive to improve the communities in which we operate and create an inclusive workplace for our employees. We believe that fundamental to this commitment is a strong and diverse Board of Directors that embodies strong corporate governance practices. Our Directors possess diverse backgrounds and strong expertise in a variety of disciplines, a trait enhanced by our Merger which brought together the best of both banks. Key facets of our corporate governance framework include:

•	Non-classified Board with annual election of all Directors
•	Maintenance of independent committees of the Board with independent chairs
•	Meaningful guidelines for stock ownership by Directors
•	Regular executive sessions of the Board independent of management
•	Balanced compensation of Directors, with a large portion of director compensation delivered as TCF common stock

50%	Diverse Board Membership (based on gender and/or ethnicity)

Community and Philanthropy

We believe that community leadership, expressed through financial support and the volunteerism of our team members, improves the quality of life in the communities we serve and beyond. TCF promotes a culture of giving back through our employee volunteer program, and in 2019, our team members totaled thousands of hours of support for community organizations, and made substantial contributions to improving lives in the communities we serve. Below are just a few of the actions taken by TCF to deliver on our commitments to the communities we serve:

•	240,000+ total students reached through our TCF Financial Scholars program (2013-2019), which promotes financial literacy among young adults
•	$20 million pledged to Detroit and southeast Michigan to promote community growth and development both economically and socially
•	$5 million commitment to Detroit Strategic Neighborhood Fund
•	$830,000 of contributions through our Employee Matching Gift Program, along with $600,000 of other philanthropy by team members

$1.9 million	930,000+
in grants through the TCF Foundation	total hours of financial education (2013-2019)

Environmental Stewardship

We are also dedicated to sustainable business practices and doing our part to minimize the impact of our operations on the environment, including reducing waste and operating our businesses in a sustainable manner. We do this both because it is good for the communities in which we live and work, and makes good business sense. We have implemented our environmental strategy through reducing, reusing, and recycling. Some of our key environmental initiatives include the following:

•	New TCF headquarters being built in downtown Detroit will be LEED certified
•	Reduced paper consumption by 57 tons in three years
•	Began using recycled paper products and utensils in our kitchens and breakrooms and provided employees with reusable mugs
•	The TCF Center in Detroit became the largest LEED-certified building in Michigan when it received gold certification in 2019
•	TCF Bank Stadium was awarded LEED silver certification in 2009

57tons	less paper used over 3 years

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Communications With Directors

Shareholders and interested parties may communicate with members of our board of directors by sending correspondence addressed to the Board as a whole, a specific committee, or a specific Board member c/o Corporate Secretary, TCF Financial Corporation, Suite 1800, 333 W. Fort Street, Detroit, Michigan, 48226. All correspondence will be forwarded directly to the applicable members of the Board.

Regular Separate Non-Employee Director Meetings

The non-employee Directors, all of whom are independent under Nasdaq listing rules as of the date of this Proxy Statement, meet independently in executive sessions following the regularly scheduled meetings of the Board. The Lead Director presides over each executive session.

Code of Ethics

TCF has adopted a Code of Ethics for Senior Financial Management applicable to the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”), and Principal Accounting Officer (“PAO”), as well as a code of ethics generally applicable to all employees (including the PEO, PFO, and PAO) and Directors of TCF (collectively, the “Codes of Ethics”). The Codes of Ethics are both available for review on TCF’s website at https://www.tcfbank.com/About-TCF/Corporate-Governance/Code-Ethics-Policy and https://www.tcfbank.com/About-TCF/Corporate-Governance/Code-Ethics-Senior-Financial-Management, respectively. Any changes to either will be posted on the website, and any waivers granted to or violations by the PEO, PFO, PAO, or any Director will be posted on TCF’s website. To date, there have been no waivers granted to or violations by the PEO, PFO, PAO, or any Director.

Director Attendance

The business, property, and affairs of TCF are managed by or under the direction of the Board. The Board met 11 times in 2019. All Board members are expected to attend all Board meetings, as well as all committee meetings of which they are a member and are invited to attend meetings of committees of which they are not members. Directors are also expected to attend the Annual Meeting. 10 of our 12 Directors serving as of the 2019 Annual Meeting attended the 2019 Annual Meeting.

During 2019, all Directors attended at least 75% of the combined meetings of the Board and the committees on which they served during the periods for which they served, except for Dr. Sullivan, whose attendance totaled 70% due to her service on the Board commencing on the Merger Date and her having missed one day of meetings due to an unavoidable conflict with the board of the University of St. Thomas where she serves as President. Dr. Sullivan was briefed on the content of the meetings for which she was absent. Before the Merger took place on August 1, 2019, Dr. Sullivan attended 100% of the Legacy TCF board and committee meetings on which she served and attended 99% of the meetings of the Board of Legacy TCF from the time she joined it in 2016.

TCF does not believe that Dr. Sullivan having missed one day that was not scheduled at the beginning of the year properly reflects Dr. Sullivan’s significant engagement, which is better demonstrated by her attendance at 99% of the 95 meetings of the Legacy TCF board and committees of which she was a member since she joined the Legacy TCF Board.

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Board Committees, Committee Memberships, and Meetings in 2019

The following table identifies the principal responsibilities, number of meetings held in 2019, and the members for each of the standing Board committees which meet regularly, including those with audit, compensation, and nominating responsibilities.

Messrs. Dahl, Provost, and Torgow are executive officers of TCF and do not currently serve on any of the standing Board Committees.

Committee	Principal Responsibilities	Members (*Chair)
Audit 8 meetings in 2019

•   Oversee relationship with independent auditor

•   Oversee and review financial reporting and disclosure matters

•   Oversee compliance

•   Oversee internal audit function, including supervision and evaluation of the performance of the Chief Audit Executive

Fitterling(1) Grandstrand(4) Mahone Sit(4) Stauffer(1)(2) Sullivan*(4) Tate Wheatlake
Compensation and Pension 9 meetings in 2019

•   Review, recommend, and approve executive compensation, including equity awards

•   Supervise the administration of benefit plans

•   Evaluate and determine the compensation of the Chief Executive Officer

•   Review and approve the compensation of all other executive officers

Fitterling(1) Grandstrand(4) Klein(3) Mahone Opperman(4) Sit(4) Tate Weiss* Wheatlake(3)
Compliance and BSA(5) 3 meetings in 2019

•   Oversee BSA compliance, including reviewing reports on issues, trends, policies, processes, identification of risks, and other matters

•   Oversee TCF’s compliance efforts and programs designed to address relevant laws and regulations

•   Review reports on customer complaint activity

Bell(4) McQuade* Weiss Wise(4)
Corporate Governance and Nominating 3 meetings in 2019	• Review, recommend, and approve Director nominations • Oversee corporate governance matters • Review management succession planning	Bell(4) Fitterling(1)(2) King(4) Klein* Mahone(3) McQuade Opperman(4) Pelizzari(1) Weiss(3) Wheatlake
Finance(6) 2 meetings in 2019

•   Review and approve, and oversee the administration and effectiveness of TCF’s financial risk management policies

•   Oversee stress testing framework developed by management

•   Review and approve stress test results for submission to regulators

•   Review financial strategies

•   Review capital adequacy matters, including capital plans, target capital levels and dividend policy

•   Review certain merger and acquisition activity not reviewed by the Strategic Initiatives Committee

Bell(4) Grandstrand(4) King(4) Klein Mahone McQuade Opperman(4) Sit(4) Sullivan(4) Tate* Weiss Wheatlake Wise(4)

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Committee	Principal Responsibilities	Members (*Chair)
Risk 5 meetings in 2019

•   Oversee TCF’s Enterprise Risk Management Program

•   Oversee and consult with management regarding TCF’s ongoing attention to its risk appetite governance

•   Oversee TCF’s relationships with regulatory agencies

•   Oversee TCF’s risk management function, including an annual evaluation of the performance of the Chief Risk Officer

Bell(4) Fitterling(1) Grandstrand*(4) King(4) Klein Mahone McQuade Opperman(4) Sit(4) Stauffer(1) Sullivan(4) Tate(2) Weiss Wheatlake Wise(4)
Risk Management Subcommittee(6) 1 meeting in 2019

•   Assist the Risk Committee in its oversight of TCF’s risk management programs and processes

•   Delegated authority and responsibilities from the full Risk Committee

•   Report to the full Risk Committee at each Risk Committee meeting

Grandstrand*(4) McQuade Tate Wise(4)
Strategic Initiatives 4 meetings in 2019

•   Review and approve certain large strategic transactions

•   Review and approve transactions where consideration exceeds $750 million

•   Review and approve transactions where TCF securities are used as consideration in excess of $50 million

Fitterling(1) King(4) Klein* Mahone(3) Opperman*(4) Pelizzari(1) Sullivan(4) Weiss Wheatlake
Technology(5) 4 meetings in 2019

•   Oversee TCF’s technology strategy

•   Review TCF’s technology risks and coordinate with management and other Board committees regarding TCF’s oversight of technology risk management and risk assessment guidelines and policies

•   Oversee cyber security risk management

King*(4) Klein McQuade Wise(4)

(1)	Each of James R. Fitterling, Richard M. Lievense, John E. Pelizzari, and Larry D. Stauffer resigned from the Board on the Merger Date.
(2)	Served as Chair until the Merger Date.
(3)	Served on this committee until the Merger Date.
(4)	Each of Peter Bell, Karen L. Grandstrand, Richard H. King, Vance K. Opperman, Roger J. Sit, Julie H. Sullivan, and Theresa M. H. Wise were appointed to the Board on the Merger Date.
(5)	Before the Merger, this Committee was a Bank-level Committee rather than a committee of TCF and, therefore, pre-Merger meetings are not included.
(6)	Established on the Merger Date.

Audit Committee

All members of the Audit Committee are listed above and are independent under the standards outlined below under “Director Independence and Related Person Transactions - How Does the Board Determine Which Directors are Independent?” and under the additional audit committee independence standards under Nasdaq listing rule 5605(c)(2) and Section 36(g) of the Federal Deposit Insurance Act. The Board has determined that Dr. Sullivan and Messrs. Sit and Tate are Audit Committee Financial Experts, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have “banking or related financial expertise” as defined by the FDIC. Our Audit Committee oversees the accounting and financial reporting processes and audits of our consolidated financial statements on behalf of the Board and reports the results of its activities to the Board. The Audit Committee is directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of our independent registered public accounting firm. The Audit Committee also oversees and reviews the performance of our internal audit function. The Audit Committee has the full power and authority to perform the responsibilities of a public company audit committee under applicable law, regulations, Nasdaq listing rules and public company custom and practice. The Audit Committee may establish subcommittees with such powers and authority as specifically determined and delegated by the Audit Committee. The Audit Committee has the authority to engage consultants, advisors and legal counsel at the expense of TCF.

The Audit Committee operates under a formal charter that may be accessed on our website at https://www.tcfbank.com/About-TCF/Corporate-Governance/Audit-Committee-Charter.

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Compensation and Pension Committee

All members of the Compensation and Pension Committee (the ”Compensation Committee”) are listed above and are independent under the standards outlined below under “Director Independence and Related Person Transactions – How Does the Board Determine Which Directors are Independent?” and under the additional compensation committee independence standards under Section 5605(d)(2) of the Nasdaq listing rules. Each member of the Compensation Committee also currently meets the definition of an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “non-employee director” under Rule 16b-3 of the Exchange Act. The Compensation Committee operates under a formal charter that may be accessed on our website at https://www.tcfbank.com/about-tcf/corporate-governance/ compensation-pension-committee-charter.

Our Compensation Committee determines and oversees our executive compensation philosophy, structure, policies and programs, assesses whether our compensation structure establishes appropriate incentives for management and employees, reviews salaries, bonuses and other compensation of all executive officers of TCF and our subsidiaries, administers our share-based compensation plans, and annually reviews our benefit programs, including health and welfare plans, pension, nonqualified deferred compensation and 401(k) savings plans.

The Compensation Committee has full power and authority to perform the responsibilities of a public company compensation committee under applicable law, regulations, Nasdaq listing rules, and public company custom and practice. The Compensation Committee may establish subcommittees and delegate authority and responsibility to subcommittees or any individual member of the Compensation Committee. In addition, under its Charter, the Compensation Committee can delegate to the Chief Executive Officer authority to determine or recommend the amount or form of compensation paid to other executive officers and associates subordinate to the Chief Executive Officer. The Compensation Committee has also delegated to a committee of executive officers the authority to make grants of equity awards to employees that are not otherwise executive officers as defined by Rule 3b-7 of the Exchange Act. The Compensation Committee has the authority to engage consultants, advisors and legal counsel at the expense of TCF.

Scope of Authority

Full authority is delegated from the Board to the Compensation Committee to act on the following matters without Board approval:

•	Review and approve our compensation and benefits policies generally, including reviewing and approving any equity-based compensation;
•	Review and approve the compensation of, and benefits for, the Chief Executive Officer and other executive officers;
•	Perform a risk assessment of incentive compensation plans for the Chief Executive Officer, executive officers, and other appropriate employees of TCF;
•	Determine if any deferral or clawback provisions for the Chief Executive Officer or other executive officers have been triggered and executed as required;
•	Prepare the Compensation Committee Report required by the SEC rules to be included in the proxy statement, review and discuss the Compensation Discussion and Analysis (the “CD&A”) with management, and provide a recommendation to the Board regarding the inclusion of the CD&A in our proxy statement;
•	Periodically review our management succession planning, in consultation with the Chief Executive Officer;
•	Review and approve any employment contracts and severance arrangements for executive officers;
•	Review, recommend and approve our policies pertaining to executive perquisites and other personal benefits;
•	Review, recommend and approve the design of compensaition and benefit plans pertaining to executive officers; and
•	Supervise the administration of all TCF benefit plans, including:
	–	Approval of amendments as needed (except where the amendment requires full Board approval);
	–	Approve stock incentive awards;
	–	Exercise of all other administrative and interpretive authority under the plans; and
	–	Exercise of all other responsibilities as provided in the plans.

Use of Consultants

The Compensation Committee has authority to retain consulting firms for the purpose of evaluating compensation and other compensation-related matters for TCF’s Directors, Chief Executive Officer and other executive officers. The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) to serve as TCF’s independent compensation consultant and provide advice and information, which the Compensation Committee considers when developing the terms of long-term incentive awards, incentive compensation plans, and overall compensation amounts for the executive officers named in the Summary Compensation Table (the “NEOs”). Pay Governance also provided consultation on Merger-related compensation for NEOs and Directors of the combined company.

During 2019, Pay Governance was paid approximately $195,937 for these services. Pay Governance did not provide any other services to TCF other than those provided to the Compensation Committee during 2019. Pay Governance has internal policies regarding conflicts of interest. The Board affirmatively determined that no conflicts of interest have been raised in connection with the services provided by Pay Governance, and that Pay Governance was independent under applicable Nasdaq rules at the time services were provided to the Compensation Committee.

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Process for Determining Director Compensation

The Compensation Committee generally meets in January, April, July, and October, with additional special meetings held as needed. Director compensation is reviewed from time to time on an informal basis by the Compensation Committee. Their recommendations concerning any change in Director compensation are referred to the Board.

Compensation Committee Interlocks and Insider Participation

Current and former Directors Fitterling, Grandstrand, Klein, Mahone, Opperman, Sit, Tate, Weiss, and Wheatlake served on the Compensation Committee in 2019. None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries. The Board has determined that all members of the Compensation Committee were independent for 2019 under standards outlined below and under applicable Nasdaq rules. Certain relationships with Directors are disclosed below under “Director Independence and Related Person Transactions - What Transactions Were Considered Non-Material?”

Corporate Governance and Nominating Committee

All members of the Nominating Committee are listed above and are independent under the standards outlined below under “Director Independence and Related Person Transactions – How Does the Board Determine Which Directors are Independent?”. The Nominating Committee operates under a formal charter that may be accessed on our website at https://www.tcfbank.com/about-tcf/corporate-governance/corporate-governance-nominating-committee-charter.

Our Nominating Committee oversees our corporate governance responsibilities on behalf of the Board and is responsible for the identification and recommendation of individuals qualified to become members of the Board for each vacancy that occurs and for each election of directors at an annual meeting of shareholders of TCF or our subsidiaries. The Nominating Committee has full power and authority to perform the responsibilities of a public company nominating and corporate governance committee under applicable law, regulations, Nasdaq listing rules, and public company custom and practice. The Nominating Committee may establish subcommittees and delegate authority and responsibility to subcommittees or any individual member of the committee. The Nominating Committee has the authority to engage consultants, advisors and legal counsel at the expense of TCF.

Director Independence and Related Person Transactions

How Does the Board Determine Which Directors are Independent?

Nasdaq listing rules require a majority of our Directors and each member of our Audit, Compensation, and Nominating Committees to be independent. Our Board has adopted Categorical Director Independence Standards to help fulfill its obligations under Nasdaq rules to determine whether any Director has a relationship that would interfere with the exercise of the Director’s independent judgment in carrying out the responsibilities of a director, which we refer to as a “material relationship.” The categorical standards provide that a Director shall be deemed not to have a material relationship with the Company if the Director satisfies each of the Director Independence Standards listed below (the term “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home):

•	No Material Employment with the Company. The Director is not, and has not within the past three years been, a team member of TCF, and no Family Member of the Director is, or within the past three years has been, an executive officer of TCF.
•	No Material Direct Compensation from the Company. Neither the Director nor a Family Member of the Director has received more than $120,000 of compensation during any twelve-month period within the three years preceding the determination of independence. In calculating such compensation, the following is excluded: (a) compensation for Board or Board Committee service; (b) compensation paid to a Family Member who is an employee of TCF (other than an Executive Officer); and (c) benefits under a tax-qualified retirement plan or non-discretionary compensation.
•	No Material Relationship Involving TCF in Business Dealings with TCF. Neither the director nor a Family Member is a partner in, or a controlling equity holder (as defined below), or an executive officer of, any organization to which the Company has made, or from which the Company has received, payments for property or services in the current or any of the past three fiscal years that exceeds the lesser of $120,000 or 1% of the other company’s consolidated gross revenues for that year, other than the following: (a) payments arising solely from investments in the company’s securities; or (b) payments under non-discretionary charitable contribution matching programs.
•	No Material Relationship Involving Tax-Exempt or Other Charitable Organizations to which TCF Contributes. Neither the Director nor a Family Member of the Director is currently an executive officer or director of a tax-exempt or other charitable entity to which TCF has made contributions in the current fiscal year or any of the past three fiscal years representing more than the greater of $200,000 or 5% of such organization’s annual consolidated gross revenues.

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•	No Material Affiliation with Our Auditor. (a) The Director is not a current partner of a firm that is TCF’s outside auditor; (b) the Director has no Family Member who is a current partner of a firm that is TCF’s outside auditor; and (c) neither the Director nor a Family Member of the Director was, within the last three years, a partner or employee of a firm that is TCF’s outside auditor and personally worked on TCF’s audit within that time.

What Transactions Were Considered Non-Material?

During 2017 through 2019, TCF was a party to relationships with certain Directors, their related companies, or immediate family members, each of which was determined by the Board not to be material for purposes of Director independence for each Director who served during 2019 and for each Nominee.

Commercial Loans, Consumer Loans, and Retail Banking Accounts

Each of the following transactions and relationships was reviewed by the Board and was determined to not constitute a material relationship for purposes of Director independence:

•	The following Directors have, or had during 2017 through 2019, retail deposit accounts or consumer loans with TCF, all of which are on ordinary retail consumer terms and conditions: Dahl, King, Klein, Mahone, Sit, Tate, Weiss, Wheatlake and Wise.

All commercial loans and leases, and all home mortgages and consumer loans, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to TCF and do not involve more than the normal risk of collectability, nor do they present other unfavorable features. All such loans and leases have been approved by the Board when required by Regulation O.

Related Person Transactions Involving Independent Directors

Mr. King is an executive officer of Thomson Reuters. During 2019, TCF made payments to Thomson Reuters and its related entities in the ordinary course of business totaling $799,398 under standard terms and conditions. Many of these payments are related to products and services first acquired before Mr. King joined the Board. Thomson Reuters’ total revenue for the year ended December 31, 2019 was $5.9 billion. Mr. King’s only interest in these transactions is as an officer of Thomson Reuters. The Board considered these payments in light of the annual revenue of Thomson Reuters and Mr. King’s status as an officer of Thomson Reuters, and affirmatively determined (with Mr. King abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Mr. King, and therefore determined that Mr. King is independent.

Other Business Relationships Involving Independent Directors

Each of the following additional transactions and business relationships was reviewed and was determined by the Board to be not material, either individually or in the aggregate, for purposes of Director independence:

•	Dr. Sullivan is the President of the University of St. Thomas, a non-profit corporation. TCF made payments to the University of St. Thomas totaling $1,739 in 2019 for goods and services under standard terms and conditions. The Board considered these payments and Dr. Sullivan’s status as President of the University of St. Thomas, and affirmatively determined (with Dr. Sullivan abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Dr. Sullivan;
•	Mr. Opperman sits on the board of Thomson Reuters. As discussed above, TCF made payments to Thomson Reuters totaling $799,398 for 2019 in the ordinary course of business. The Board considered these payments in light of the annual revenue of Thomson Reuters and Mr. Opperman’s status as a director of Thomson Reuters, and affirmatively determined (with Mr. Opperman abstaining) that the payments were on ordinary market terms and would not impair the independent judgment of Mr. Opperman;
•	Legacy Chemical Bank entered into an independent contractor agreement, effective July 1, 2018, with Geld Capital, LLC, which is principally owned by one of our former directors, Richard Lievense, who resigned from our Board on the Merger Date. Under the agreement, Geld Capital, LLC provided certain services to Insite Capital, LLC, a subsidiary of TCF, for a fee of $40,000 per calendar quarter (which did not exceed $120,000 in the aggregate for 2019), during the term of the agreement. The agreement terminated and Mr. Lievense ceased providing services on September 30, 2019; and
•	The Board has also reviewed Director ownership of shares of common stock and preferred stock of TCF and affirmatively determined that such ownership does not constitute a material relationship between any of those Directors and TCF for purposes of Director independence because no such Director owns 10% or more of any voting class of outstanding TCF securities.

Which Directors are Independent?

Our Board, in coordination with our Nominating Committee, evaluated the relevant relationships between each Director (and his or her immediate family members and affiliates) and TCF and our subsidiaries and affirmatively determined that all of our Directors/Director nominees are independent, except for Messrs. Dahl, Provost, and Torgow due to their employment with TCF. Specifically, the following 13 of our 16 Directors/Director nominees are independent under Nasdaq listing rules and our categorical standards: Directors Bell, Grandstrand, King, Klein, Mahone, McQuade, Opperman, Sit, Sullivan, Tate, Weiss, Wheatlake, and Wise. All members of the Audit, BSA and Compliance, Compensation, Nominating, Finance, Risk, Strategic Initiatives and Technology Committees and the Risk Management Subcommittee are independent under all applicable rules.

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In addition, Messrs. Fitterling, Pelizzari, and Stauffer resigned from the Board on the Merger Date. In 2019, our Board determined each was independent under Nasdaq listing rules and all applicable rules for service on the Committees on which he served. Mr. Lievense, who also resigned from our Board on the Merger Date, was not considered an independent director under Nasdaq listing rules.

Related Person Transactions

During 2019, TCF engaged in transactions in the ordinary course of business with some of its Directors and executive officers, and entities with which they are associated. As noted above under “What Transactions Were Considered Non-Material?”, all such transactions except as discussed below were made in the ordinary course of business and all loans and leases with Directors, executive officers, and their related entities were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to TCF and did not involve more than the normal risk of collectability or present other unfavorable features.

On May 31, 2019, Legacy Chemical Bank and 28 Associates LLC, a Michigan limited liability company, entered into a lease agreement for the development and lease of a new headquarters building for Chemical Bank (now TCF Bank) in Detroit. 28 Associates is 50% owned by the five adult children of TCF’s Chair, Gary Torgow, through their ownership of a member of 28 Associates, Park Elizabeth Associates LLC. The members of Park Elizabeth Associates are Elie Torgow, Yoni Torgow, Rachel H. Torgow Krakauer, Moshe Torgow, and Jacob Torgow. Mr. Torgow recused himself from all Board deliberations related to this agreement, and none of these adult children are directors, officers or employees of TCF or TCF Bank. The Audit Committee of the Board (of which Mr. Torgow is not a member) also approved this lease agreement. Elie Torgow is also the manager of 28 Associates and owns less than .01% of TCF’s outstanding common stock. The approximate aggregate value of the interest of Mr. Torgow’s children in the development and lease transaction is equal to approximately 50% of the amounts payable to 28 Associates thereunder. The lease agreement provides for a triple net lease by TCF Bank of a proposed office building at the initial rate of $35 per rentable square foot for office space, or approximately $6,977,950 annually, and $50 per rentable square foot for retail space, or approximately $190,050 annually, with two percent annual increases during the initial term. The lease will have a term of 22.5 years and a rent commencement date of January 1, 2022. TCF Bank has four renewal options of 84 months for each renewal option. The leased property will be approximately 421,481 square feet of gross area comprised of (a) a 203,171 square-foot building containing approximately (i) 199,370 square feet of rentable office space and (ii) 3,801 rentable square feet of 1st floor retail space, and (b) a parking garage and related parking facilities, including without limitation, 311 parking spaces. The four renewal terms will be at 95% fair market rental, with two percent annual increases, provided the base rent during each renewal term shall not be less than the immediately preceding lease year before commencement of each renewal term. 28 Associates, which owns the property, will remediate and improve the property and build the office building. TCF Bank will lease the 311 parking spaces within the premises at an estimated monthly cost of $300 per spot, or $1,119,600 annually, provided that up to 60 parking spaces may be subleased back by 28 Associates for the same amount, reducing the net leased parking spaces to 251, or by $216,000 annually. TCF Bank will also retain all parking rental income realized at the property from event parking rental services.

Related Person Transaction Approval Process

By written policy and regulation, loans to Directors, executive officers or their immediate family members are submitted for review to the Board of Directors of TCF Bank as and to the extent required by Regulation O. Transactions with Directors, executive officers or their immediate family members that present a possible conflict of interest under the Code of Ethics are reviewed by the General Counsel and submitted to the Board where appropriate or required under the Code of Ethics. In addition, the Audit Committee reviews and approves any related person transaction (as defined in Item 404 of Regulation S-K) between TCF and Directors, Director nominees, executive officers and their immediate family members or related companies.

The Board and the respective Committees are responsible for reviewing and evaluating any transactions submitted to them and, where appropriate or otherwise required under applicable regulations, for approving, denying, ratifying, or terminating such transactions. The Board, or a Committee of the Board, evaluates these transactions and specifically determines whether or not they serve the best interest of TCF and its shareholders, whether they present a conflict of interest for the affected person, and whether the relationship should be continued or eliminated. Any such action is reflected in the minutes of the Board or the respective Committee.

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Director Compensation

TCF’s compensation of non-employee Directors in 2019, including cash and other non-cash compensation, is shown in the following table. Messrs. Dahl, Provost and Torgow are executive officers of TCF and do not receive any compensation for their service as Directors.

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)		Total ($)
Peter Bell(1)	$66,250	$—	$—		$66,250
James R. Fitterling(2)	$105,000	$80,813	$5,999		$191,812
Karen L. Grandstrand(1)	$69,583	$—	$13,000		$82,583
Richard H. King(1)	$67,917	$—	$1,000		$68,917
Ronald A. Klein	$118,203	$80,813	$12,440		$211,456
Richard M. Lievense(2)	$97,500	$80,813	$4,771	(6)	$183,084
Barbara J. Mahone	$139,245	$80,813	$14,601		$234,659
Barbara L. McQuade	$94,870	$80,813	$10,742		$186,425
Vance K. Opperman(1)	$70,000	$—	$—		$70,000
John E. Pelizzari(2)	$112,500	$80,813	$7,251		$200,564
Roger J. Sit(1)	$67,917	$—	$20,000		$87,917
Larry D. Stauffer(2)	$85,000	$80,813	$6,927		$172,740
Julie H. Sullivan(1)	$67,917	$—	$—		$67,917
Jeffrey L. Tate	$97,786	$80,813	$15,139		$193,738
Arthur A. Weiss	$119,870	$80,813	$6,061		$206,744
Franklin C. Wheatlake	$124,036	$80,813	$12,350		$217,199
Theresa M.H. Wise(1)	$76,917	$—	$—		$76,917
(1)	Legacy TCF Director whose service began on the Merger Date.
(2)	Legacy Chemical Director who resigned on the Merger Date.
(3)	Represents the aggregate dollar amount of all fees earned or paid in cash for services as a Director, including the cash retainer, any committee and/or committee chair fees, Lead Director fee, and meeting fees, including any fees voluntarily deferred.
(4)	Represents the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718 (“ACS 718”). The amounts reported represent the annual equity retainer grants made to each Legacy Chemical Director in 2019 and deferred and invested in stock units representing shares of common stock.
(5)	Includes dividend equivalents paid in 2019 on stock units in the Directors’ Deferred Stock Plan (“DDSP”), as well as community advisory fees paid in 2019 to Legacy Chemical Directors. As permitted by SEC regulation, perquisites that in the aggregate total less than $10,000 are not included. This column also includes matching charitable gift contributions by the TCF Foundation after the Merger Date on behalf of Directors. The material terms regarding the matching charitable gift program are described below under “Material Information Regarding Directors’ Compensation.” The amounts for Messrs. King, Klein, Sit, Tate, Wheatlake, and Mses. Grandstrand, Mahone, and McQuade, reflect $1,000, $10,000, $20,000, $10,000, $10,000, $13,000, $10,000, and $7,445, in contributions, respectively, made in 2019 that were matched by the TCF Foundation in 2019.
(6)	Does not include $120,000 in independent contractor fees paid by TCF Bank to Geld Capital, LLC, which is principally owned by Mr. Lievense, as described in “Director Independence and Related Person Transactions” above.

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Material Information Regarding Directors’ Compensation

Upon completion of the Merger, the Board undertook a review of director compensation in light of the significant increase in our size and the complexity of our business. We engaged Pay Governance to perform a market analysis of director compensation for a financial institution of our size. After reviewing this market analysis, the Compensation Committee recommended to the full Board that to enable us to continue to retain and recruit qualified directors, it was in our best interests to revise the Board compensation program, as follows, which the Board did effective as of August 1, 2019:

•	The annual cash retainer was increased from $50,000 to $100,000.
•	The annual equity retainer was increased from a grant date fair value of $80,813 to a grant date fair value of $100,000, to be paid in the form of time-based restricted stock vesting one year from the grant date.
•	Directors no longer receive additional compensation for service as Lead Director, Committee member or Chair.
•	The Chemical Financial Corporation Directors’ Deferred Stock Plan (DDSP) was terminated effective December 31, 2019, and replaced by the Legacy TCF Directors Deferred Compensation Plan, which permits voluntary deferrals of both cash and equity retainers.
•	Following the Merger, in December 2019, we paid our Directors a “true-up” payment equal to the sum of (a) their 2019 pre-Merger total earned compensation calculated by prorating their expected annual compensation from their relative organization over a seven month period, plus (b) $83,333 representing the new $200,000/year cash and equity compensation total prorated over five months, less (c) the value of any cash and equity paid to such director by their relative organization before the Merger Date. This “true-up” payment was intended to harmonize the timing of compensation which differed at Legacy Chemical and Legacy TCF and to avoid excess payments to either Legacy Chemical or Legacy TCF Directors.

The following terms represent the structure of our Director compensation program:

Name	Effective prior to August 1, 2019		Effective on August 1, 2019
Annual Cash Retainer	$50,000		$100,000
Annual Equity Retainer	$80,813		$100,000
Lead Independent Director Retainer	$30,000		$—
Annual Cash Retainers for Audit Committee Service	$25,000	(1)	$—
	$12,500	(2)
Annual Cash Retainers for ALCO and Risk Management Committee	$20,000	(1)	$—
	$7,500	(2)
Annual Cash Retainers for Compensation and Pension Committee Service	$20,000	(1)	$—
	10,000	(2)
Per Meeting Cash Retainer for BSA Committee Service	$750		$—
Annual Cash Retainers for Service on All Other Board Committees	$15,000	(1)	$—
	7,500	(2)
(1)	Chair
(2)	Member
•	Employee Directors (Messrs. Dahl, Provost, Torgow and formerly Shafer) are not compensated for service as Directors.
•	Effective January 1, 2020, TCF offers the TCF Matching Gift Program to supplement donations made by non-employee Directors to charitable organizations of their choice up to a maximum of $20,000 annually. For 2019, we offered Legacy Chemical Directors only a match of up to $10,000.
•	Stock Ownership Guidelines:
	–	Non-employee Directors are required to own shares of TCF common stock worth an amount equal to five times their cumulative cash and equity retainers.
	–	All shares of TCF common stock owned directly or indirectly by a Director will be considered in determining whether the Stock Ownership Guidelines have been met. Stock options will not be counted toward the Stock Ownership Guidelines.
	–	Directors have until the fifth anniversary of their appointment to the Board to reach the applicable target ownership level.
•	Indemnification rights are provided to Directors under TCF’s Articles of Incorporation and Bylaws, to the fullest extent permitted under the Michigan Business Corporation Act, and through Directors and Officers Insurance maintained by TCF.
•	TCF reimburses Directors for travel and other expenses to attend Board meetings or attend to other Board business as a business expense.

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Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes our compensation programs, our underlying compensation philosophy and the fundamental elements of the compensation paid to our named executive officers, or NEOs, whose 2019 compensation information is provided in the tables following this discussion. In this proxy statement, our “named executive officers” are the individuals who served at any point during the fiscal year as our principal executive officer or our principal financial officer, as well as our three other most highly compensated executive officers in 2019, as set forth in the following table:

Named Executive Officers
Executive	Current Title	Legacy Company and Pre-Merger Title
Craig R. Dahl	President and Chief Executive Officer	Legacy TCF Chairman, President, and Chief Executive Officer
David T. Provost	Executive Vice Chairman	Legacy Chemical President and Chief Executive Officer
Dennis L. Klaeser(1)	Executive Vice President, Chief Financial Officer	Legacy Chemical Executive Vice President, Chief Financial Officer and Treasurer
Gary Torgow	Executive Chairman	Legacy Chemical Executive Chairman
Thomas C. Shafer(2)	Chief Operating Officer of TCF Financial, and President and Chief Operating Officer of TCF Bank	Legacy Chemical Vice Chairman, Legacy Chemical Bank President and Chief Executive Officer
Brian W. Maass(1)(2)	Executive Vice President, Deputy Chief Financial Officer, Treasurer	Legacy TCF Executive Vice President and Chief Financial Officer
(1)	Mr. Klaeser will be leaving TCF in October 2020, at which time Mr. Maass will step into the role of Chief Financial Officer.
(2)	These executives received equity retention awards because they experienced a “Change in Control” (as defined in their employment agreements) due to their change in title following our Merger, and would have been able to terminate their employment, resulting in cash payments and the loss of their valuable expertise. For a detailed description of these retention awards, see the discussion herein under “Compensation Highlights – Equity Retention Awards.”

Our Senior Leadership Structure

Our senior leadership team, comprised of our Executive Chairman, Executive Vice Chairman and President & Chief Executive Officer has successfully developed and is executing on a strategy to position TCF as a leader within the regional banking industry. This strategy includes: establishing an unmatched operating platform, delivering organic growth through the consistent performance of our core businesses, investing in TCF’s strategic growth drivers, and identifying and executing on strategic acquisitions that will enhance the Company’s long-term growth prospects and shareholder value creation. Each of these senior leaders brings a unique skill set and deep industry knowledge that the independent directors of the Board believe are vital to us successfully delivering on this strategy. As elected representatives of shareholders, the independent directors of the Board are committed to achieving a return on this leadership structure by ensuring a strong linkage between pay and performance.

2019 Highlights

2019 was a transformational year for us, with our most significant accomplishment being the announcement and closing of our merger with Legacy TCF (the “Merger”), creating a premier Midwest bank with $47 billion in total assets, top-10 deposit market share in our Midwest markets, and becoming the 28th largest publicly traded bank holding company in the United States based on total assets at December 31, 2019. This partnership will accelerate value creation for our shareholders and deliver full-service solutions for our broader customer base.

The Merger and subsequent integration are possible through the efforts of the leadership team assembled from both banks. This team includes banking industry veterans and executives who have deep acquisition and integration expertise, experience that is critical to the success of the Merger. The complementary skillsets of executives from each company cannot be overstated, particularly given the complementary strengths of the respective organizations.

While the Merger brought together two talented groups of executives, retaining the right talent and creating a cohesive and high-functioning team was a unique challenge and opportunity. This was in part due to the structure of the merger of equals partnership. Both companies were deemed to have experienced a change in control that triggered provisions in contracts of key executives and employees. In order to retain the executives

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needed to make the Merger a success, both companies worked together to develop a structure that we believe will engage and challenge the individuals necessary to make the Merger a success, including each of our NEOs.

To create this structure, we started at the top, with a Board of Directors composed of equal numbers of Legacy Chemical and Legacy TCF directors. We named Craig Dahl, an industry veteran who had demonstrated the ability to grow significant businesses organically at Legacy TCF, as Chief Executive Officer of the combined organization, while also naming David Provost, a talented executive with deep experience in bank mergers and integrations, as Vice Chairman of TCF and Chairman of our bank subsidiary, in order to support a thorough and timely integration process. Through the retention of both Dennis Klaeser, as our current Chief Financial Officer, and Brian Maass, as Mr. Klaeser’s successor, we ensured continuity at the Chief Financial Officer position and retained two leaders with complementary skillsets who are working together to ensure financial goals are realized through integration synergies. Tom Shafer, a banking industry veteran who has been instrumental to both the development of our banking business and integration over the course of our numerous acquisitions, will serve a pivotal role as Chief Operating Officer of TCF and President and Chief Executive Officer of TCF Bank, leveraging his strengths of both integrating merged businesses and supporting continued business development efforts. Continuing to oversee the Board of Directors is Gary Torgow, whose community involvement and strategic experience made the Bank what it is today.

Achieving this structure and retaining and motivating talented executives following a merger is one of the most challenging and important things to do. We believe that we have struck the proper balance to make our integration a success while continuing to focus on our core business. So far this has been an overwhelming success. We were also able to accelerate the Merger, closing two months ahead of schedule on August 1, 2019 (the “Merger Date”), while still making great progress towards a successful integration, as exemplified by:

1)	Being on track for integration activities and programs, including progress toward capturing our announced expense synergies from the Merger;
2)	Sustaining the momentum that each bank had in its core businesses, which was demonstrated by our strong first full quarter for the combined organization. These results included $1.0 billion of held-for-investment loan growth in the fourth quarter, increasing by 2.9% for the quarter, or 11.6% annualized; and
3)	Completing numerous activities to position TCF for the future. This included completing the sale of the Legacy TCF auto finance portfolio, announcing a transaction to divest our Arizona branch operations and focus on core market opportunities, and repositioning the investment securities portfolio to enhance liquidity and improve capital efficiency.

In 2019, we continued our practice of proactively engaging with shareholders to solicit feedback on a variety of subjects, including business, compensation, and governance issues. During the year, TCF management met with or engaged with investors representing over 75% of institutionally owned shares as of December 31, 2019. We value these discussions as they provide thoughtful insight into the topics that are important to our shareholders, and we have put this feedback into action, including amending our agreements with Messrs. Torgow and Provost in response to shareholder feedback as described more fully below.

Overall, our investors have been supportive of the Merger and our strategic vision for the future. In fact, TCF’s total shareholder return between the closing of the Merger on August 1, 2019 and December 31, 2019 ranked #1 among the 14 banks in the 2019 Peer Group and #4 among the 18 banks in the post-Merger 2020 Peer Group, which is now more reflective of our larger asset size.

As we move into 2020, we will be focused on the following strategic priorities:

1)	Delivering on Merger cost savings;
2)	Continuing to grow organically and leveraging the best of both banks;
3)	Maintaining strong risk and credit culture; and
4)	Executing and completing our integration program.

Compensation Highlights

In connection with the Merger, the Compensation and Pension Committee (the “Compensation Committee”) determined that it was important to establish the compensation for, and ensure the retention of, executive officers of the Company following the Merger. Therefore, in January 2019, the Compensation Committee approved the retention agreements to be entered into with Messrs. Torgow and Provost, each to become effective on the Merger Date.

After further review by the Compensation Committee, consideration of shareholder input and to continue our philosophy of best practices in corporate governance, the Compensation Committee determined that it was in the best interests of TCF and shareholders to eliminate Messrs. Provost and Torgow’s right to voluntarily resign without Good Reason after 18 months following the Merger Date and receive full compensation for the remaining contract term. As a result, on March 10, 2020, we entered into amended and restated retention agreements with Messrs Provost and Torgow eliminating the provisions of the retention agreements related to cash severance payments and accelerated equity benefits upon retirement after 18 months following the Merger Date.

During 2019, the Compensation Committee also reviewed the compensation of our other executive officers and entered into new agreements further described below under “Equity Retention Awards” and “New Named Executive Officer Agreements.”

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Below is a summary of 2019 results and key actions taken, which are more fully detailed in the CD&A below:

Merger-Related Adjustments to Our Common Stock Structure

•	Under the Merger Agreement, at the Merger Date, each Legacy TCF common shareholder had the right to receive 0.5081 shares (the “Exchange Ratio”) of our common stock for each share of common stock of Legacy TCF.
•	At the Merger Date, each unvested and outstanding equity award granted under Legacy TCF’s equity plans (a “Legacy TCF Equity Award”) was adjusted so that its holder was entitled to receive, subject to ongoing vesting criteria as enumerated below, a number of shares of our common stock equal to the number of shares of Legacy TCF common stock subject to such Legacy TCF equity award multiplied by the Exchange Ratio. For equity awards of ours and of Legacy TCF that were subject to performance-based vesting, the number of shares of our and of Legacy TCF common stock underlying such awards was calculated and fixed as of the Merger Date assuming achievement of the applicable performance conditions at the greater of the target (100%) level performance and the actual level of achievement of such conditions based on our and Legacy TCF’s performance results through the latest practicable date before the Merger Date, and such awards converted into service-based vesting awards with the applicable vesting date to remain unchanged as the last day of the original performance period.

Annual Incentive Plan and Metrics

•	For 2019, the Compensation Committee established performance metrics under the Chemical Financial Corporation Executive Annual Incentive Plan, which we refer to as our annual incentive plan, including corporate financial metrics (adjusted core net income and adjusted efficiency ratio) and individual performance objectives.
•	Each of our NEOs participated in our annual incentive plan in 2019 (except for Messrs. Dahl and Maass, whose employment began on the Merger Date, and whose cash incentive awards were determined by Legacy TCF’s compensation committee as described below).
•	For 2019, under our annual incentive plan, 80% of each participating NEO’s cash incentive awards were tied to the corporate financial metrics established by the Compensation Committee and were measured through June 30, 2019, the most recently completed quarter before the Merger Date, and were earned at 139.1% of target based on our performance through that date.
•	The remaining 20% of the cash incentive awards were based on individual performance objectives and were determined based on the Compensation Committee’s qualitative assessment of each participating NEO’s performance relative to their individual goals for the year and were earned at 150% of target.
•	Messrs. Dahl and Maass were awarded a cash incentive award for 2019 under Legacy TCF’s 2019 Management Incentive Plan (the “MIP”), based on Legacy TCF’s 2019 net income.In connection with the Merger, Legacy TCF’s net income was calculated on a monthly basis through June 30, 2019, the last month practicable before the Merger Date, resulting in the maximum payout of 200% of target, as determined by the Legacy TCF compensation committee, or 200% and 150% of base salary earned for 2019 for Messrs. Dahl and Maass, respectively.

Annual Long-Term Equity Incentive Awards

•	In February 2019, we granted annual long-term equity incentive awards to our NEOs (except for Messrs. Dahl and Maass, whose employment began on the Merger Date) under the Chemical Financial Corporation Stock Incentive Plan of 2017 (the “2017 Stock Plan”). These awards consisted of a mix of 60% performance-based restricted stock units, or PRSUs, and 40% time-based restricted stock units, or TRSUs, as set forth in the table below. The TRSUs vest in 20% annual increments over a period of five years. The performance metrics underlying the PRSUs were aggregate earnings per share and relative total shareholder return compared to our peer group over a three-year performance period, vesting on the last day of the performance period.
•	Because the Merger resulted in a change in control of the Company, under the terms of all outstanding PRSUs, performance metrics were measured as of the latest practicable date before the Merger Date (which the Compensation Committee determined was the most recently completed calendar quarter before the Merger), and the number of PRSUs was fixed at the greater of the target (100%) performance level or actual performance, which we refer to as the “earned PRSUs,” and such earned PRSUs are now subject only to time-based vesting requirements based on the NEO’s continued service through the applicable performance period. For PRSUs granted in 2017, our adjusted diluted earnings per share was $3.53 and our relative total shareholder return measured from January 2017 to June 30, 2019 was in the 16th percentile compared to the KBW Nasdaq Regional Banking Index, each of which was below target performance. For PRSUs granted in 2018, our aggregate earnings per share was $5.95, which was above maximum performance and weighted at 75% of the payout calculation, and our relative total shareholder return measured from January 2018 to June 30, 2019 on a relative basis was in the 8th percentile compared to the KBW Nasdaq Regional Banking Index, which was below target performance and weighted at 25% of the payout calculation. For PRSUs granted in 2019, our aggregate earnings per share was $2.03, which was above maximum performance and weighted at 75% of the payout calculation, and our relative total shareholder return measured from January 2019 to June 30, 2019 on a relative basis was in the 20th percentile compared to the KBW Nasdaq Regional Banking Index, which was below target performance and weighted at 25% of the payout calculation. Consequently, the PRSUs granted in 2017, 2018 and 2019 were converted into earned PRSUs at rates equal to 100%, 112.5% and 100% of the target number of shares, respectively, and vest(ed) on December 31, 2019, 2020 and 2021, subject to the NEO’s continued service through the end of the applicable performance period.

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•	In each of 2017, 2018, and 2019, Messrs. Dahl and Maass were each granted equity incentive awards by Legacy TCF under Legacy TCF’s 2015 Omnibus Incentive Plan, consisting of time-based restricted stock and PRSUs based on Legacy TCF’s three-year total shareholder return compared to its peer group for that year. Under the Merger Agreement, performance metrics were measured on all Legacy TCF PRSUs outstanding on the Merger Date and the number of earned PRSUs, which remain subject to time-based vesting requirements was fixed at the greater of the target (100%) performance level or actual performance measured through the latest practicable date before the Merger Date, subject to time-based vesting requirements, and assumed by us in the Merger (as adjusted for the Exchange Ratio). Legacy TCF total shareholder return through July 15, 2019 since January 1, 2017, 2018, and 2019, was 11.68%, 4.81% and 7.48%, respectively, ranking 4th of 21, 3rd of 21 and 13th of 20 among the 2017, 2018 and 2019 peer groups, respectively, and resulting in PRSUs granted in 2017 and 2018 converting into earned PRSUs at 150% of the target number of shares and PRSUs granted in 2019 being converted into earned PRSUs at 100% of the target number of shares. Since vesting was not accelerated, earned PRSUs granted by Legacy TCF in 2017, 2018 and 2019 will vest on December 31, 2019, 2020, and 2021, respectively, subject to the NEO’s continued service through the end of the applicable performance period.

	Approximate Grant Date Fair Value
	2019 Annual LTI
Executive	PRSUs(1)	TRSUs		2019 Total LTI
Craig R. Dahl(2)	—	—		—
David T. Provost	$1,140,000	$760,000	(3)	$1,900,000
Dennis L. Klaeser	$360,000	$240,000		$600,000
Gary Torgow	$1,140,000	$760,000	(3)	$1,900,000
Thomas C. Shafer	$570,000	$380,000		$950,000
Brian W. Maass(2)	—	—		—
(1)	Amount shown is the target amount of the 2019 Annual LTI award.
(2)	Messrs. Dahl and Maass did not receive any long-term equity incentive grants from the Company in 2019 due to their employment beginning on the Merger Date. Messrs. Dahl and Maass each received long-term equity awards from Legacy TCF that were subsequently converted to TRSUs of the Company with a grant date fair value of $1,839,840 for Mr. Dahl and $546,212 for Mr. Maass. Mr. Maass also received a long-term equity retention award with a grant date fair value of $2,500,011. See the discussion under “TCF and Legacy TCF Combined 2019 Total Compensation” in this CD&A.
(3)	In February 2019, the Compensation Committee determined that to more closely align the interests of Messrs. Provost and Torgow with those of our shareholders, it would exercise its discretion under the annual incentive plan not to award a cash incentive payment for 2018 to either Messrs. Provost or Torgow. At that time, the Compensation Committee awarded each of Messrs. Provost and Torgow TRSUs under the 2017 Stock Plan with a grant date fair value equal to approximately $950,000, which approximated the target amount each executive would have been eligible to receive in 2018 under the annual incentive plan. This award of TRSUs is not included in this table, as it was not part of our 2019 Annual LTI award.

Equity Retention Awards

We believe that retaining our key leadership and talent is critical to our successful integration and to supporting our future growth. Because the Merger was a merger of equals, certain of our NEOs, including Messrs. Shafer and Maass, experienced a change in control event under their employment or change in control agreements, and would have been able to terminate their employment for “Good Reason”, which would have resulted in cash severance payments to Messrs. Shafer and Maass and the loss of their valuable expertise and services.

The Compensation Committee determined that it was important not to incentivize key talent to leave based on payments that certain executives were entitled to receive if they voluntarily elected to terminate their employment following the Merger. Separately, the Compensation Committee adopted an executive retention strategy to incentivize leaders to remain with the Company and focus on working toward a successful integration and implementation of our key strategic initiatives following the Merger. As part of this retention strategy, the Compensation Committee granted an equity retention award with a grant date fair value of $4,184,583 to Mr. Shafer which was determined by: (i) calculating his potential cash severance payment related to the Merger under his employment agreement, (ii) increasing that amount by 25%, and (iii) awarding him TRSUs in that amount, with 50% vesting based on his continued service through the first anniversary of the Merger Date, and 50% vesting based on his continued service through the second anniversary of the Merger Date. Mr. Shafer also executed a new employment agreement which excludes his right to receive a severance payment with respect to the Merger or if he otherwise experiences a qualifying termination (as discussed below under “New Named Executive Officer Agreements”) within two years of the Merger Date. Similarly, in connection with Mr. Maass’ salary increase after being named our future Chief Financial Officer effective October 1, 2020, Mr. Maass was also granted an equity retention award of TRSUs with a grant date fair value of $2,500,011 that will vest equally in 2020 and 2021, subject to his continued service through the vesting date. Mr. Maass also executed a new employment agreement on December 13, 2019 which excludes his right to terminate his employment and receive a change in control-related severance payment with respect to the Merger.

Messrs. Dahl, Torgow, Provost and Klaeser did not receive equity retention awards.

New Named Executive Officer Agreements

In 2019, we entered into new employment agreements, letter agreements or retention agreements with each of our NEOs with terms that we believe are in the best interests of the Company and our shareholders. Despite doubling in size following our Merger and increases in responsibility and complexity, our executive compensation has remained largely unchanged. In attracting and retaining a talented executive team, we believe we have positioned TCF to successfully execute our growth strategy and vision.

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•	On January 27, 2019, in connection with the Merger, we entered into retention agreements with Messrs. Provost and Torgow, which became effective on the Merger Date and replaced their prior employment agreements. These retention agreements provide, among other things, that Mr. Provost will serve as Executive Vice Chair of the Board of the Company and Chair of the Board of TCF Bank, and Mr. Torgow will serve as the Executive Chair of the Board of the Company, each of their base salaries were left unchanged at $950,000, and each executive will receive certain severance payments and benefits in the event either executive (i) experiences a “Termination Without Cause” (as defined in each retention agreement), (ii) terminates his employment for “Good Reason” (as defined in each retention agreement), or (iii) terminates his employment without Good Reason at least 18 months following the Merger Date (as set forth below, this last provision was eliminated in March 2020).
In March 2020, the Compensation Committee determined that it was in the best interests of the Company and shareholders to eliminate the right of Messrs. Provost and Torgow to voluntarily resign without Good Reason after 18 months following the Merger Date and receive full compensation for the remaining contract term. As a result, on March 10, 2020, we entered into amended and restated retention agreements with them eliminating the provisions of the retention agreements related to cash severance payments and accelerated equity benefits upon retirement after 18 months following the Merger Date.
•	On July 31, 2019, we entered into a new employment agreement with Mr. Shafer that replaced his prior employment agreement. Under his new employment agreement, in the event of a termination by TCF without “Cause,” or by Mr. Shafer with “Good Reason” (each as defined in his new employment agreement and each a “qualifying termination”), he is entitled to receive certain severance payments and benefits; except that, he will not be entitled to such severance payments if he experiences a qualifying termination within two years of the Merger Date. If Mr. Shafer experiences an otherwise qualifying termination within two years following a “Change in Control” (as defined in his new employment agreement, and excluding the Merger), or within six months before the date of a Change in Control, we will pay him certain severance payments and benefits. Mr. Shafer’s employment agreement provides he will serve as Chief Operating Officer of TCF Financial, and President and Chief Operating Officer of TCF Bank, and left unchanged his base salary of $950,000.
•	On November 6, 2019, we amended and restated our agreement with Mr. Dahl to align certain terms related to termination benefits with those of other executive officers of the Company. Mr. Dahl’s agreement provides that he will serve as President and Chief Executive Officer of the Company and as Chief Executive Officer of TCF Bank, and left unchanged his base salary of $1,050,000.
•	On December 13, 2019, we entered into a letter agreement with Mr. Klaeser that supplements his current employment agreement dated as of July 1, 2018, and provides that Mr. Klaeser will remain employed by TCF as TCF’s Chief Financial Officer through October 1, 2020, at which time (unless his employment is earlier terminated for cause or due to death or disability), he will incur a “Termination Without Cause” (as defined in his employment agreement) and he will be entitled to receive his “Change in Control Severance Pay” (as defined in and previously provided for in his employment agreement). Under the letter agreement, Mr. Klaeser will also receive equity grants in 2020 at a level not less than the target levels set forth in his employment agreement, and his outstanding equity awards will vest on October 1, 2020. In addition, Mr. Klaeser will receive a pro rata bonus for 2020.
•	On December 13, 2019, in connection with the retention of Mr. Maass, and his appointment as Chief Financial Officer to be effective on October 1, 2020, we entered into an employment agreement with Mr. Maass that replaced his prior change in control agreement with Legacy TCF. Under the employment agreement, he receives an annual base salary of $575,000 effective as of December 13, 2019, subject to annual review and adjustment, and is entitled to participate in our equity-based compensation programs and annual incentive programs. Under his new employment agreement, in the event of a termination by TCF without “Cause,” or by Mr. Maass with “Good Reason” (each as defined in his employment agreement), he is entitled to receive certain severance payments and benefits.

These agreements with our NEOs are described in more detail below under “Employment, Retention and Equity Award Agreements” and “Grants of Plan-Based Awards Table.” As noted above, each of these agreements includes certain severance payments upon termination of employment, and our employment agreements with Messrs. Dahl, Klaeser, Shafer and Maass include “double trigger” severance benefits in connection with a change in control of the Company if we terminate the officer’s employment without cause or the executive terminates his employment for good reason in connection with a change in control. For a detailed description of the severance and change in control benefits applicable to our NEOs, see the discussion below under “Potential Payments Upon Termination or Change in Control.”

Overview of Our Executive Compensation Program

Our executive compensation program is aligned with our growth-oriented business strategy and is designed to drive short- and medium-term performance results as well as long-term, shareholder value creation. We provide pay packages to our executives that are intended to compensate fairly, attract the best leaders to the Company, and engage and motivate them to deliver strong results.

The Compensation Committee considers peer group market data and the advice of its independent consultant when establishing compensation packages for executives or making decisions related to incentive plan design. We seek to create an appropriate mix of cash and non-cash compensation, short and long-term incentives, and fixed and at-risk compensation to balance internal priorities with shareholder expectations, short-term

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results with long-term vision and stability with innovation. The Compensation Committee believes that performance expectations should be clearly articulated and directly tied to compensation outcomes. Our executive pay program consists of a number of practices explicitly designed to promote good governance and is comprised of three major elements: base salary, annual cash incentive awards, and long-term equity incentive awards. For a detailed description of these elements and the objectives of each element, see the discussion below under “Compensation of Named Executive Officers”.

Compensation Program Governance

WHAT WE DO	WHAT WE DON’T DO
We tie the majority of our NEO compensation to performance	Our incentive programs do not encourage excessive risk taking
Our change-in-control provisions require a double-trigger	We prohibit hedging or pledging of our securities by our executives
We maintain strong stock ownership guidelines of 5x salary for our Chief Executive Officer, and 3x salary for our other NEOs	Our equity plan does not allow repricing of underwater options without shareholder approval
We have appropriate caps on incentive plan payouts	We do not provide excise tax gross-ups
Our Compensation Committee is comprised entirely of independent directors
Our Compensation Committee engages an independent consultant
Our Compensation Committee regularly meets in executive session without management present
We perform an annual risk assessment of our compensation program

Objectives and Philosophy

Our philosophy on executive compensation is to align the interests of our executive management with the interests of our shareholders and to ensure that the total compensation paid to our executive officers is reasonable, motivating and competitive. We also recognize the need to differentiate compensation by individual, reflecting on his or her role, experience, performance, and expected contributions.

Guiding Principles
Align Executive Compensation with Shareholder Value Creation	Within our overall compensation strategy, we use equity-based compensation to align the financial interests and objectives of our NEOs with those of our shareholders. In addition, our annual and long-term incentive goals and payouts are designed so that target and above-target compensation levels are achieved only when our financial and relative market performance indicate that intrinsic value has been created.
Attract, Retain and Motivate High-Performing Executive Talent	We operate in a competitive employment environment and our employees, led by our NEOs, are essential to our success. The compensation of our NEOs, while designed to be competitive within the marketplace for similar positions with bank holding companies of comparable size, is also designed to motivate the NEOs to achieve high performance for the Company. We believe that our high-performing executives should receive compensation that reflects their value to our organization and retains them in our service.
Link Pay to Performance	Our compensation program is designed to provide a strong correlation between the performance of the NEOs and the compensation the NEOs receive. We accomplish this by including compensation elements that are designed to reward our NEOs based on our overall performance and the executives’ achievement of the performance priorities established by the Compensation Committee.
Manage Risk	We employ features to mitigate against our executives taking excessive risk in order to maximize payouts, including varied and balanced performance targets, discretionary authority of the Compensation Committee to reduce award pay-outs, maximum caps on annual incentive payments, and an incentive compensation recoupment, or “clawback” policy.

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2019 Say-on-Pay Vote Results

At our 2019 annual meeting of shareholders, approximately 96% of the votes cast on the Say-on-Pay proposal were in favor of approving the resolution. The Compensation Committee considers the results of this advisory resolution when evaluating and establishing our executive compensation programs. The Compensation Committee believes that these voting results reflect strong confidence in our board to exercise good judgment in structuring a thoughtful executive compensation program that benefits our shareholders. The Compensation Committee intends to continuously improve our executive compensation arrangements and programs to meet evolving business conditions, address retention concerns and ensure consistent alignment with shareholder interests.

Compensation Decision-Making Process

Role of the Compensation Committee

The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to executive compensation and in fulfilling its responsibilities relating to our compensation and benefit programs and policies. Under the Compensation Committee Charter, the Compensation Committee is responsible for reviewing and approving total compensation, including base salary, bonus, annual cash incentive awards, long-term incentive awards, benefits and other compensation of our Chief Executive Officer and all other executive officers of the Company. The Compensation Committee is also responsible for, among other things:

•	Annually reviewing and approving the corporate and individual goals and objectives relevant in setting the compensation of our Chief Executive Officer;
•	Annually reviewing and approving the compensation of our other executive officers;
•	Reviewing, recommending and approving the design of retirement, stock incentive, cash incentive, welfare and other compensation and benefit plans and administering such plans as approved by the board, subject to the provisions of each plan; and
•	Reviewing, recommending and approving employment agreements and other arrangements for executive officers.

The Compensation Committee currently consists of six directors, all of whom are independent under Nasdaq listing rules.

Role of Leadership

The Compensation Committee calls upon our executive leadership team from time to time to support the Compensation Committee in the fulfillment of its duties. Executive leadership provides recommendations related to a number of matters that are subject to the Compensation Committee’s review and approval, including the compensation of executive officers other than the Chief Executive Officer, the design of our incentive plans and the financial goals on which these incentive plans are based. The Compensation Committee retains absolute discretion in determining whether to approve recommendations made by our executive leadership.

Role of Compensation Consultants

Since November 2018, the Compensation Committee has retained Pay Governance LLC (“Pay Governance”) to serve as independent compensation consultant. In its role, Pay Governance has consulted with the Compensation Committee and has provided information on peer group selection, market analysis for executive compensation, and has reviewed our incentive plans. Pay Governance also consulted with the Compensation Committee on post-Merger compensation for NEOs and Directors of the combined company. Representatives of Pay Governance attend Compensation Committee meetings and communicate with the Chair of the Compensation Committee between meetings as necessary. The Compensation Committee makes all final decisions with respect to compensation matters. Pay Governance has been and will only be engaged for compensation-related services performed for the Compensation Committee.

The Compensation Committee conducted a review of its relationships with Pay Governance and determined that their work did not create any conflicts of interest. The Compensation Committee also determined that Pay Governance is independent under the criteria included in Nasdaq listing standards.

During 2019, the Compensation Committee used compensation analyses prepared by Pay Governance in determining NEO compensation before and after our Merger, which analyzed each element of compensation, as well as total compensation and included comparisons to peer data to assist with determining whether the objectives of our executive compensation program are being met. The Compensation Committee reviewed the analyses to ensure that the compensation of each NEO was sufficiently tied to our financial performance, and made adjustments to compensation as it deemed appropriate. In light of the Merger, the Compensation Committee also reviewed outstanding equity and change in control severance payments that each NEO would receive in the event of various termination and change in control scenarios to determine retention bonuses.

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Compensation Risk Assessment

The Compensation Committee annually evaluates our compensation programs to assess whether our programs, by design or administrative process, would facilitate or encourage excessive risk-taking by executives or other employees. In 2019, following the Merger, the Compensation Committee reviewed materials regarding both our and Legacy TCF compensation programs, including a report of our incentive compensation risk officer, and concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company. With respect to our executive compensation programs specifically, the Compensation Committee based its conclusion, in part, on the fact that our programs contain the following design elements:

•	the amounts that may be earned under annual and long-term incentive awards are capped, which diminishes the potential reward of excessive risk taking;
•	financial metrics for incentive awards are aligned with our financial goals and strategic plan and are both challenging and reasonable, which motivates our executives to take appropriate actions, rather than risky or excessive ones, to achieve those goals; and
•	stock ownership guidelines require executives to have significant “skin-in-the-game,” creating a disincentive for imprudent decision-making.

In addition to the above considerations, best practices we employ to mitigate executive compensation risk include: a policy prohibiting the hedging and pledging of stock by executives and directors, multi-year vesting of equity awards, and double-trigger change of control arrangements.

Competitive Market Analysis

Our Compensation Committee compares our executive compensation levels and programs to a group of like peer companies. The Compensation Committee reviews peer group market data and practices at least annually, and evaluates it as one important reference point when making decisions. The Compensation Committee meets at least once annually in executive session to review market assessments provided by its independent consultant for certain executives, including NEOs.

2019 Peer Group

Each year the Compensation Committee works with our independent compensation consultant to review compensation for executive positions within a designated peer group of companies to ensure the overall appropriateness and competitiveness of our compensation levels and programs. The Compensation Committee generally does not, however, set compensation components to meet specific benchmarks as compared to a peer group, such as targeting salaries at a specific percentile or range with respect to our peer group.

From January 1, 2019 through the Merger Date, our Peer Group consisted of the following 16 companies:

2019 Legacy Chemical Peer Group
• BancorpSouth, Inc.	• IBERIABANK Corporation	• Trustmark Corporation
• BankUnited, Inc.	• MB Financial, Inc.	• UMB Financial Corporation
• F.N.B. Corporation	• Old National Bancorp	• United Bankshares, Inc.
• Flagstar Bancorp, Inc.	• TCF Financial Corporation	• Valley National Bancorp
• Fulton Financial Corporation	• Texas Capital Bancshares, Inc.
• Hancock Holding Company	• TFS Financial Corp

In connection with the Merger, the Compensation Committee engaged Pay Governance to review our peer group and recommend a new peer group to account for changes in size and other aspects of the organization following the Merger. Our 2020 peer group was developed from a group of publicly traded financial institutions with assets between approximately 0.4 and 2.5 times that of TCF following the Merger. These companies were compared against TCF based on key metrics including assets, market capitalization, revenue, balance sheet composition, branch and employee profile, and other financial metrics. Each peer received a score for each metric based upon numerical criteria, the highest scoring companies that most closely resemble TCF on the evaluation criteria were selected to determine the final peer group.

2020 Peer Group

Based on the application of the process described above, following the Merger we adopted the following 2020 Peer Group:

2020 Peer Group
• Associated Banc-Corp	• First Citizens BancShares, Inc.	• M&T Bank Corporation
• BankUnited, Inc.	• First Horizon National Corporation	• People’s United Financial, Inc.
• CIT Group Inc.	• First Republic Bank	• Regions Financial Corporation
• Comerica Incorporated	• Huntington Bancshares Incorporated	• Synovus Financial Corp.
• East West Bancorp, Inc.	• IBERIABANK Corporation	• Valley National Bancorp
• F.N.B. Corporation	• Keycorp	• Zions Bancorporation, N. A.

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Our total assets as of December 31, 2019 were slightly below the median of the 2020 Peer Group while our total revenue in the fourth quarter of 2019 (annualized) was above the median of the 2020 Peer Group, as shown below. Total assets for the 2020 Peer Group ranged from $31.7 billion to $145.0 billion while total revenue ranged from $0.9 billion to $6.5 billion.

Source: S&P Global Market Intelligence

Compensation of Named Executive Officers

The compensation of our NEOs primarily consists of base salary, annual cash incentives and long-term equity awards. The amount and mix of these elements are individually calibrated to each executive based on his or her level of responsibility and expected impact on our results. Executives also participate in our retirement plans, and may receive discretionary awards to recognize extraordinary performance as approved by the Compensation Committee. Each component of compensation is intended to accomplish one or more of the compensation objectives discussed below.

Compensation Component	Objective	Determination
Base Salary	Provide a measure of income stability competitive with organizations of comparable size and complexity to allow executives to focus on the execution of our strategic goals and to attract and retain highly qualified NEOs.	The Compensation Committee reviews base salary market practices at least annually through the use of a peer group comparative analysis and an analysis prepared by its compensation consultant. The Compensation Committee reviews the base salaries of the NEOs individually and uses a variety of peer data in determining salary levels.
Annual Cash Incentive Awards	Designed to (i) encourage, recognize and reward achievement of annual corporate financial metrics and individual performance objectives, (ii) reward NEOs for shareholder value creation, and (iii) align NEO and shareholder interests.	Annual cash incentive awards are contingent upon TCF and/or individuals achieving predetermined performance metrics. The performance metrics are based on one or more performance criteria chosen by the Compensation Committee from a list of measures set forth in the annual incentive plan.
Long-Term Equity Incentive Awards	Designed to reward NEOs for shareholder value creation, to align NEO and shareholder interests, and to retain and motivate talented NEOs. Long-term incentives are equity-based and are provided under shareholder-approved plans that permit us to grant a variety of equity-based awards, including restricted stock, restricted stock units, and stock options.	Long-term incentives are generally determined using a formula- based approach further described below under “Compensation of Named Executive Officers – NEO Pay Determinations – 2019 Long-Term Equity Compensation.” The size, form and performance criteria, if any, of long-term incentive awards are determined by the Compensation Committee based on a number of factors, including its evaluation of market practice, base salary, length of service, responsibilities of the NEO, ownership of TCF common stock and the quantity, amount, and vesting schedule of previous grants.

NEO Pay Determinations

In overseeing executive compensation, the Compensation Committee seeks to construct a compensation structure that will attract and retain highly qualified executives by providing compensation that is competitive relative to those companies with which we compete for executive talent. The Compensation Committee also believes strongly in linking compensation paid to each NEO to performance.

In determining compensation, the Compensation Committee considers a number of factors, including, among others, overall performance in the areas of scope of responsibility, management and communication skills, department objectives, leadership qualities, innovation and creative abilities, risk controls and difficulties encountered in achieving results, as well as specified corporate financial metrics. The Compensation Committee uses competitive market data as a reference point when setting each component of compensation and target compensation levels, but ultimately uses its own business judgment and expertise to determine the appropriate components and levels of compensation for our executive officers, including the NEOs. After evaluating these factors and taking the Chief Executive

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Officer’s recommendations into consideration, the Compensation Committee establishes base salary levels, annual cash incentive opportunities and long-term incentive awards for each NEO other than the Chief Executive Officer. A similar process is followed by the Compensation Committee in determining the Chief Executive Officer’s compensation.

Base Salary

The Compensation Committee generally attempts to set base salaries at levels which it believes are appropriate to attract and retain highly qualified executives using data provided by its compensation consultant and other sources, as appropriate. In 2019, we entered into new employment agreements, letter agreements, or retention agreements with each of our NEOs. Each of these employment agreements or retention agreements, as applicable, set the executive’s base salary, subject to annual review by the Compensation Committee (other than Mr. Klaeser, whose base salary remained unchanged). When determining the base salaries under each executive’s new employment agreement or retention agreement, as applicable, the Compensation Committee also considered a variety of factors for each executive, including:

•	individual performance, skills and achievements;
•	level of experience and corresponding current compensation, if applicable; and
•	ability to contribute to our performance.

2019 Annual Cash Incentive Plan

We provide an annual cash-based incentive plan in which our executive officers participate because we believe it is a critical tool for:

•	holding executive leadership accountable for the financial results of the organization;
•	rewarding and reinforcing the behaviors and achievements that produce positive financial results; and
•	hiring and retaining the best executive talent in the banking industry.

Under our annual incentive plan, each year the Compensation Committee selects eligible executives who will participate in the annual incentive plan and sets the amount of each participant’s threshold, target and maximum award that can be awarded under the annual incentive plan, determined as a percentage of the participant’s base salary. The Compensation Committee also establishes one or more performance measures and a formula to determine the amount of the award that will be earned at different levels of achievement of the performance measures. For 2019, the Compensation Committee set the potential incentive payment, expressed as a percentage of base salary, as follows (except in the case of Messrs. Dahl and Maass, whose opportunities were set and approved by the Legacy TCF compensation committee and assumed by us as a condition of the Merger).

Name	Salary	Threshold (% of salary)	Threshold Incentive Payment ($)	Target (% of salary)	Target Incentive Payment ($)	Maximum (% of salary)	Maximum Incentive Payment ($)
Craig R. Dahl(1)	$1,019,615	50%	$509,808	100%	$1,019,615	200%	$2,039,230
David T. Provost(2)	$950,000	50%	$475,000	100%	$950,000	150%	$1,425,000
Dennis L. Klaeser(2)	$750,000	40%	$300,000	80%	$600,000	120%	$900,000
Gary Torgow(2)	$950,000	50%	$475,000	100%	$950,000	150%	$1,425,000
Thomas C. Shafer(2)	$950,000	50%	$475,000	100%	$950,000	150%	$1,425,000
Brian W. Maass(1)	$482,885	37.5%	$181,082	75%	$362,164	150%	$724,328

(1)	Represents Form W-2 wages paid by Legacy TCF prior to the Merger Date and then by TCF following the Merger, Messrs. Dahl and Maass began their employment on August 1, 2019 and did not participate in our annual incentive plan for 2019. Each of their cash incentive payments was awarded by Legacy TCF pursuant to Legacy TCF’s 2019 MIP and is described below.
(2)	Potential incentive payments are based on the executive’s December 31, 2019 base salary, as the Compensation Committee determined that each executive would receive the benefit, on a relative basis, for increases in base salary that occurred after the potential incentive payments were determined in February 2019.

2019 Performance Metrics

Annual Incentive Plan Metrics

Under the annual incentive plan, the Compensation Committee is responsible for establishing the corporate and individual performance measures that, when compared to actual results, determine the amount of payout that is earned with respect to the annual incentive plan. In setting these goals, the Compensation Committee considers a number of factors, including our annual budget, our short- and long-term business strategy, investor performance expectations, and guidance provided by our executive leadership team. In the first quarter of 2019, the Compensation Committee determined that the performance measures under the annual incentive plan for each NEO (except for Messrs. Dahl and Maass, whose employment began on the Merger Date and who participated in Legacy TCF’s 2019 MIP) would consist of corporate financial metrics weighted at 80% and individual performance metrics weighted at 20%.

The 2019 corporate financial metrics, weighted at 80%, were (a) adjusted core net income (weighted at 80% of the corporate metrics), and (b) adjusted efficiency ratio (weighted at 20% of corporate metrics). The Compensation Committee believes these metrics reflect the most reliable, comprehensive financial indicators of our performance relative to our key 2019 strategic priorities of increasing profitable loan growth and improving our operating efficiency. The corporate financial metrics were set at levels representing growth and improvement over 2018, and generally corresponded to our budgeted financial plan.

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The Compensation Committee established threshold, target and maximum performance goals for each of the two corporate financial metrics for 2019, with threshold representing the minimum level of performance for which the executive officer would earn a payment. For performance below the threshold level for one of the corporate financial metrics, the executive officer would not earn a payment for that metric; however, each metric is independently evaluated for purposes of determining payments. Maximum represents the level of performance required to achieve the maximum payment on each of the metrics. If performance exceeds the maximum level for any corporate or individual performance metric, the executive officer will not earn a further incentive above the maximum incentive for such metric. Actual performance between threshold, target and maximum performance levels is interpolated linearly to determine the exact level of achievement, as shown below:

In connection with the Merger, the 2019 corporate financial metrics, weighted at 80%, were determined as of the most recently completed quarter before the Merger. A 12-month target goal was established at the beginning of 2019. In anticipation of the Merger being completed mid-year, the Compensation Committee assessed quarterly targets due to seasonal volatility during the year and set a 6-month target as of June 30, 2019 in light of the first and second quarter targets (as opposed to taking a pro-rata portion of an annual target). The remaining 20% of each NEO’s possible payout under the annual incentive plan (excluding Messrs. Dahl and Maass) related to individual performance metrics and was evaluated at year-end. The individual performance objectives that the Compensation Committee considered were based on non-formulaic objectives, such as the implementation of actions to achieve revenue growth and profitability, managing the integration process, improving practices related to risk management, engaging in leadership development, and continuing to build the TCF brand and culture.

Legacy TCF MIP Metrics

Messrs. Dahl and Maass did not participate in our annual incentive plan, but were awarded a cash incentive award for 2019 by Legacy TCF under Legacy TCF’s 2019 MIP, the amount of which was based on Legacy TCF’s net income achievement relative to incentive plan goals. Legacy TCF’s compensation committee determined that net income was the most appropriate metric due to operational and strategic uncertainties created by the potential Merger. Pursuant to the 2019 MIP, Legacy TCF net income was calculated on a monthly basis through June 30, 2019, the last month practicable before the Merger Date, and compared to monthly targets set by Legacy TCF’s compensation committee in January 2019. Because Legacy TCF experienced seasonally variable income during the year, financial targets were set by month rather than simply taking a pro-rata portion of an annual target. Based on these monthly targets, for the period ended June 30, 2019, the target achievement was $161.3 million, with the threshold and maximum amounts being $155.7 million (96.5% of target) and $166.9 million (103.5% of target), respectively. Through June 30, 2019, Legacy TCF’s net income was $171.4 million (excluding $10.4 million of Merger-related expenses) or 106.2% of target. As a result, Messrs. Dahl and Maass received awards of 200% and 150% of salary earned for 2019, respectively.

2019 Annual Incentive Payments

Our 2019 annual incentive plan, in which each of our NEOs with the exception of Messrs. Dahl and Maass participated, included corporate performance metrics of adjusted core net income and adjusted efficiency ratio. In July 2019, before the Merger, the Compensation Committee determined the achievement level for each of our corporate financial metrics based on our pre-Merger performance in the first and second quarters of 2019. As noted above, the Compensation Committee converted our 12-month full year target to a 6-month target using the first and second quarter targets set by the Compensation Committee at the beginning of the year to determine our target as of June 30, 2019 to account for seasonal variability in our earnings. The Compensation Committee determined that we achieved the corporate metrics of $146.6 million in adjusted core net income, and a 51.5% adjusted efficiency ratio, resulting in a payout of 139.1% of target, as shown in the following two tables.

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		2019 6-Month Corporate Goal Levels (% payout opportunities)			2019 Actual Performance as of 6/30/2019		Weighted
	Assigned Weight	Threshold (50%)	Target (100%)	Maximum (150%)	Performance	% of Target	Average Achievement(1)
Adjusted Core Net Income(1)	80%	$132.5M	$141.0M	$146.2M	$146.6	146.6%	117.3%
Adjusted Efficiency Ratio(2)	20%	55%	52%	49%	51.5%	108.8%	21.8%
TOTAL	100%						139.1%

(1)	Adjusted Core Net Income under our annual incentive plan is our reported net income, excluding (a) certain merger-related expenses, (b) the change in fair value of loan servicing rights, and (c) certain gains from the sale of investment securities.
(2)	Adjusted Efficiency Ratio under our annual incentive plan is our total operating expenses, excluding (a) the impairment of income tax credits, (b) amortization of intangibles, and (c) merger-related expenses, divided by the sum of (i) net interest income, excluding the net interest income fully-tax equivalent adjustment, and (ii) noninterest income, excluding the change in fair value of loan servicing rights and gain on sales of investment securities.

In addition, based on the factors described below under each NEO’s compensation summary (excluding Messrs. Dahl and Maass), the Compensation Committee determined that Messrs. Provost, Torgow, Shafer and Klaeser each achieved 150% of his individual performance metrics, resulting in total annual incentive payments of 141.2% of his base salary, as set forth in the table below.

The following table reflects amounts earned and actually paid under our annual incentive plan to those NEOs who participated in, and received payments under, our annual incentive plan in 2019, as well as the amounts paid to Messrs. Dahl and Maass as determined by the Legacy TCF compensation committee and paid by us pursuant to the terms of the Merger.

			Performance Metrics
	Target Incentive		Corporate		Individual		Potential Payout
Named Executive Officer	% of Salary	Value(2)	Result	Weight	Result	Weight	% of Target	Value	Discretion	Actual Payout
Craig R. Dahl(1)	100%	$1,019,615	200%	100%	N/A	N/A	200%	$2,039,230	N/A	$2,039,230
David T. Provost	100%	$950,000	139.1%	80%	150%	20%	141.2%	$1,341,780	N/A	$1,341,780
Dennis L. Klaeser	80%	$600,000	139.1%	80%	150%	20%	141.2%	$847,440	N/A	$847,440
Gary Torgow	100%	$950,000	139.1%	80%	150%	20%	141.2%	$1,341,780	N/A	$1,341,780
Thomas C. Shafer	100%	$950,000	139.1%	80%	150%	20%	141.2%	$1,341,780	N/A	$1,341,780
Brian W. Maass(1)	75%	$362,164	200%	100%	N/A	N/A	200%	$724,328	N/A	$724,328

(1)	Awards made pursuant to Legacy TCF’s 2019 MIP based on W-2 wages and assumed by TCF in connection with the Merger.
(2)	Represents base salary for Messrs. Provost, Klaeser, Torgow and Shafer in accordance with our annual incentive plan, and wages reported on Form W-2 for Messrs. Dahl and Maass, representing salary paid by both us and Legacy TCF.

The Compensation Committee had the power to reduce or eliminate the payments under the annual incentive plan for each NEO in its discretion, which could include its subjective evaluation of performance as well as evaluation of each NEO’s individual performance and risk management considerations.

2019 Long-Term Equity Compensation

We deliver a significant portion of our executive officer compensation through long-term equity grants made under shareholder-approved plans that are specifically designed to:

•	ensure that executives have material “skin in the game,” thereby aligning executive and shareholder interests;
•	reward executives for building long-term, sustainable shareholder value; and
•	complement our annual cash incentive plan to appropriately balance executive focus on both short- and long-term objectives.

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Annual Long-Term Incentive Awards

In February 2019, we continued our long-standing practice of granting annual long-term equity awards to our NEOs (except for Messrs. Dahl and Maass, whose employment began on the Merger Date). In setting the amount of equity awards in 2019, the Compensation Committee considered a variety of factors, including the terms of each executive officer’s employment agreement, peer group data and the Compensation Committee’s assessment of individual retention risk. In 2019, the Compensation Committee established annual long-term incentive awards with grant date fair values equal to between 80% and 200% of each executive’s base salary in effect at the time of the award, as indicated in the table below, which consisted of 60% PRSUs and 40% TRSUs, as described below under “Components of Annual Long-term and Strategic Awards.” The actual value that the NEOs realize from these 2019 long-term equity awards may differ from the grant date fair value of such awards due to share price appreciation or depreciation.

Name	Base Salary on Grant Date	Long-Term Incentive Award as a Percent of Base Salary	Approximate Grant Date Fair Value of Award
Craig R. Dahl(1)	—	—	—
David T. Provost	$950,000	200%	$1,900,000
Dennis L. Klaeser	$750,000	80%	$600,000
Gary Torgow	$950,000	200%	$1,900,000
Thomas C. Shafer	$950,000	100%	$950,000
Brian W. Maass(1)	—	—	—

(1)	Messrs. Dahl and Maass joined the Company pursuant to the Merger on August 1, 2019, and therefore did not receive long-term incentive awards from the Company in February 2019.

Components of Annual Long-Term Incentive Awards

The 2019 long-term equity incentive awards granted to our NEOs in February 2019 consisted of 60% PRSUs and 40% TRSUs. The TRSUs vest in equal 20% increments on each of the first five anniversaries of the February 25, 2019 grant date. Before the Merger, the PRSUs were subject to conditional vesting based on the attainment of pre-established corporate performance metrics and continued service through the date our audit opinion is issued at the end of the three-year performance period ending December 31, 2021. The corporate performance metrics were aggregate earnings per share weighted at 75%, and relative total shareholder return, weighted at 25%. The Compensation Committee established threshold, target and maximum performance levels for each selected performance metric with payments for achievement of the threshold, target and maximum performance metrics of 50%, 100% and 150% of the target payment, respectively. See “Compensation of Named Executive Officers – 2019 Long-term Equity Compensation – Annual Long-Term Incentive Awards” above for a table that describes the grant date fair value of our annual long-term awards.

		Performance Goals			Actual Achievement
Measure(1)	Weighting	Threshold	Target	Maximum	Result	Funding	Weighted
2019 Aggregate EPS	75%	$1.86	$1.98	$2.06	$2.03	131.25%	98.44%
2019 Relative Total Shareholder Return(2)	25%	25th	50th	75th	20th	0%	0%

(1)	Performance metrics set forth in this table for the six months ended, and results set forth in this table were measured as of June 30, 2019.
(2)	Represents TCF’s total shareholder return as a percentile relative to the KBW Nasdaq Regional Banking Index.

Because the Merger resulted in a change in control of the Company, under the terms of the PRSUs, all PRSU performance metrics were measured as of the latest practicable date before the Merger Date (which the Compensation Committee determined was the most recently completed calendar quarter before the Merger), and the number of PRSUs was fixed at the greater of the target (100%) performance level or actual performance, which we refer to as the “earned PRSUs,” and such earned PRSUs are now subject only to time-based vesting requirements based on the NEO’s continued service through the applicable performance period. As shown in the above table, our actual performance for aggregate earnings per share as of June 30, 2019 exceeded target, while our relative total shareholder return was below target, resulting in achievement being fixed at target, with vesting subject to continued employment through the original performance periods subject to the terms of the awards.

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Merger-Related Equity Retention Awards

As noted above, Mr. Shafer received a retention award of TRSUs in the amount of $4,184,583 which will vest in equal amounts on the first and second anniversary of the Merger Date. Mr. Maass also received a retention award of TRSUs with a grant date fair value of $2,500,011, which will vest in equal amounts on December 1, 2020 and the second anniversary of the Merger Date. For a detailed description of these retention awards, see the discussion herein under “Compensation Highlights – Equity Retention Awards.”

Other Forms of Compensation

Retirement and Other Benefits

The Compensation Committee believes that benefits are an important aspect of our ability to attract and retain quality employees, and believes that our benefit programs are consistent with market practices based on its supervision of management’s analysis of industry peers and other employers with whom we compete for employees. Each NEO generally has access to the benefits provided to all full-time employees, including the Chemical Financial Corporation 401(k) Savings Plan (the “Chemical 401(k) Plan”) and, following the Merger, we assumed the TCF 401K Plan (the “TCF 401K Plan” and together with the Chemical 401(k) Plan, the “401(k) Plans”) which provided benefits to Legacy TCF employees, including Messrs. Dahl and Maass, through 2019. Standard benefits received by each NEO as a full-time employee have no impact on the amount of other elements of compensation awarded to the NEO. As of December 31, 2019, the Chemical 401(k) Plan was merged into the TCF 401K Plan, with the TCF 401K Plan surviving the merger, and as a result, as of January 1, 2020, all of our NEOs are eligible to participate in the TCF 401K Plan.

401(k) Plans and Deferred Compensation Plan

Under the TCF 401K Plan, we offer matching contributions after six months of service (in the case of Legacy TCF employees, service with Legacy TCF is counted towards this requirement). The TCF 401K Plan qualifies as an employee stock ownership plan and a qualified tax or deferred compensation plan, or 401(k) Plan, under the Code. In combination with the Deferred Compensation Plans (as defined below), each NEO may receive the same match percentage as any employee. Before its merger with the TCF 401K Plan on December 31, 2019, the Chemical 401(k) Plan also qualified as a deferred compensation plan under the Code.

The Code limits the amount of employee contributions and Company matching contributions under the 401(k) Plans for certain individuals, including each NEO. We created the TCF Financial Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), a nonqualified supplemental plan, to address these limitations. For the 166 participants as of January 31, 2020, eligible participants, including each of our NEOs, are eligible to contribute a portion of their salary to the Deferred Compensation Plan. Amounts contributed to the Deferred Compensation Plan are matched at 5% of the amount contributed to the Deferred Compensation Plan. The Compensation Committee believes the Deferred Compensation Plan is an important tool to attract and retain executive talent. In addition, upon completion of the Merger, we assumed the obligations of Legacy TCF under its TCF 401K Supplemental Plan (the “Legacy TCF Supplemental Plan” and together with the Deferred Compensation Plan, the “Deferred Compensation Plans”), which provided benefits similar to those provided under the Deferred Compensation Plan to Legacy TCF employees (including Messrs. Dahl and Maass). As of January 1, 2020, the TCF 401K Supplemental Plan is no longer eligible to receive employee contributions, and each of our NEOs is eligible for the Deferred Compensation Plan.

Pension Benefits in 2019

We have a noncontributory Chemical Pension Plan that is considered a tax-qualified retirement plan. Under the Chemical Pension Plan, we have the authority to change or terminate the plan at any time. Effective June 30, 2006, we stopped accepting new participants in the Chemical Pension Plan. Since all of our NEOs joined TCF after 2006, none of our NEOs are participants in the Chemical Pension Plan. In addition, in July 2017, the Compensation Committee determined to freeze the Chemical Pension Plan such that no additional benefits would be accrued under the Chemical Pension Plan, and we approved the termination of the Chemical Pension Plan effective August 31, 2019. We believe that because the benefits to participants had been frozen, and because the Chemical Pension Plan was overfunded that it was in the best interests of both TCF and the participants to terminate the Chemical Pension Plan.

We assumed the obligations of the Legacy TCF Cash Balance Pension Plan in connection with the Merger, which was frozen in 2004 and had further compensation credits discontinued in 2006. The termination of the Legacy TCF Cash Balance Pension Plan was approved by Legacy TCF, effective November 1, 2019. Mr. Dahl is the only NEO participating in the Legacy TCF Pension Plan. His pension benefits are disclosed below in the “Pension Benefits in 2019” table and described in the narrative following that table.

Insurance Benefits

NEOs are eligible for the same group medical, dental, disability, life insurance and other similar benefits that are generally available to our full-time employees.

Perquisites

Perquisites received by NEOs include use of Company-owned or leased automobiles or car allowances, use of a driver, club memberships, executive physicals, life insurance, incentive trips, and tax return preparation. Messrs. Torgow, Dahl and Provost may receive personal use of our corporate aircraft. The purpose of these perquisites is to provide competitive benefits, reduce security risks, and enhance scheduling and efficient use of the NEOs’ time. The Compensation Committee reviews the perquisites of the NEOs and other officers annually.

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Looking Forward: 2020 Annual Cash Incentive

For 2020, the Compensation Committee determined, with input from Pay Governance, that adjusted earnings per share and adjusted efficiency ratio are the best corporate performance metrics to measure our financial performance for our annual cash incentive, and that 80% of each participating NEO’s annual cash incentive award will be tied to those metrics. Consistent with 2019, the remaining 20% of the cash incentive awards will be tied to individual performance objectives. The Compensation Committee also determined levels for threshold, target, and maximum payouts for corporate performance metrics for use in 2020 for all NEOs. The 2020 annual incentive plan will be discussed in greater detail in next year’s proxy statement.

Looking Forward: 2020 Long-Term Incentives

For 2020, the Compensation Committee determined, with input from Pay Governance, that total shareholder return relative to our peer group is the best metric to measure our financial performance for our long-term incentive awards. Long-term incentive awards will consist of 60% PRSUs vesting at the end of a three-year performance period, and 40% TRSUs vesting in 25% annual increments over a period of four years. The Compensation Committee also determined levels for threshold, target, and maximum payouts for use in 2020 for all NEOs. The 2020 long-term incentives will be discussed in greater detail in next year’s proxy statement.

TCF and Legacy TCF Combined 2019 Total Compensation

The following sections describe the primary roles of our NEOs following our Merger and their total compensation received in 2019, including payments and equity awards granted by Legacy TCF prior to our Merger.

Craig R. Dahl

Mr. Dahl is our President and Chief Executive Officer, as well as a Director, roles to which he was appointed upon completion of the Merger. Prior to that, he had served as President and Chief Executive Officer of Legacy TCF since 2016 and Chairman since 2017.

Mr. Dahl’s wealth of experience spans all aspects of a diversified commercial bank. He joined Legacy TCF as President and Chief Executive Officer of Legacy TCF’s Equipment Finance business when this business was launched in 1999, and has also played a pivotal role in leading the development and growth of Legacy TCF’s inventory finance and national residential mortgage lending businesses. In addition, Mr. Dahl had a key leadership role in overseeing Legacy TCF’s full Commercial Banking business. As Chief Executive Officer, he also supervised all of Retail Banking, and transformed the bank’s business strategy to deliver profitable growth for shareholders.

Mr. Dahl’s insight and experience in both the banking industry and at Legacy TCF were critical to developing our organizational structure and assuring that taking “the best of both banks” was more than just words on a page. In developing our business structure and retaining key executives from both organizations, he and our Chairman collaborated closely to ensure that individuals were included in roles where they could continue to deliver on the successes of each organization, while positioning TCF to compete and win in the future. As a result of this careful planning and measured execution, we believe that we have created an organization that leverages the strengths of each organization, which we believe will translate to superior execution and business growth.

His compensation for 2019 is provided below:

2019 Compensation
Salary(1)	$1,019,615
Annual Cash Incentive(2)	$2,039,230
Restricted Stock(3)	$1,839,840
Total Compensation	$4,898,685
% Performance-Based(4)	60%

(1)	Represents Mr. Dahl’s Form W-2 wages paid by Legacy TCF prior to the Merger Date and then by TCF following the Merger.
(2)	Represents Mr. Dahl’s annual cash incentive awarded for 2019 through Legacy TCF’s 2019 MIP, the obligations of which we assumed in the Merger.
(3)	Represents PRSUs and time-based restricted stock awards granted to Mr. Dahl by Legacy TCF in January 2019. These awards were subsequently converted to TRSUs or earned PRSUs, respectively, of TCF in connection with the Merger. Dollar amount is the grant date fair value as of the Merger Date.
(4)	Performance-based compensation includes Mr. Dahl’s annual cash incentives and the grant date fair value of Mr. Dahl’s PRSUs as of the Merger Date.

For information regarding Mr. Dahl’s employment agreement, see “Executive Compensation – Employment, Retention and Equity Award Agreements.”

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David T. Provost

Mr. Provost is Executive Vice Chairman of the Board and Chairman of TCF Bank, roles to which he was appointed upon completion of the Merger. Prior to that, he served as Chief Executive Officer and President. Mr. Provost is an expert in bank acquisitions, completing nine since acquiring First Michigan Bank in 2009. Previously, Mr. Provost was the Chairman and Chief Executive Officer of Talmer Bank and Trust, which merged with Chemical Bank. Under his leadership, Talmer Bank and Trust and its predecessor, First Michigan Bank, was the fastest growing bank in the country from 2010 to 2015, completing nine bank acquisitions. Previously, Mr. Provost established two banks, The Bank of Bloomfield Hills and The Bank of Rochester, which he combined and sold to PrivateBancorp in 2005. Mr. Provost is also active in community and civic organizations. Mr. Provost’s banking expertise, connections with the Detroit and greater Michigan business community, experience in acquisitions and community engagement are essential to TCF’s continued integration and maintaining key relationships in several of TCF’s primary markets.

His compensation for 2019 is provided below:

2019 Compensation
Salary(1)	$931,731
Annual Cash Incentive	$1,341,780
Restricted Stock(2)	$1,905,172
Total Compensation	$4,178,683
% Performance-Based(3)	60%

(1)	Represents Mr. Provost’s Form W-2 wages paid in 2019.
(2)	In February 2019, the Compensation Committee determined that to more closely align the interests of Mr. Provost with those of our shareholders, it would exercise its discretion under the annual incentive plan not to award a cash incentive payment for 2018 to Mr. Provost. At that time, the Compensation Committee awarded Mr. Provost TRSUs under the 2017 Stock Plan with a grant date fair value equal to approximately $950,000, which approximated the target amount he would have been eligible to receive in 2018 under the annual incentive plan. This award of TRSUs is not included in this table.
(3)	Performance-based compensation includes Mr. Provost’s annual cash incentives and the grant date fair value of Mr. Provost’s PRSUs.

For information regarding Mr. Provost’s employment agreement, see “Executive Compensation – Employment, Retention and Equity Award Agreements.” For information regarding Mr. Provost’s 2019 long-term incentive awards, see “Compensation of Named Executive Officers – 2019 Long-term Equity Compensation” in this CD&A.

Dennis L. Klaeser

Mr. Klaeser has been Chief Financial Officer of TCF and TCF Bank (formerly Chemical Bank) since August 2016, upon completion of our merger with Talmer Bancorp, Inc. Mr. Klaeser is a member of the TCF Executive Leadership Team and is a member of the board of directors of TCF Bank. Mr. Klaeser has extensive experience serving as Chief Financial Officer. Prior to that, Mr. Klaeser served as Chief Financial Officer and an Executive Managing Director of Talmer Bancorp, Inc. from May 2010 until Talmer Bancorp’s merger with the Chemical Financial Corporation in August 2016. Mr. Klaeser also served as Chief Financial Officer and a director of First Place Bank following its acquisition by Talmer Bancorp, Inc. from January 2013 until it was merged into Talmer Bank and Trust in February 2014. Mr. Klaeser’s experience and expertise will be instrumental in guiding TCF’s integration and the transition to Mr. Maass, who will serve as Chief Financial Officer when Mr. Klaeser ceases his employment with TCF in October 2020

His compensation for 2019 is provided below:

2019 Compensation
Salary(1)	$735,577
Annual Cash Incentive	$847,440
Restricted Stock	$601,629
Total Compensation	$2,184,646
% Performance-Based(2)	55%

(1)	Represents Mr. Klaeser’s Form W-2 wages paid in 2019.
(2)	Performance-based compensation includes Mr. Klaeser’s annual cash incentives and the grant date fair value of Mr. Klaeser’s PRSUs.

For information regarding Mr. Klaeser’s letter agreement and employment agreement, see “Executive Compensation – Employment, Retention and Equity Award Agreements.” For information regarding Mr. Klaeser’s 2019 long-term incentive awards, see “Compensation of Named Executive Officers – 2019 Long-term Equity Compensation” in this CD&A.

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Gary Torgow

Mr. Torgow serves as Executive Chairman of the Board, a position he has held since his appointment in August 2016, upon the completion of our merger with Talmer Bancorp, Inc. As Executive Chairman, Mr. Torgow has responsibility for leading the Board in its agenda and consideration of strategic issues as well as monitoring corporate governance and shareholder issues. As Executive Chairman, Mr. Torgow may serve as an advisor and confidant to the Chief Executive Officer, and advises on strategic plan development. In addition, given Mr. Torgow’s background as an attorney, his extensive community involvement and his government and corporate relations expertise, he serves a key role in corporate and community relations and in providing insight and strategic advice in an industry where a deep understanding of legislative and regulatory trends is especially important.

Mr. Torgow was instrumental in the founding and board oversight of Talmer Bancorp and here, and he brings strong experience with publicly-held bank holding companies. Additionally, Mr. Torgow brings deep expertise and familiarity within the business community within the Michigan and Detroit markets, which are key to TCF’s strategy. Mr. Torgow plays a significant role in supporting and advocating for TCF across its business and customer relationships.

His compensation for 2019 is provided below:

2019 Compensation
Salary(1)	$931,731
Annual Cash Incentive	$1,341,780
Restricted Stock(2)	$1,905,172
Total Compensation	$4,178,683
% Performance-Based(3)	60%
(1)	Represents Mr. Torgow’s Form W-2 wages paid in 2019.
(2)	In February 2019, the Compensation Committee determined that to more closely align the interests of Mr. Torgow with those of our shareholders, it would exercise its discretion under the annual incentive plan not to award a cash incentive payment for 2018 to Mr. Torgow. At that time, the Compensation Committee awarded Mr. Torgow TRSUs under the 2017 Stock Plan with a grant date fair value equal to approximately $950,000, which approximated the target amount he would have been eligible to receive in 2018 under the annual incentive plan. This award of TRSUs is not included in this table.
(3)	Performance-based compensation includes Mr. Torgow’s annual cash incentives and the grant date fair value of Mr. Torgow’s PRSUs.

For information regarding Mr. Torgow’s employment agreement, see “Executive Compensation – Employment, Retention and Equity Award Agreements.” For information regarding Mr. Torgow’s 2019 long-term incentive awards, see “Compensation of Named Executive Officers – 2019 Long-Term Equity Compensation” in this CD&A.

Thomas C. Shafer

Mr. Shafer is our Chief Operating Officer of TCF and President and Chief Operating Officer of TCF Bank, roles to which he was appointed on the Merger Date. Before that, he served as Vice Chairman, President and Chief Executive Officer of Chemical Bank (which merged into TCF Bank on the Merger Date), from June 2017. Mr. Shafer has responsibility for National Banking, Regional Banking, IT and Operations, and has extensive experience in banking and executive leadership. Mr. Shafer joined Chemical Bank through the acquisition of Talmer Bancorp Inc. and served as Executive Vice President, Director of Regional and Community Banking of Chemical Bank from August 2016 to June 2017. Mr. Shafer joined Talmer Bank in 2010 and upon the organization’s 2013 acquisition of First Place Bank was appointed to serve as President, Chief Executive Officer and director of First Place Bank. Prior to joining Talmer Bank, Mr. Shafer spent 16 years with Citizens Republic Bancorp, where he held various executive level positions within Commercial and Retail Banking and also served as Chief Credit Officer. As he did with Chemical Bank’s and Talmer Bank’s previous mergers, Mr. Shafer plays a key leadership role in integrating both the retail and commercial businesses of Legacy TCF and Chemical Bank.

His 2019 compensation is provided below:

2019 Compensation
Salary(1)	$931,731
Annual Cash Incentive	$1,341,780
Restricted Stock(2)	$5,137,196
Total Compensation	$7,410,707
% Performance-Based(3)	26%

(1)	Represents Mr. Shafer’s W-2 wages paid in 2019.
(2)	Includes Mr. Shafer’s retention award, which had an approximate value of $4,184,583, and represents TRSUs and PRSUs granted during 2019 and valued at the grant date fair value.
(3)	Performance-based compensation includes Mr. Shafer’s annual cash incentives and the grant date fair value of Mr. Shafer’s PRSUs.

For information regarding Mr. Shafer’s employment agreement, see “Executive Compensation – Employment, Retention and Equity Award Agreements.” For information regarding Mr. Shafer’s 2019 long-term incentive awards, see “Compensation of Named Executive Officers – 2019 Long-term Equity Compensation” in this CD&A.

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Brian W. Maass

Mr. Maass currently serves as TCF’s Executive Vice President, Deputy Chief Financial Officer and Treasurer, roles to which he was appointed on the Merger Date. Mr. Maass currently has responsibility for Treasury, Financial Planning & Analysis and Investor Relations, and we were pleased to announce in December 2019 that effective October 1, 2020, Mr. Maass will assume the role of Chief Financial Officer. Prior to the Merger, Mr. Maass served as Executive Vice President and Chief Financial Officer of Legacy TCF.

Mr. Maass has already been instrumental in leading significant integration projects including balance sheet repositioning, investor messaging and materials, capital management (including subordinated debt issuance and stock buyback approval), enhanced management reporting for new business segments, reduced deposit costs and maintained strong liquidity. We believe that the talents and experience that he brings to TCF, together with his deep knowledge of Legacy TCF and its business, will be instrumental in realizing the planned merger synergies and cost savings, as well as integrating the Finance teams of both organizations.

Due to his change in role following the Merger, Mr. Maass would have had Good Reason under his Change in Control Severance Agreement with Legacy TCF, which would have permitted him to voluntarily terminate his employment and receive severance compensation. In order to incentivize him to remain with TCF and focus on working towards a successful integration and implementation of our key strategic initiatives, following the Merger, we granted him a retention equity award and entered into a new Executive Employment Agreement that eliminated his ability to terminate his employment and receive a change in control severance payment with respect to the Merger.

His compensation for 2019 is provided below:

2019 Compensation
Salary(1)	$482,885
Annual Cash Incentive(2)	$724,328
Restricted Stock(3)	$3,046,223
Total Compensation	$4,253,436
% Performance-Based(4)	23%

(1)	Represents Mr. Maass’ Form W-2 wages paid by Legacy TCF prior to the Merger Date and then by TCF following the Merger.
(2)	Represents Mr. Maass’ annual cash incentive awarded for 2019 through Legacy TCF’s 2019 MIP, the obligations of which we assumed in the Merger.
(3)	Represents PRSUs and time-based restricted stock awards granted to Mr. Maass by Legacy TCF in January 2019. These awards were subsequently converted to TRSUs of TCF in connection with the Merger. Dollar amount is the grant date fair value as of the Merger Date. Also includes Mr. Maass’ retention award, which had a value of $2,500,011 valued at the grant date fair value.
(4)	Performance-based compensation includes Mr. Maass’ annual cash incentives and the grant date fair value of Mr. Maass’ PRSUs as of the Merger Date.

For information regarding Mr. Maass’ employment agreement, see “Executive Compensation – Employment, Retention and Equity Award Agreements.”

Compensation & Governance Best Practices

Recovery (“Clawback”) of Performance-Based Compensation

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) requires recovery of certain compensation from the Principal Executive Officer and the Principal Financial Officer in the event of a restatement of financial results due to misconduct. The Audit Committee is responsible for determining whether annual cash incentive or long-term incentive compensation paid to the Principal Executive Officer or the Principal Financial Officer should be recovered in the event of a restatement. Mr. Dahl’s employment agreement sets forth his obligations to comply with these provisions of Sarbanes-Oxley, if applicable.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) required the SEC to issue rules that require all public companies to adopt additional mandatory clawback policies to recover any incentive-based compensation paid to current and former executive officers based on financial information that was subsequently required to be restated due to material noncompliance with any financial reporting requirements. In 2015 the SEC issued proposed rules. There are a number of areas addressed by the proposed rules, however, that require clarification and will likely result in material changes to the proposed rules. As a result, the Compensation Committee believes it is appropriate to await comprehensive final rules and subsequent changes to Nasdaq Listing Rules before it adopts a clawback policy. Mr. Dahl’s employment agreement sets forth his obligations to comply with these provisions of Dodd-Frank, when applicable.

Compensation Policies and Practices as They Relate to Risk Management

On an annual basis, the Compensation Committee performs a review of our incentive compensation policies and practices for senior executive officers and others, individually or in the aggregate, who may have the potential to expose TCF to material levels of risk. The Compensation Committee bases this review in part on an analysis of such compensation arrangements by our incentive compensation risk officer. The analysis and the Compensation Committee’s review considers, among other things, the balance between short- and long-term components of incentive compensation for the senior executive officers, the factors used to determine eligibility for annual cash incentive awards, terms of vesting for long-term incentive awards to the senior executive officers, risk management considerations, and how these elements relate to TCF’s most significant risks. In the case of senior executive officers, the Compensation Committee places significant reliance on its ability to reduce or withhold an award if it determines that the executive incurred excessive risk. We believe that our incentive compensation arrangements, and compensation policies and practices in general, are not reasonably likely to have a material adverse effect on TCF.

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Stock Ownership Guidelines for Executive Officers

Our stock ownership guidelines are designed to encourage share ownership so that our executives have a direct stake in TCF and to align their interests with the long-term interests of our shareholders. The ownership guidelines cover all NEOs and are as follows:

Required Salary
Position	Multiple
President and Chief Executive Officer	5x base salary
All other executive officers	3x base salary

In general, stock ownership is determined in the same manner as beneficial ownership for SEC reporting purposes. The following share types are included under these guidelines: shares directly owned, family-owned shares, retirement plan shares and unvested time-based restricted stock. Stock options that are unexercised, regardless of their vesting status and in-the-money value, are not counted toward satisfaction of these guidelines. Unvested performance-based restricted stock is also not counted toward stock ownership.

Executives are required to comply with these guidelines within five years of becoming subject to this policy. Individuals who acquire shares of common stock under our equity-based incentive plans must hold at least 50% of all net after-tax acquired shares until the earlier of the date at which they satisfy our stock ownership guidelines, or 36 months following acquisition of such shares. Currently, all named executive officers are either in compliance with the guidelines or within the five-year compliance window.

The Board adopted the Stock Ownership Guidelines because it believes that it is in our and our shareholders’ best interests to further align the long-term financial interests of executive management with those of our shareholders by encouraging stock ownership among our executives. The Board believes that executive stock ownership demonstrates a long-term commitment to our growth and profitability.

Anti-Hedging and Anti-Pledging Prohibitions under our Insider Trading Policy

Our Insider Trading Policy prohibits our directors, executive officers and employees from engaging in any transaction which could hedge or offset decreases in the market value of our common stock. In addition, all of directors and executives, including our NEOs, are prohibited from pledging stock under our Insider Trading Policy.

Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) generally prohibits a federal income tax deduction to public companies for compensation over $1,000,000 paid to a “covered employee.” A “covered employee” includes (i) the Chief Executive Officer, (ii) the Chief Financial Officer, (iii) the three other most highly compensated executive officers, and (iv) any individual who was a covered employee for any taxable year beginning after December 31, 2016. Before 2018, we were permitted to receive a federal income tax deduction for qualifying “performance-based” compensation as defined under Code Section 162(m) without regard to this $1,000,000 limitation. However, recent U.S. tax legislation eliminated the performance-based exception. These new rules became effective starting in 2018 for us, except that certain awards that were granted on or before November 2, 2017 may still qualify as performance-based compensation. To the extent that in 2018 or any later year, the aggregate amount of any covered employee’s salary, bonus, and amount realized from option exercises and vesting of restricted stock units or other equity awards, and certain other compensation amounts that are recognized as income for federal income tax purposes by the covered employee exceeds $1,000,000 in any year, we will not be entitled to a federal income tax deduction for the amount over $1,000,000 in that year.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in TCF’s Proxy Statement.

Arthur A. Weiss, Chair
Karen L. Grandstrand
Barbara J. Mahone
Vance K. Opperman
Roger J. Sit
Jeffrey L. Tate

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Executive Compensation

Summary Compensation Table

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation awarded to or earned by the NEOs in 2019, 2018, and 2017. The positions listed in the table are those in which the NEO served at December 31, 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
Craig R. Dahl(8) Director, President, and Chief Executive Officer	2019	$423,077	$—	$—	$—	$2,039,230	$3,890	$35,515	$2,501,712

David T. Provost Executive Vice-Chairman, Former President and Chief Executive Officer	2019	931,731	—	2,855,154	—	1,341,780	—	117,204	5,245,869
	2018	456,731	—	2,980,668	—	—	—	96,181	3,533,580

	2017	823,390	—	1,047,880	—	—	—	61,194	1,932,464
Dennis L. Klaeser Executive Vice President and Chief Financial Officer	2019	735,577	—	601,629	—	847,440	—	75,784	2,260,430
	2018	703,846	—	993,556	—	612,000	—	47,383	2,356,785

	2017	550,000	157,581	944,839	—	342,419	—	36,654	2,031,493
GaryTorgow Executive Chairman	2019	931,731	—	2,855,154	—	1,341,780	—	117,733	5,246,398
	2018	456,731	—	2,980,668	—	—	—	69,170	3,506,569
	2017	823,390	—	1,047,880	—	—	—	32,303	1,903,573
Thomas C. Shafer Chief Operating Officer and President of TCF Bank	2019	931,731	—	5,137,196	—	1,341,780	—	152,931	7,563,638
	2018	903,846	—	993,556	—	969,000	—	59,252	2,925,654

	2017	562,500	111,229	647,341	132,005	538,771	—	52,975	2,044,821
Brian W. Maass(8) Executive Vice President and Deputy Chief Financial Officer	2019	208,846	—	2,500,011	—	724,328	—	25,665	3,458,850

(1)	Includes wages paid by TCF to Messrs. Dahl and Maass from the start of their employment with TCF on the Merger Date. Total wages paid by TCF and by Legacy TCF for 2019 are $1,019,615 to Mr. Dahl and $482,885 to Mr. Maass.

(2)	The values of all stock awards reported in this column were computed in accordance with ASC 718. Represents the following amounts: Mr. Provost – $1,145,151 of PRSUs and $1,710,003 of TRSUs; Mr. Klaeser – $361,615 of PRSUs and $240,014 of TRSUs; Mr. Torgow – $1,145,151 of PRSUs and $1,710,003 of TRSUs; Mr. Shafer – $572,597 of PRSUs and $4,564,599 of TRSUs; and Mr. Maass – $2,500,011 of TRSUs. Amounts reported for Messrs. Provost and Torgow include the value of the TRSUs granted in 2019 pursuant to the 2017 Stock Plan in lieu of a cash incentive under our annual incentive plan, which had a grant date fair value of $949,981; excluding this award, total stock compensation based on performance at target to each of Messrs. Provost and Torgow would have been $1,905,173. The PRSUs were determined to have a value at the grant date based on management’s assessment that it was probable that the PRSUs would vest in 2021 at the target payout, or 1.0x the number of units granted. Because of the Merger, performance under PRSUs granted in 2019 was fixed at the target performance level before the Merger Date (the “earned PRSUs”), and the earned PRSUs are now only subject to time-based vesting requirements. None of the restricted stock unit awards are entitled to accrued dividends unless and until the awards vest. Amounts reported for Messrs. Dahl and Maass do not include the value of equity awards granted by Legacy TCF in January 2019 that were converted into TCF TRSUs or earned PRSUs in connection with the Merger; such grants were in the following amounts: Mr. Dahl - $1,839,840 split evenly between time-based restricted stock awards and PRSUs, and Mr. Maass - $546,212 split evenly between time-based restricted stock awards and PRSUs, valued at a grant date fair value as of the Merger Date. Including these awards, Mr. Dahl’s total stock awards would be $1,839,840 and Mr. Maass’ would be $3,046,223. TCF’s accounting policy and assumptions for stock-based compensation are described in Notes 3 and 20 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	This amount represents the grant date fair value, computed in accordance with ASC 718, of the stock options granted for each NEO. For a discussion of our valuation assumptions, see Note 20 to our 2019 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The per share exercise price of each option award was equal to the market value of our common stock on the date each option was granted.

(4)	For a further description of how the Compensation Committee determined incentive payments awarded in 2019, see “Compensation of Named Executive Officers – NEO Pay Determinations – 2019 Annual Cash Incentive Plan” in the CD&A of this Proxy Statement.

(5)	Amounts shown reflect the change in pension value measured against Legacy TCF’s pension value as of December 31, 2018. There were no above-market or preferential earnings on our nonqualified deferred compensation plans. We assumed the obligations of the Legacy TCF Pension Cash Balance Pension Plan in connection with the Merger, which was terminated, effective November 1, 2019. Mr. Dahl is the only NEO participating in the Legacy TCF Pension Plan.

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(6)	Amounts shown in the “All Other Compensation” column for 2019 consist of the following:

(a)	Mr. Dahl: $21,154 of employer contributions to the Supplemental Plan; $3,546 consisting of the taxable portion of employer paid premiums for life insurance; $3,325 in car allowances; $3,500 in executive tax service; and $3,990 in personal use of the corporate aircraft. Amounts for Mr. Dahl’s personal use of the corporate aircraft are the aggregate incremental cost of non-business travel use, as determined based on the average weighted cost of fuel and maintenance, crew travel expense, on board catering expense, landing fees, trip-related hangar/parking costs, and smaller variable costs. In the event that a family member or guest accompanied Mr. Dahl on a flight, the above amount also includes any incremental costs, such as on-board catering costs that may be associated with such travel.

(b)	Mr. Provost: $16,800 of employer contributions to the Chemical 401(k) Plan; $6,858 consisting of the taxable portion of employer paid premiums for life insurance; $75,776 in dividend equivalents earned on TRSUs; $10,800 in car allowances; $3,970 consisting of the taxable portion of employer paid premiums for disability insurance; and $3,000 in company-paid club dues.

(c)	Mr. Klaeser: $16,800 of employer contributions to the Chemical 401(k) Plan; $3,564 consisting of the taxable portion of employer paid premiums for life insurance; $25,173 in dividend equivalents earned on TRSUs; $6,222 consisting of the taxable portion of employer paid premiums for disability insurance; $12,000 in moving expenses; and $12,025 in company-paid club dues.

(d)	Mr. Torgow: $16,800 of employer contributions to the Chemical 401(k) Plan; $3,564 consisting of the taxable portion of employer paid premiums for life insurance; $75,776 in dividend equivalents earned on TRSUs; $10,800 in car allowances; $5,761 consisting of the taxable portion of employer paid premiums for disability insurance; and $5,032 in company-paid club dues.

(e)	Mr. Shafer: $16,800 of employer contributions to the Chemical 401(k) Plan; $3,564 consisting of the taxable portion of employer paid premiums for life insurance; $96,993 in dividend equivalents earned on TRSUs; $10,800 in car allowances; $6,139 consisting of the taxable portion of employer paid premiums for disability insurance; $1,000 in contractual consideration to make employment agreement binding, and $17,635 in company-paid club dues.

(f)	Mr. Maass: $10,442 of employer contributions to the Supplemental Plan; $324 consisting of the taxable portion of employer paid premiums for life insurance; $11,399 in car allowances; and $3,500 in executive tax service.

(7)	Amounts shown for Messrs. Provost and Torgow for 2019 include the value of the TRSUs granted in 2019 pursuant to the 2017 Stock Plan, which approximated the target amount each executive would have been eligible to receive in 2018 under the annual incentive plan that the Compensation Committee determined not to award; excluding these TRSUs, total compensation would have been $4,295,888 to Mr. Provost and $4,296,417 to Mr. Torgow.

(8)	Messrs. Dahl and Maass joined TCF on the Merger Date.

Employment, Retention and Equity Award Agreements

Provisions of the employment and retention agreements for Messrs. Dahl, Provost, Klaeser, Torgow, Shafer and Maass and certain provisions in their respective equity award agreements are described below under “Executive Compensation – Employment, Retention and Equity Award Agreements.”

Amount of Salary and Bonus in Proportion to Total Compensation

The relationship of salary to the NEOs’ total compensation will vary from year to year primarily depending on the amount of non-equity incentive compensation (annual cash incentive) and grant date fair value of long-term awards, as discussed in the CD&A.

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Grants of Plan-Based Awards in 2019

The following table shows plan-based awards granted to the NEOs in 2019:

									All Other Stock Awards:	Grant Date
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Award			Number of Shares of	Fair Value of Stock
Name	Grant Date		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Stock (#)	Awards ($)(7)
Dahl			$—	$—	$2,039,230	—	—	—	—	—
Provost			$475,000	$950,000	$1,425,000	—	—	—	—	—
	02/25	(2)	—	—	—	13,559	27,117	40,676	—	$1,145,151
	02/25	(3)	—	—	—	—	—	—	16,292	$760,022
	02/25	(4)	—	—	—	—	—	—	20,364	$949,981
Klaeser			$300,000	$600,000	$900,000	—	—	—	—	—
	02/25	(2)	—	—	—	4,282	8,563	12,845	—	$361,615
	02/25	(3)	—	—	—	—	—	—	5,145	$240,014
Torgow			$475,000	$950,000	$1,425,000	—	—	—	—	—
	02/25	(2)	—	—	—	13,559	27,117	40,676	—	$1,145,151
	02/25	(3)	—	—	—	—	—	—	16,292	$760,022
	02/25	(4)	—	—	—	—	—	—	20,364	$949,981
Shafer			$475,000	$950,000	$1,425,000	—	—	—	—	—
	02/25	(2)	—	—	—	6,780	13,559	20,339	—	$572,597
	02/25	(3)	—	—	—	—	—	—	8,146	$380,011
	08/01	(5)	—	—	—	—	—	—	101,617	$4,184,588
Maass			$—	$—	$724,328	—	—	—	—	—
	12/13	(6)	—	—	—	—	—	—	54,657	$2,500,011

(1)	For each NEO, except Messrs. Dahl and Maass, amounts reported represent the potential payout range pursuant to our annual incentive plan, with all payments subject to achievement of corporate and individual performance objectives and the discretion of the Compensation Committee. The annual incentive plan is further explained in “Compensation of Named Executive Officers – NEO Pay Determinations – 2019 Annual Cash Incentive Plan” in the CD&A of this Proxy Statement. Actual amounts earned under the annual incentive plan in 2019 are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table above. Messrs. Dahl and Maass began their employment on August 1, 2019 and did not participate in our annual incentive plan for 2019. Each of their cash incentive payments was awarded by Legacy TCF pursuant to Legacy TCF’s 2019 MIP and assumed by us in connection with the Merger.

(2)	Represents the award of PRSUs granted in 2019 under the 2017 Stock Plan, with a performance period that ends on December 31, 2021. The vesting was subject to the achievement of pre-established performance targets and the NEO’s continued service through the vesting date. Because of the Merger, achievement of performance targets was fixed at the target performance level before the Merger Date, and the earned PRSUs are now only subject to time-based vesting requirements. See “Compensation of Named Executive Officers – NEO Pay Determinations – 2019 Long-Term Equity Compensation” in the CD&A of this Proxy Statement for a description of the terms of these awards. Any vested units will convert to shares of our common stock on a one-for-one basis. Earned PRSUs that do not vest will be forfeited.

(3)	Represents the award of TRSUs granted in 2019 under the 2017 Stock Plan. The TRSUs vest in equal 20% increments on each of the first five anniversaries of the February 25, 2019 grant date. See “Compensation of Named Executive Officers – NEO Pay Determinations – 2019 Long-Term Equity Compensation” in the CD&A of this Proxy Statement for a description of the terms of these awards. Any vested units will convert to shares of our common stock on a one-for-one basis. TRSUs that do not vest will be forfeited.

(4)	In February 2019, the Compensation Committee determined that to more closely align the interests of Messrs. Provost and Torgow with those of our shareholders, it would exercise its discretion under the annual incentive plan not to award a cash incentive payment for 2018 to either Messrs. Provost or Torgow. At that time, the Compensation Committee awarded each of Messrs. Provost and Torgow TRSUs under the 2017 Stock Plan with a grant date fair value equal to $949,981, which approximated the target amount each executive would have been eligible to receive in 2018 under the annual incentive plan. The TRSUs will vest in equal annual installments on each of the first three anniversaries of the February 25, 2019 grant date.

(5)	Amounts represent an equity retention award of TRSUs which will vest in equal amounts the first and second anniversary of the Merger Date. The material terms of the award are described under the heading “Compensation Highlights – Equity Retention Awards” in the CD&A of this Proxy Statement.

(6)	Amounts represent an equity retention award of TRSUs which will vest in equal amounts on December 1, 2020 and the second anniversary of the Merger Date. The material terms of the award are described under the heading “Executive – Compensation Highlights – Equity Retention Awards” in the CD&A of this Proxy Statement.

(7)	The values shown are the aggregate grant date fair value for initial awards computed in accordance with ASC 718.

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Outstanding Equity Awards at December 31, 2019

The following table shows all equity awards that were outstanding at December 31, 2019 for each NEO:

		Option Awards					Stock Awards
	Year of	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Award	Exercisable	Unexercisable		($)(1)	Date	(#)		($)(2)	(#)	($)
Dahl	2017	—	—		—	—	6,443	(3)	301,532	—	—
	2017	—	—		—	—	28,991	(4)(5)	1,356,779	—	—
	2018	—	—		—	—	11,998	(6)	561,506	—	—
	2018	—	—		—	—	26,996	(4)(7)	1,263,413	—	—
	2018	—	—		—	—	19,737	(4)	923,692	—	—
	2019	—	—		—	—	22,339	(9)	1,045,465	—	—
	2019	—	—		—	—	22,339	(4)(10)	1,045,465	—	—
Provost	2018	—	—		—	—	39,025	(12)(14)	1,826,370	—	—
	2018	—	—		—	—	18,172	(13)(22)	850,450	—	—
	2019	—	—		—	—	27,117	(12)(16)	1,269,076	—	—
	2019	—	—		—	—	16,853	(13)(23)	788,720	—	—
	2019	—	—		—	—	21,065	(13)(21)	985,842	—	—
Klaeser	2017	—	—		—	—	2,588	(13)(15)	121,118	—	—
	2017	—	—		—	—	3,549	(13)(17)	166,093	—	—
	2018	—	—		—	—	13,008	(12)(14)	608,774	—	—
	2018	—	—		—	—	6,093	(13)(22)	285,152	—	—
	2019	—	—		—	—	8,563	(12)(16)	400,748	—	—
	2019	—	—		—	—	5,322	(13)(23)	249,070	—	—
Torgow	2018	—	—		—	—	39,025	(12)(14)	1,826,370	—	—
	2018	—	—		—	—	18,172	(13)(22)	850,450	—	—
	2019	—	—		—	—	27,117	(12)(16)	1,269,076	—	—
	2019	—	—		—	—	16,853	(13)(23)	788,720	—	—
	2019	—	—		—	—	21,065	(13)(21)	985,842	—	—
Shafer	2017	3,553	5,328	(24)	53.72	2/22/2027	—		—	—	—
	2017	2,290	3,433	(25)	46.95	8/10/2027	—		—	—	—
	2017	—	—		—	—	3,487	(13)(15)	163,192	—	—
	2017	—	—		—	—	600	(13)(17)	28,080	—	—
	2017	—	—		—	—	326	(13)(18)	15,257	—	—
	2018	—	—		—	—	13,008	(12)(14)	608,774	—	—
	2018	—	—		—	—	6,057	(13)(22)	283,468	—	—
	2019	—	—		—	—	13,559	(12)(16)	634,561	—	—
	2019	—	—		—	—	8,426	(13)(23)	394,337	—	—
	2019	—	—		—	—	103,416	(13)(19)	4,839,869	—	—
Maass	2015	—	—		—	—	10,162	(11)	475,582	—	—
	2017	—	—		—	—	2,044	(3)	95,659	—	—
	2017	—	—		—	—	9,196	(4)(5)	430,373	—	—
	2018	—	—		—	—	3,854	(6)	180,367	—	—
	2018	—	—		—	—	7,614	(8)	356,335	—	—
	2018	—	—		—	—	8,673	(4)(7)	405,896	—	—
	2018	—	—		—	—	6,079	(4)	284,497	—	—
	2019	—	—		—	—	6,632	(9)	310,378	—	—
	2019	—	—		—	—	6,632	(4)(10)	310,378	—	—
	2019	—	—		—	—	54,657	(13)(20)	2,557,948	—	—

(1)	Represents the closing market price of our common stock on the date of the stock option award.

(2)	Market value was determined using the 2019 year-end closing stock price of $46.80 per share as reported on Nasdaq.

(3)	Represents service-based restricted stock awards granted by Legacy TCF that we assumed in the Merger (as adjusted for the Exchange Ratio) that vested on January 1, 2020.

(4)	Represents PRSUs or performance-based restricted stock awards granted by Legacy TCF and assumed by us in the Merger (as adjusted for the Exchange Ratio) and converted to earned PRSUs or restricted stock awards on the Merger Date, which are now only subject to time-based vesting requirements. PRSUs granted in 2017 and 2018 were converted to earned PRSUs at the maximum level of performance (or at a single level of performance, as applicable for the restricted stock awards) and awards granted in 2019 were converted to earned PRSUs at the target level of performance based on Legacy TCF’s performance as measured at June 30, 2019, under the terms of the Merger Agreement.

(5)	Vested on January 1, 2020.

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(6)	Represents service-based restricted stock awards granted by Legacy TCF that we assumed in the Merger (as adjusted for the Exchange Ratio) that vest(ed) pro rata on January 1, 2019, 2020, and 2021.

(7)	Vests on January 1, 2021.

(8)	Amounts represent a one-time award of time-based restricted stock made to Mr. Maass under the Legacy TCF Omnibus Plan in connection with his performance in 2017 and to encourage his retention. The award vests pro rata on January 1, 2019, 2020, and 2021.

(9)	Represents service-based restricted stock awards granted by Legacy TCF that we assumed in the Merger (as adjusted for the Exchange Ratio) that vest pro-rata on April 1, 2020, January 1, 2021 and 2022.

(10)	Vests on January 1, 2022.

(11)	Represents service-based restricted stock awards granted by Legacy TCF that we assumed in the Merger (as adjusted for the Exchange Ratio) that vest on April 1, 2020.

(12)	Represents PRSUs granted by us that were converted to earned PRSUs in the Merger, which are now subject only to time-based vesting requirements, at rates equal to the target level of performance for awards granted in 2017 and 2019 and at 112.5% of the target level of performance for awards granted in 2018, based on our performance as measured at June 30, 2019, under the terms of the PRSU agreements.

(13)	TRSU award that earns dividend equivalent units from grant date.

(14)	Vests on December 31, 2020. For Mr. Klaeser, whose employment as Chief Financial Officer will terminate on October 1, 2020, vests on October 1, 2020.

(15)	Vests on August 31, 2021. For Mr. Klaeser, whose employment as Chief Financial Officer will terminate October 1, 2020, vests on October 1, 2020.

(16)	Vests on December 31, 2021. For Mr. Klaeser, whose employment as Chief Financial Officer will terminate on October 1, 2020, vests on October 1, 2020.

(17)	Vests on February 21, 2022, and October 1, 2020. For Mr. Klaeser, whose employment as Chief Financial Officer will terminate on October 1, 2020, vests on October 1, 2020.

(18)	Vests on August 9, 2022.

(19)	Vests in equal 50% increments on August 1, 2020 and 2021.

(20)	Vests in equal 50% increments on December 1, 2020 and August 1, 2021.

(21)	Vests in equal one-third increments on February 25, 2020, 2021, and 2022.

(22)	Vest(ed) in equal 20% increments on February 27, 2019, 2020, 2021, 2022, and 2023. For Mr. Klaeser, whose employment as Chief Financial Officer will terminate on October 1, 2020, vested in 20% increments on February 27, 2019 and 2020, with the remainder to vest on October 1, 2020.

(23)	Vests in equal 20% increments on February 25, 2020, 2021, 2022, 2023, and 2024. For Mr. Klaeser, whose employment as Chief Financial Officer will terminate on October 1, 2020, 20% vested on February 25, 2020, with the remainder to vest on October 1, 2020.

(24)	Represents stock options that vest ratably on the anniversary date of the February 21, 2017 grant date over a period of five years.

(25)	Represents stock options that vest ratably on the anniversary date of the August 9, 2017 grant date over a period of five years.

Option Exercises and Stock Vested in 2019

The following table shows information for option exercises and vesting of stock awards in 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Dahl(1)	—	$—	—	$—
Provost	—	—	13,026	611,422
Klaeser	—	—	18,755	860,831
Torgow	—	—	13,026	611,422
Shafer	—	—	15,117	706,167
Maass(1)	—	—	—	—

(1)	No awards vested for Messrs. Dahl or Maass following the commencement of their employment on the Merger Date.

(2)	The number of shares shown reflects the gross number of shares covered by awards that vested in 2019. Shares for the required tax withholding were deducted from the gross number of shares vested, resulting in a smaller number of shares acquired upon vesting.

(3)	Amounts were calculated using the closing stock price as reported on Nasdaq on the vesting dates of the stock awards.

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Pension Benefits in 2019

The following table shows information on the defined benefit pension plan benefits of the NEOs:

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Dahl(3)	Legacy TCF Cash Balance Pension Plan(1)	5.75	$85,198	$—
Provost	—	—	—	—
Klaeser	—	—	—	—
Torgow	—	—	—	—
Shafer	—	—	—	—
Maass	—	—	—	—
(1)	We assumed the obligations under the Legacy TCF Cash Balance Pension Plan in connection with the Merger.
(2)	The number of years of credited service is less than actual years of service with Legacy TCF or its subsidiaries because the plan was frozen during the NEO’s tenure with Legacy TCF or its subsidiaries. Mr. Dahl was not given credit for service other than for his actual years of service with Legacy TCF or its subsidiaries through April 1, 2006, the date the plan was frozen.
(3)	All values shown are determined using interest rate and mortality assumptions consistent with those used in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The accumulated benefit is measured against Legacy TCF’s December 31, 2018 value.

Material Information Regarding Pension Benefits

Legacy TCF Pension Plan

As of the Merger Date, we assumed Legacy TCF’s obligations under the TCF Cash Balance Pension Plan (the “Legacy TCF Pension Plan”). The Legacy TCF Pension Plan was terminated effective November 1, 2019.

Benefits for the Legacy TCF Pension Plan have been provided under a cash balance formula since September 1, 1990. Compensation credits equal to the Applicable Percentage (based on the sum of age and years of service) multiplied by Certified Earnings (as defined below) were credited to the retirement accounts periodically. Compensation credits were discontinued effective April 1, 2006.

The following table reflects the compensation credits that were in effect for the periods indicated above each column:

	Applicable Percentage
	Sept. 1, 1990	Jan. 1, 2002	Jan. 1, 2004	Jan. 1, 2005	Jan. 1, 2006	Beginning on
Sum of the Participant’s age plus years	prior to	prior to	prior to	prior to	prior to	or after
of service on the last day of the month	Jan. 1, 2002	Jan. 1, 2004	Jan. 1, 2005	Jan. 1, 2006	April 1, 2006	April 1, 2006
Under 30	2.5%	2.5%	2.5%	2.5%	2.5%	—
Under 34	2.5%	2.5%	—	2.5%	2.5%	—
Under 36	2.5%	2.5%	—	—	2.5%	0.0%
Under 38	2.5%	2.5%	—	—	—	—
Under 40	2.5%	—	—	—	—	—
30 but less than 32	—	—	2.6%	—	—	—
32 but less than 34	—	—	2.7%	—	—	—
34 but less than 36	—	—	2.8%	2.6%	—	—
36 but less than 38	—	—	2.9%	2.7%	2.6%	0.0%
38 but less than 40	—	2.6%	3.0%	2.8%	2.7%	0.0%
40 but less than 50	3.5%	3.5%	3.5%	3.5%	3.5%	0.0%
50 but less than 60	4.5%	4.5%	4.5%	4.5%	4.5%	0.0%
60 but less than 70	5.5%	5.5%	5.5%	5.5%	5.5%	0.0%
70 but less than 80	6.5%	6.5%	6.5%	6.5%	6.5%	0.0%
80 or more	7.5%	7.5%	7.5%	7.5%	7.5%	0.0%

Interest credits are credited to the retirement accounts using the one-year average of the 5-year Treasury Constant Maturity Rate plus 0.25%, rounded to the nearest quarter point, capped at 12% and determined at the beginning of each calendar year.

Certified Earnings generally include earned income, wages, salaries, and fees (or other amounts) for services rendered in the course of employment. Also included are annual cash incentives, commissions paid to salespersons, compensation for services on the basis of profits, commissions on insurance premiums, tips and bonuses (but not including payments for referrals), and any pre-tax contributions to the TCF 401K Plan. Restricted stock awards are not included in Certified Earnings.

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Before freezing the plan on April 1, 2006, cash balance benefits became vested after five years of vesting service, being 0% vested beforehand.

The normal retirement date is age 65. A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service. A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service. In either case, distribution of the cash balance account balance can occur immediately upon termination. The amount of the distribution depends upon the payment form elected and is actuarially equivalent to the account balance earned as of the date of distribution. The normal payment form is the life-only annuity. A variety of other payment forms are available (including the lump sum option), all equivalent in value if paid over an average lifetime. Mr. Dahl is currently eligible for early retirement under the Legacy TCF pension plan. Additionally, an active employee is eligible for distributions beginning at age 62.

The present value of the accumulated benefit displayed in the Pension Benefits table is the discounted value of the projected account balance at age 65 (projected with interest credits only). The value of the accumulated benefit was determined using assumptions consistent with those used for 2019 financial reporting purposes under FASB ASC Topic 715, “Compensation – Retirement Benefits” (“Topic 715”) unless otherwise directed by Regulation S-K. Some of those assumptions are as follows:

•	Benefits were assumed to commence at age 65;
•	The assumed form of payment at distribution was the lump sum option;
•	All benefits and present values are determined as of December 31, 2019, the Topic 715 measurement date;
•	The discount rate used to determine present values was 1.95% at December 31, 2019;
•	The rate of future interest credits used to determine present values as of December 31, 2019 is 2.05% per annum, and the rate of future interest credits used at December 31, 2018 was a select and ultimate assumption starting at 3.00% per annum for 2019 through 2021 and phasing to 3.25% for 2022 and beyond; and
•	No pre-retirement mortality, termination, retirement, or disability was assumed.

See Note 21 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for additional information regarding our accounting policy and assumptions for employee benefit plans.

Nonqualified Deferred Compensation in 2019

The following table shows certain information for TCF’s nonqualified account-type plans for the NEOs. In September 2006, the Legacy TCF board approved the TCF Financial Corporation Deferred Compensation Plan (the “DC Plan”, formerly the Chemical Financial Corporation Deferred Compensation Plan), a voluntary nonqualified supplemental retirement program for a select group of management personnel.

The TCF 401K Supplemental Plan (the “Supplemental Plan”) shown below is a Legacy TCF nonqualified supplemental program for the TCF 401K Plan, a qualified tax or deferred plan under Section 401(k) of the Code which we assumed in connection with the Merger.

The TCF contributions shown in the table for the Supplemental Plan are matching contributions which are made at the same rate as under the TCF 401K Plan. For further information about this plan, refer to the CD&A under “Compensation of Named Executive Officers – Other Forms of Compensation.” The Deferred Stock Plan is also a Legacy TCF plan that we assumed in connection with the Merger which consists solely of previously-deferred vested TCF common stock. The Supplemental Plan was amended October 23, 2019 to discontinue future deferrals by participants effective as of January 1, 2020.

		Executive	Registrant	Aggregate		Aggregate
		Contributions	Contributions	Earnings	Aggregate	Balance at
		in Last Fiscal	in Last Fiscal	in Last Fiscal	Withdrawals/	December 31,
		Year	Year	Year	Distributions	2019
Name	Plan	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
Dahl	Supplemental Plan	257,564	116,666	449,852	(70,133)	2,695,014
	Deferred Stock Plan	—	—	556,284	(73,762)	2,675,147
Provost	DC Plan	—	—	89,881	—	516,145
Klaeser	DC Plan	—	—	954,412	—	4,667,137
Torgow	DC Plan	—	—	26,222	—	1,295,395
Shafer	DC Plan	587,600	—	187,606	—	1,564,519
Maass	Supplemental Plan	207,702	37,932	44,859	(8,917)	400,013
(1)	Amounts included in this column are included in the “Salary” column in the Summary Compensation Table. Amounts included in the Summary Compensation Table for Messrs. Dahl and Maass reflect contributions from the Merger Date.
(2)	The amounts shown in this column are reported as compensation in the Summary Compensation Table. Amounts included in the Summary Compensation Table for Messrs. Dahl and Maass reflect contributions from the Merger Date.
(3)	Amounts consist of dividend equivalents and unrealized appreciation or depreciation on the deemed account investments, primarily TCF common stock. There were no above-market or preferential earnings or appreciation in 2019 or previous years. Amounts included in this column are not included in the Summary Compensation Table.
(4)	Amounts consist of dividend equivalents on deemed investments in TCF common stock and distributions of vested shares from the Deferred Stock Plan which were included for each participant in the Summary Compensation Table in the years granted. The dividend equivalents are also included in the Aggregate Earnings in Last Fiscal Year column of this table.
(5)	The aggregate balance at last fiscal year-end shown in this column includes contributions in prior years which were reported as “Salary” and “All Other Compensation” on the Summary Compensation Table for the applicable year.

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Material Information Regarding the DC Plan

•	The NEOs in this Proxy Statement are eligible to participate in the DC Plan. Participants may elect to defer up to 85% of their compensation to the DC Plan. The election to defer compensation under the DC Plan is irrevocable for each plan year as of the beginning of the plan year. Participant contributions are made into a grantor trust for the purpose of providing for payment of the deferred compensation under this plan. The investment of employee contributions are self-directed by participants within an established array of money market, equity and fixed income mutual funds. The aggregate earnings on these investments, by each NEO who is a participant in the DC Plan, are included in the table above, and are attributable to the specific investments selected by each participant. Participants may change the designation of their investments at such times as mutually agreed by the parties. As of December 31, 2019, participants could change their investment designation on a daily basis.
•	Participants elect, in advance of the deferral of their compensation, when the funds will be distributable. The aggregate balances of the participants are distributable, as designated by each participant, during January of the calendar year following the calendar year in which any of the following occur: the participant’s termination of employment; a change in control; the participant’s death or disability; an unforeseeable emergency; or at a specified time, as determined by the participant. In addition, distributions may be made from the DC Plan in the event of an unforeseeable emergency. The DC Plan allows distributions to be made in a lump sum or up to 15 annual installments. Participants may change their current distribution election as long as the change is made at least 12 months prior to their first payment and is delayed by at least 5 years. The DC Plan is unfunded for tax purposes and for purposes of ERISA.

Material Information Regarding the Supplemental Plan

•	Covered compensation and contributions under a 401(k) plan are subject to certain limits imposed by the IRS. Legacy TCF maintained the Supplemental Plan to allow Legacy TCF NEOs to make pre-tax contributions from their salary and annual cash incentives at the same rate as under the TCF 401K Plan up to a total of 50% of covered pay and to receive an employer matching contribution at the same rate as under the TCF 401K Plan on their contributions up to 5% of pay.
•	Employee contributions to the Supplemental Plan were invested, at the employee’s election, in the same investment choices that were available in the TCF 401K Plan. Employer matching contributions to the Supplemental Plan were invested 100% in TCF common stock.
•	The amounts allocated to the accounts of each of the NEOs that participated primarily consisted of deemed TCF common stock. Earnings on deemed TCF common stock investments in the plan during the period of January 1, 2019 through July 31, 2019 consisted of $.30 per share in dividend equivalents and appreciation of $1.89 per share. Earnings on deemed TCF common stock investments in the plan during the period of the Merger Date through December 31, 2019 consisted of $.70 per share in dividend equivalents and appreciation of $4.15 per share. Dividend-equivalent distributions are made from the Supplemental Plan at the same time and at the same rate as to holders of TCF common stock generally.
•	Distributions from the Supplemental Plan occur in a lump sum in the event of death, disability. Participants may also elect to receive a lump sum distribution either six months after termination, on a date certain or in the event of a change in control, or may receive a series of no more than ten annual payments following termination.
•	Deemed investments in TCF common stock selected by the NEOs generally cannot be changed during employment (except in certain change in control situations) and such investments are distributed in-kind upon termination of employment, either in a lump sum six months thereafter or in annual installments, as elected by the participant.

Material Information Regarding the Deferred Stock Plan

•	There were no contributions to the Deferred Stock Plan in 2019.
•	The accounts of the NEOs are deemed to be invested in shares of TCF common stock. Distributions are made in-kind in the form of TCF common stock.
•	Distributions are made in accordance with the terms of the restricted stock agreements applicable to the shares that have been deferred into the Deferred Stock Plan.
•	TCF’s cost of the Deferred Stock Plan in 2019 was $15,696 for recordkeeper and trustee expenses.
•	Shares of restricted stock contributed to the Deferred Stock Plan are not entitled to dividends until they vest.
•	TCF has established a trust fund to hold assets for the payment of benefits as they come due.
•	At December 31, 2019, the total investment in TCF common stock under the Deferred Stock Plan was 289,510 shares valued at $13,549,062.

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CEO Pay Ratio

The following pay ratio and supporting information compares the annual total compensation of our employees other than our CEO (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of Craig Dahl, our CEO as of December 31, 2019, as required by regulations promulgated pursuant to Section 953(b) of the Dodd-Frank Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Due to the substantial change in our employee population resulting from the Merger, we calculated a new median employee as of December 31, 2019 (as discussed in more detail below) and calculated the pay ratio of our CEO against our 2019 median employee.

For 2019, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our CEO) was $45,637; and
•	The annual total compensation of Mr. Dahl, our CEO was $5,078,116 as determined by annualizing his compensation using the method discussed below.

Based on this information, the ratio of the total compensation of our CEO to the median of the annual total compensation of all other employees was 111 to 1. Because Mr. Dahl became our CEO on the Merger Date, his total compensation as reported in the Summary Compensation Table included in this Proxy Statement is calculated based on payments from TCF from the Merger Date through December 31, 2019. Therefore, we annualized his compensation to provide a more complete approximation of his total compensation for the full year. To determine the pay ratio, we took the following steps:

We determined that as of December 31, 2019, the determination date, our employee population consisted of approximately 8,022 individuals, primarily located in the United States, but including our Canadian employees. This population consists of full-time, part-time, temporary and seasonal employees of TCF and each of its direct and indirect subsidiaries. However, it does not include independent contractors who were employed by and had their compensation determined by unaffiliated third parties. To identify the “median employee” from our employee population, we compared the wages of our employees as reflected in our payroll records and reported in Box 5, Medicare Wages, to the Internal Revenue Service on Form W-2 for 2019. Because we offer a variety of compensation arrangements to our employees, including base salary, bonus, commissions and other incentive arrangements, we believe this was the most appropriate and comprehensive methodology for capturing the many different compensation arrangements we offer. We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation.

We annualized the compensation of employees that we hired in 2019, who were not employed for the full year (including the employees we assumed in connection with our Merger), by dividing their 2019 W-2 Box 5, Medicare Wages, by (a) the number of regular hours they worked in 2019, plus (b) the number of overtime hours they worked in 2019 times 1.5, and then multiplied the result by their full-time or part-time standard annual hours. We annualized compensation for part-time employees without making a full-time equivalent adjustment for part-time employees. Amounts paid in Canadian dollars were converted to U.S. dollars using the 2019 12-month average exchange rate. We used first quarter wages to annualize the compensation for three Legacy TCF employees that were on leave after the Merger Date.

Once we identified our median employee, we calculated such employee’s annual total compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $45,637.

To annualize Mr. Dahl’s compensation due to his partial year tenure as our CEO, we calculated the sum of Mr. Dahl’s: (i) base salary, (ii) full annual cash incentive for 2019, (iii) long-term equity awards granted by Legacy TCF in January 2019 which were converted to TRSUs of TCF at the Merger Date, (iv) any actual change in pension value for all of 2019, and (v) all other compensation reportable pursuant to Item 402(c)(2) (ix) paid by us and Legacy TCF for the full year. We believe that annualizing Mr. Dahl’s post-Merger base salary, and adding his equity compensation granted by Legacy TCF (since he did not receive any additional equity in connection with the Merger) reflects the truest depiction of both his total compensation and the ratio of that compensation to that of our median employee.

Employment, Retention and Equity Award Agreements

Below is a summary of employment and other arrangements with our NEOs. Cause, Good Reason, and Change in Control for each individual are defined below. Other capitalized terms not defined below have the meaning assigned to them in such individual’s agreement. For more information on termination and other severance payment rights of each NEO, see “Potential Payments Upon Termination or Change in Control” herein.

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Craig Dahl Employment and Equity Award Agreements

On November 6, 2019, we entered into an amended and restated employment agreement with Mr. Dahl, effective November 6, 2019, which will continue through November 6, 2022, pursuant to which he is entitled to receive:

•	An annual salary of at least $1,050,000, subject to annual review and increase;
•	Annual target bonus opportunity that is no less than 100% of base salary;
•	Annual equity-based award with a target value equal to 200% of base salary; and
•	Perquisites including but not limited to an auto allowance and payment of certain membership fees.

In addition, if Mr. Dahl’s employment is terminated by TCF without Cause or by Mr. Dahl for Good Reason, subject to Mr. Dahl’s execution and non-revocation of a release of claims, Mr. Dahl will be eligible to receive:

•	A lump sum equal to 2.5 times the sum of (i) his Annual Base Salary and (ii) the average of his annual bonus for the three most recently completed fiscal years;
•	Any earned but unpaid annual bonus;
•	The acceleration and vesting of all outstanding equity awards; and
•	Payment of monthly COBRA insurance premiums for up to twenty-four months.

In addition, the definition of Change in Control was changed by increasing the percentage of securities of TCF that any person would have to become the beneficial owner of in order to qualify as a Change in Control from 30% to 40% and the definition was expanded to include an “Active Change in Control Proposal Period” as defined in the Employment Agreement consistent with employment agreements executed by our other executives in connection with the Merger. For more details on termination payments paid to each NEO, see “Potential Payments Upon Termination or Change in Control” herein.

Equity Award Agreements

Restricted Stock Award Agreements dated January 25, 2017, January 24, 2018, March 6, 2018, and February 8, 2019

As described above, Mr. Dahl’s employment agreement will govern the treatment of restricted stock awards (which were converted into TRSUs as of the Merger Date) granted under the Restricted Stock Award Agreements dated January 25, 2017, January 24, 2018, March 6, 2018, and February 8, 2019 in the event he (a) is terminated by us without Cause, (b) terminates his employment for Good Reason, (c) dies, (d) is terminated due to a Disability, or (e) Retires with one year’s advance notice.

Performance-Based Restricted Stock Unit Agreements dated January 25, 2017, January 24, 2018, and February 8, 2019

As described above, Mr. Dahl’s employment agreement will govern the treatment of performance-based restricted stock units (which were converted into TRSUs as of the Merger Date) granted under the Performance-Based Restricted Stock Unit Agreements dated January 25, 2017, January 24, 2018, and February 8, 2019 in the event he (a) is terminated by us without Cause, (b) terminates his employment for Good Reason, (c) dies, (d) is terminated due to a Disability, or (e) Retires with one year’s advance notice.

David Provost and Gary Torgow Retention and Equity Award Agreements

Retention Agreements

On January 27, 2019, TCF entered into retention agreements with Messrs. Provost and Torgow, effective August 1, 2019 and amended and restated on March 10, 2020, which will continue through August 1, 2022 (except in the event of a Change in Control, in which case the agreement will expire on the later of August 1, 2022 or two years following the date on which such Change in Control occurred) and provide for the following:

•	An annual salary of $950,000, subject to annual review and increase;
•	Annual target bonus opportunity that is equal to 100% of base salary;
•	Annual equity-based award with a target value equal to 200% of base salary;
•	Perquisites including but not limited to an auto allowance and payment of certain membership fees; and
•	Participation in the same benefit plans as apply to TCF Senior Executives generally, and on the same terms and conditions.

Upon any termination of executive’s employment during or following expiration of the term of the retention agreement, TCF will continue to provide each executive with the Office of the Chair Benefits while the executive continues to serve on the Board, including an office suite, use of a driver, certain technological equipment, and access to the company aircraft, in each case with respect to business activities on behalf of TCF.

If Messrs. Provost or Torgow’s employment is terminated by TCF without Cause or by the executive for Good Reason, subject to the executive’s execution and non-revocation of a release of claims, he is eligible to receive:

•	Two times the sum of (a) the executive’s then current Base Salary and (b) the average of the executive’s annual bonus for the three most recently completed calendar years (with each bonus calculated as the higher of the actual bonus, including amounts deferred or paid in the form of equity, or $1.5 million per year (such highest bonus, the “Recent Bonus”)), payable in equal installments over 104 weeks; and
•	A lump sum payment equal to 24 times the executive’s monthly contribution towards coverage under COBRA.

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As of December 31, 2019, if either Messrs. Provost or Torgow retired on or after 18 months following the Merger Date, upon 30 days’ notice and subject to a release of claims and 24-month non-competition and non-solicitation agreement, he was eligible to receive base salary and bonus payments for the remainder of the time from such retirement until the end of the term.

Following the entry into amended and restated retention agreements with Messrs. Provost and Torgow on March 10, 2020 which eliminated the provisions of the retention agreements related to cash severance payments and accelerated equity benefits upon retirement after 18 months following the Merger Date, all equity-based awards granted to Messrs. Provost and Torgow are governed by the terms of the specific awards as described below.

Equity Award Agreements

TRSU Agreements dated February 27, 2018

As described above, Messrs. Provost’s and Torgow’s retention agreements will govern the treatment of TRSUs granted under the TRSU agreements dated February 27, 2018 in the event the executive (a) is terminated by us without Cause, (b) terminates his employment for Good Reason, (c) dies, or (d) is terminated due to a Disability.

If the executive retires on one year’s advance notice after reaching age 55 following at least ten years of service, under the TRSU agreements, unvested TRSUs will vest on a pro rata basis based on the number of months that have passed since the last annual vesting date, or if no vesting date has occurred, the grant date, and the effective date of his termination.

TRSU and PRSU Agreements dated February 25, 2019

We entered into TRSU and PRSU agreements with Messrs. Provost and Torgow on February 25, 2019. Under such TRSU agreements, if the executive is terminated without Cause by us or the executive terminates his employment for Good Reason, in either case following a Change in Control, or if the executive retires on one year’s advance notice after reaching age 55 following at least ten years of service or on or following 18 months following the Merger without one year’s notice, all TRSUs granted to the executive, including TRSUs issued under prior agreements and plans, will 100% vest.

Under the terms of such PRSUs, because the Merger resulted in a Change in Control, the performance metrics of all PRSUs, including PRSUs issued under prior agreements and plans, were measured as of the latest practicable date before the Merger Date, and the number of PRSUs was fixed at the greater of the target (100%) performance level or actual performance, the “earned PRSUs,” and such earned PRSUs are now subject only to time-based vesting requirements based on the executive’s continued service through the applicable performance period. If, following the Merger, the executive’s employment is terminated without Cause or he terminates his employment for Good Reason, the earned PRSUs will vest as of his employment termination date. Following the Merger, each executive’s earned PRSUs will fully vest on his Retirement (on one year’s advance notice), on his death, or his Disability, whether granted hereunder or granted before February 25, 2019.

In the event of any conflict between the terms of the TRSU or PRSU agreement (as applicable), and his retention agreement and/or the terms of the 2017 Stock Plan, the provisions of the TRSU or PRSU agreement (as applicable), or, to the extent more favorable, the retention agreement will control; provided, however, that any provisions of the TRSU or PRSU agreement (as applicable) relating to the timing of settlement or payment in respect of the TRSUs or PRSUs (as applicable) will control in the event of any conflict between the TRSU or PRSU agreement (as applicable), the 2017 Stock Plan, any prior plan and the award agreements thereunder, and his retention agreement.

Dennis Klaeser Employment and Equity Award Agreements

Employment and Letter Agreement

On July 1, 2018, TCF entered into an employment agreement with Mr. Klaeser, effective July 1, 2018, which was supplemented by his letter agreement dated December 13, 2019. The employment agreement, as supplemented by the letter agreement, will continue through October 1, 2020, when he will incur a Termination without Cause and he will be entitled to receive the Change in Control Severance Pay as defined in his employment agreement. Under Mr. Klaeser’s employment agreement, as supplemented, he is entitled to receive:

•	An annual salary of $750,000, subject to annual review and adjustment;
•	Annual target bonus opportunity that is no less than 80% of base salary;
•	Annual equity-based award with a target value equal to 80% of base salary;
•	Perquisites including but not limited to an auto allowance and payment of certain membership fees; and
•	Participation in the same benefit plans as apply to TCF Senior Executives generally, and on the same terms and conditions.

When Mr. Klaeser’s employment terminates on October 1, 2020, he will be eligible to receive the following Change in Control Severance Pay:

•	A lump sum payment equal to two times the sum of (a) his then current Base Salary and (b) the average of his annual bonus for the three most recently completed calendar years;
•	His pro rata bonus for 2020;
•	The acceleration and vesting of all outstanding equity awards;
•	12 months of outplacement services through an external firm following termination; and
•	A lump sum health care stipend of $10,000.

Under his employment agreement, if Mr. Klaeser experiences a qualifying termination within two years following a Change in Control, or within six months before the date of a Change in Control, we will pay him the above-described severance payment in a lump sum cash payment and he will be entitled to the above-referenced benefits.

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Under Mr. Kleaser’s employment agreement, he is not entitled to any additional severance payments in the event of his termination due to death, Disability or Retirement with one year’s advance notice.

In addition, under his employment agreement, in the event he (a) is terminated by us without Cause, (b) terminates his employment for Good Reason, (c) dies, (d) is terminated due to a Disability, or (e) Retires on one year’s advance notice after December 31, 2019, all equity-based awards will be treated as follows: all unvested stock options will immediately vest, the restrictions on all time-vesting restricted stock will lapse, all TRSUs will immediately vest and be convertible into shares of our common stock, and all PRSUs will be settled at 100% of target; provided, that, any PRSUs granted before November 2, 2017, will continue to be subject to their terms on such date.

Equity Award Agreements

TRSU Agreements dated February 27, 2018

As described above, Mr. Klaeser’s employment agreement will govern the treatment of TRSUs granted under the TRSU Agreements dated February 27, 2018 in the event he (a) is terminated by us without Cause, (b) terminates his employment for Good Reason, (c) dies, (d) is Disabled, or (e) his Retirement after December 31, 2019 (on one year’s advance notice).

TRSU and PRSU Agreements dated February 25, 2019

We entered into TRSU and PRSU agreements with Mr. Klaeser on February 25, 2019. Under such TRSU agreements, if he is terminated without Cause by us or he terminates his employment for Good Reason, in either case following a Change in Control, all TRSUs granted to him, including TRSUs issued under prior agreements and plans, will 100% vest.

Under the terms of such PRSUs, because the Merger resulted in a Change in Control, the performance metrics of all PRSUs, including PRSUs issued under prior agreements and plans (including PRSUs granted before November 2, 2017), were measured as of the latest practicable date before the Merger Date, and the number of PRSUs was fixed at the greater of the target (100%) performance level or actual performance, which we refer to as the “earned PRSUs,” and such earned PRSUs are now subject only to time-based vesting requirements based on the executive’s continued service through the applicable performance period. If, following the Merger, Mr. Klaeser’s employment is terminated without Cause or he terminates his employment for Good Reason, the earned PRSUs will vest as of his employment termination date. Following the Merger, his earned PRSUs will fully vest on his Retirement (on one year’s advance notice), death or Disability, whether granted hereunder or granted before February 25, 2019.

In the event of any conflict between the terms of the TRSU or PRSU agreement (as applicable), and his employment agreement and/or the terms of the 2017 Stock Plan, the provisions of the TRSU or PRSU agreement (as applicable), or, to the extent more favorable, the employment agreement will control; provided, however, that any provisions of the TRSU or PRSU agreement (as applicable) relating to the timing of settlement or payment in respect of the TRSUs or PRSUs (as applicable) will control in the event of any conflict between the TRSU or PRSU agreement (as applicable), the 2017 Stock Plan, any prior plan and the award agreements thereunder, and the employment agreement.

Thomas Shafer Employment and Equity Award Agreements

Employment Agreement

On July 31, 2019, TCF entered into an amended employment agreement with Mr. Shafer which will continue through August 1, 2021 and automatically renews for successive periods unless either party provides the other party with notice of intention to terminate at least 30 days before an anniversary of the effective date, in which case the agreement will terminate at the end of the then-current two-year term. Under Mr. Shafer’s employment agreement, he is entitled to receive:

•	An annual salary of $950,000, subject to annual review and adjustment;
•	Annual target bonus opportunity that is no less than 100% of base salary;
•	Annual equity-based award with a target value equal to 100% of base salary;
•	Perquisites including but not limited to an auto allowance and payment of certain membership fees; and
•	Participation in the same benefit plans as apply to TCF Senior Executives generally, and on the same terms and conditions.

If Mr. Shafer’s employment is terminated by TCF without Cause or by him for Good Reason, each a qualifying termination, not within six months before or two years after a Change in Control, subject to his execution and non-revocation of a release of claims, Mr. Shafer will be eligible to receive:

•	two times the sum of (a) his then current Base Salary and (b) the average of his annual bonus for the three most recently completed fiscal years, payable in equal installments over 104 weeks; provided, that, Mr. Shafer will not be entitled to such severance payment if he experiences a qualifying termination within two years of the Merger Date;
•	12 months of outplacement services through an external firm following termination; and
•	A lump sum health care stipend of $10,000.

Under his employment agreement, if Mr. Shafer experiences a qualifying termination within two years following a Change in Control, or within six months before the date of a Change in Control, we will pay him the above-described severance payment in a lump sum cash payment and he will be entitled to the above-referenced benefits; provided, that, the Merger will not constitute a Change in Control. In addition, if he experiences a qualifying termination after the Change in Control, his outstanding equity awards will vest as described below, except that PRSUs will vest at the greater of target or actual performance.

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Under Mr. Shafer’s employment agreement, he is not entitled to any additional severance payments in the event of his termination due to death, Disability or Retirement with one year’s advance notice.

In addition, under his employment agreement, in the event he (a) is terminated by us without Cause, (b) terminates his employment for Good Reason, (c) dies, (d) is terminated due to a Disability, or (e) his Retirement on one year’s advance notice, all equity-based awards will be treated as follows: all unvested stock options will immediately vest, the restrictions on all time-vesting restricted stock will lapse, all TRSUs will immediately vest and be convertible into shares of our common stock, and all PRSUs will be settled at 100% of target; provided, that, any PRSUs granted before November 2, 2017, will continue to be subject to their terms on such date.

Equity Award Agreements

TRSU Agreements dated February 27, 2018

As described above, Mr. Shafer’s employment agreement will govern the treatment of TRSUs granted under the TRSU agreements dated February 27, 2018 in the event he (a) is terminated by us without Cause, (b) terminates his employment for Good Reason, (c) dies, (d) is Disabled, or (e) his Retirement (on one year’s advance notice).

TRSU and PRSU Agreements dated February 25, 2019

Mr. Shafer entered into the same form of TRSU and PRSU Agreements dated February 25, 2019 that are described above for Mr. Klaeser under the heading “Dennis Klaeser Employment and Equity Award Agreements—Equity Award Agreements—TRSU and PRSU Agreements date February 25, 2019.”

2019 Equity Retention Award

As described under the heading “Compensation Highlights—Equity Retention Awards” in the CD&A of this proxy statement, in connection with the Merger, we granted equity retention awards consisting of TRSUs to induce Mr. Shafer to remain employed with us following the Merger Date. The retention award agreement provides that, in the event of his termination without Cause by us, or if he terminates his employment for a Modified Good Reason, or if he dies, is terminated due to Disability, or he terminate due to his Retirement (on one year’s advance notice), then all remaining restrictions will lapse, and such award will 100% vest. A Modified Good Reason means (a) any material reduction in his Base Salary, as it may be adjusted from time to time, without a corresponding reduction in the base salaries of the other executives of TCF, or (b) any requirement by TCF (without the his consent) that he be principally based at any office or location more than 60 miles from his principal work location as of the grant date. In addition, under the retention award agreement, if he is terminated without Cause by us or he terminates his employment for Good Reason, in either case following a Change in Control (other than the Merger), all TRSUs granted to him under the agreement will 100% vest.

Brian Maass Employment and Equity Award Agreements

Employment Agreement

On December 13, 2019, TCF entered into an amended employment agreement with Mr. Maass, effective December 13, 2019, which will continue through December 13, 2021, and automatically renews for successive one-year periods unless either party provides the other party with notice of intention to terminate at least 30 days before an anniversary of the effective date. Under Mr. Maass’ employment agreement, he is entitled to receive:

•	An annual salary of at least $575,000, subject to annual review and adjustment;
•	Annual cash incentive opportunity and long-term incentive awards, at levels commensurate with his position; and
•	Participation in the same benefit plans as apply to TCF salaried employees generally, and on the same terms and conditions

If Mr. Maass’ employment is terminated by TCF without Cause or by him for Good Reason, each a qualifying termination, not within six months before or two years after a Change in Control, subject to his execution and non-revocation of a release of claims, Mr. Maass will be eligible to receive:

•	1.5 times the sum of (i) his then current Base Salary and (ii) the average of his annual bonus for the three most recently completed calendar years, payable in equal installments over 78 weeks; provided, that, Mr. Maass will not be entitled to such severance payment if he experiences a qualifying termination within two years of the Merger Date;
•	12 months of outplacement services through an external firm following termination; and
•	A lump sum health care stipend of $10,000.

Under his employment agreement, if Mr. Maass experiences a qualifying termination within two years following a Change in Control, or within six months before the date of a Change in Control, we will pay him the above-described severance payment in a lump sum cash payment; provided, that, the Merger will not constitute a Change in Control. In addition, if he experiences a qualifying termination after the Change in Control, his outstanding equity awards will vest as described below, except that PRSUs will vest at the greater of target or actual performance.

Under Mr. Maass’ employment agreement, he is not entitled to any additional severance payments in the event of his termination due to death, Disability or Retirement with one year’s advance notice.

In addition, under his employment agreement, in the event he (a) is terminated by us without Cause, (b) terminates his employment for Good Reason, (c) dies, (d) is terminated due to a Disability, or (e) his Retirement on one year’s advance notice, all equity-based awards will be treated as follows: all unvested stock options will immediately vest, the restrictions on all time-vesting restricted stock will lapse, all TRSUs will immediately vest and be convertible into shares of our common stock, and all PRSUs will be settled at 100% of target.

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Equity Award Agreements

Restricted Stock Award Agreements dated April 22, 2015, January 25, 2017, January 24, 2018, March 6, 2018, and February 8, 2019

As described above, Mr. Maass’s employment agreement will govern the treatment of restricted stock awards granted under the Restricted Stock Award Agreements dated January 25, 2017, January 24, 2018, and February 8, 2019 in the event he (a) is terminated by us without Cause, (b) terminates his employment for Good Reason, (c) dies, (d) is terminated due to a Disability, or (e) Retires with one year’s advance notice.

Performance-Based Restricted Stock Unit Agreements dated January 25, 2017, January 24, 2018, and February 8, 2019

As described above, Mr. Maass’s employment agreement will govern the treatment of performance-based restricted stock granted under the Performance-Based Restricted Stock Unit Agreements dated January 25, 2017, January 24, 2018, and February 8, 2019 in the event he (a) is terminated by us without Cause, (b) terminates his employment for Good Reason, (c) dies, (d) is terminated due to a Disability, or (e) Retires with one year’s advance notice.

2019 Equity Retention Award

As described under the heading “Compensation Highlights—Equity Retention Awards” in the CD&A of this proxy statement, in connection with the Merger, we granted equity retention awards consisting of TRSUs to induce Mr. Maass to remain employed with us following the Merger Date. The form of award agreement is described above under the heading “Thomas Shafer Employment and Equity Award Agreements—Equity Award Agreements—2019 Equity Retention Award.”

Definitions under Employment, Retention and Equity Award Agreements

Definitions of “Change in Control”

For purposes of all employment agreement with our NEOs and all TRSU and PRSU agreements entered into with any NEO in 2019, a Change in Control is deemed to occur upon: (a) the acquisition by a party of 40% or more of the voting stock of TCF’s then-outstanding securities; (b) a change in a majority of TCF’s Board of Directors over a two-year period (other than if such Directors were nominated by at least two-thirds of the Directors who were Directors at the beginning of the period, or whose nomination was so approved); or (c) holders of TCF common stock approving a merger or acquisition that results in TCF’s voting stock representing less than 60% of the shares outstanding immediately prior to such merger or acquisition, (but, a change of control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

For purposes of Mr. Dahl’s employment agreement only, a Change in Control is also deemed to occur upon holders of TCF common stock approving (a) a plan of complete liquidation of TCF, or (b) an agreement for the sale of all or substantially all of TCF’s assets.

The employment agreements of Messrs. Shafer, Klaeser, and Maass also define a Change in Control to include the acquisition, by a party or parties acting as a group, of TCF’s assets that have a total gross fair market value equal to or exceeding forty percent (40%) of the total gross fair market value of TCF’s assets in a single transaction or within a 12-month period ending with the most recent acquisition.

For purposes of any TRSU or PRSU agreements entered into with any NEO in 2019, a Change in Control also includes the acquisition, by a party or parties acting as a group, of TCF’s assets that have a total gross fair market value equal to or exceeding 40% of the total gross fair market value of TCF’s assets in a single transaction or within a 12-month period ending with the most recent acquisition.

Definitions of “Cause” and “Good Reason”

For purposes of Mr. Dahl’s employment agreement and equity awards, “Cause” generally includes: (a) the deliberate and continued failure to devote substantially all business time and best efforts to the performance of duties after 30 days’ written notice from the Board; (b) a deliberate and material violation of reasonable and lawful instructions of the Board; (c) gross misconduct; (d) conviction of a felony or any criminal charge involving moral turpitude and all appeals from such conviction have been exhausted; or (e) failure or refusal to comply with a reasonable and lawful policy, standard or regulation of Company in any material respect, relating to sexual harassment, other unlawful harassment or workplace discrimination.

For purposes of Messrs. Provost’s and Torgow’s retention agreements and equity awards, “Cause” generally means: (a) executive’s material breach of any provision in the employment agreement, which continues uncured after 20 days’ written notice from the Board; (b) executive’s failure or refusal to materially perform all lawful services required of executive by his employment position, which continues after 20 days’ notice from the Board; (c) executive’s commission of fraud, embezzlement, theft, or a crime constituting moral turpitude, which, in the reasonable good-faith judgment of the Board, renders continued employment harmful to TCF; (d) executive’s misappropriation of TCF’s assets or property; (e) executive’s conviction with respect to any felony or other crime which, in the reasonable good-faith judgment of the Board, adversely affects TCF or its reputation.

For purposes of Messrs. Klaeser’s, Shafer’s, and Maass’ employment agreements and TCF equity awards, “Cause” generally means: (a) removal by order of a regulatory agency having jurisdiction over TCF; (b) executive’s material breach of any provision in the employment agreement, which continues uncured after 20 days’ written notice from TCF; (c) executive’s failure or refusal to materially perform all lawful services required

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of executive by his employment position, which failure continues after 20 days’ written notice from TCF; (d) executive’s commission of fraud, embezzlement, theft, or a crime constituting moral turpitude, which, in the reasonable good-faith judgment of the Board, renders continued employment harmful to TCF; (e) executive’s misappropriation of TCF assets or property; or (f) executive’s conviction with respect to any felony or other crime which, in the reasonable good faith judgment of TCF’s Board, adversely affects TCF and its reputation.

For purposes of Mr. Dahl’s employment agreement, “Good Reason” generally means: (a) any material diminution in the scope of his authority and responsibility; (b) a material diminution in his base compensation, including bonus opportunity, benefits or perquisites; (c) a material change in geographic location at which he must perform the services; (d) requiring Mr. Dahl to report to a supervisor other than TCF’s Board; or (e) any other action or inaction that constitutes a material breach by TCF of the agreement. Additionally, under Mr. Dahl’s employment agreement, “Good Reason” also includes the failure of any acquirer of or successor to TCF to assume the obligations of TCF under Mr. Dahl’s employment agreement in connection with a change in control.

For purposes of Messrs. Provost’s and Torgow’s retention agreements and equity awards, “Good Reason” generally means: (a) any material reduction in his base salary, as it may be adjusted; (b) any material reduction in executive’s status, position or responsibilities; (c) any requirement (without executive’s consent) that he be principally based at any office or location more than 50 miles from executive’s principal work location immediately before the effective date of the agreement or (d) any material breach of the agreement by TCF.

For purposes of Messrs. Klaeser’s, Shafer’s, and Maass’ employment agreements and TCF equity awards (other than the retention equity awards), “Good Reason” generally means: (a) any material reduction in executive’s Base Salary, as it may be adjusted, without a corresponding reduction to the base salaries of other TCF executives; (b) any material reduction in executive’s status, position or responsibilities, including service on the Board; (c) any requirement (without executive’s consent) that he be principally based at any office or location more than 60 miles from executive’s principal work location as of the effective date of the agreement or (d) any material breach of the agreement by TCF. Additionally, under Mr. Maass’ employment agreement, “Good Reason” also includes the failure of TCF to promote Mr. Maass to the position of Chief Financial Officer by October 1, 2020.

Potential Payments Upon Termination or Change in Control

Each of our employment agreements with Messrs. Dahl, Provost, Klaeser, Torgow, Shafer and Maass provide for certain severance payments upon termination of employment, including with respect to Messrs. Dahl, Shafer and Maass, upon a qualifying termination following a change in control of TCF, but not including our Merger, each subject to the executive’s execution of a general release and waiver of claims against us or our affiliates.

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Potential Post-Employment Payments Due to Our Named Executive Officers

The following table shows potential post-employment payments due to each NEO upon termination from TCF under various circumstances, including a change in control of the Company, assuming that those events occurred on December 31, 2019. For purposes of the table, a “Qualifying Termination upon a Change in Control” means the executive’s termination without Cause by us or executive’s termination of his employment for Good Reason, each within six months before or two years after a Change in Control. We report amounts in the table without any reduction for possible delay in the commencement or timing of payments.

						Acceleration of Vesting
Termination Scenario	Cash Payments(1) ($)		Benefits(2) ($)		Stock Options(3) ($)	TRSUs(4) ($)		PRSUs(5) ($)		Legacy TCF Restricted Stock Awards(6) ($)	Total ($)
Craig Dahl
Termination For Cause or Retirement without Notice	—		—		—	—		—		—	—
Retirement with Notice	—		—		—	—		3,665,657		2,832,196	$6,497,853
Death or Disability	—		—		—	—		3,665,657		2,832,196	$6,497,853
Without Cause	6,131,562		26,809		—	—		3,665,657		2,832,196	12,656,225
Good Reason	6,131,562		26,809		—	—		3,665,657		2,832,196	12,656,225
Qualifying Termination Upon a Change in Control	—	(7)	—	(7)	—	—		3,665,657		2,832,196	$6,497,853
David Provost
Termination For Cause or Retirement without Notice	—		—		—	—		—		—	—
Retirement with Notice(8)	—		—		—	1,951,739	(9)	3,095,446	(10)	—	5,047,185
Death or Disability	—		—		—	2,625,012	(11)	3,095,446	(10)	—	5,720,458
Without Cause	4,900,000		26,809		—	2,625,012	(11)	3,095,446	(10)	—	10,647,266
Good Reason	4,900,000		26,809		—	2,625,012	(11)	3,095,446	(10)	—	10,647,266
Qualifying Termination Upon a Change in Control	—	(7)	—	(7)	—	2,625,012	(12)	3,095,446	(10)	—	5,720,458
Dennis Klaeser
Termination For Cause or Retirement without Notice	—		—		—	—		—		—	—
Retirement with Notice	—		—		—	—	(13)	—	(13)	—	—
Death or Disability	—		—		—	821,434	(11)	1,009,523	(10)	—	1,830,957
Without Cause	2,650,016		35,000		—	821,434	(11)	1,009,523	(10)	—	4,515,973
Good Reason	2,650,016		35,000		—	821,434	(11)	1,009,523	(10)	—	4,515,973
Qualifying Termination Upon a Change in Control	2,650,016		35,000		—	821,434	(11)	1,009,523	(10)	—	4,515,973
Gary Torgow
Termination For Cause or Retirement without Notice	—		—		—	—		—		—	—
Retirement with Notice(8)	—		—		—	—	(14)	—	(14)	—
Death or Disability	—		—		—	2,625,012	(11)	3,095,446	(10)	—	5,720,458
Without Cause	4,900,000		26,809		—	2,625,012	(11)	3,095,446	(10)	—	10,674,076
Good Reason	4,900,000		26,809		—	2,625,012	(11)	3,095,446	(10)	—	10,674,076
Qualifying Termination Upon a Change in Control	—	(7)	—	(7)	—	2,625,012	(12)	3,095,446	(10)	—	5,720,458
Thomas Shafer
Termination For Cause or Retirement without Notice	—		—		—	—		—		—	—
Retirement with Notice	—		—		—	—	(16)	—	(16)	—	—
Death or Disability	—		—		—	5,724,202	(11)	1,243,336	(10)	—	6,967,538
Without Cause	—	(15)	35,000		—	5,724,202	(11)	1,243,336	(10)	—	7,002,538
Good Reason	—	(15)	35,000		—	884,333	(17)	1,243,336	(10)	—	2,162,669
Modified Good Reason	—	(15)	35,000		—	5,724,202	(18)	1,243,336	(18)	—	7,002,538
Qualifying Termination Upon a Change in Control	3,102,500		35,000		—	5,724,202	(11)	1,243,336	(10)	—	10,105,038

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					Acceleration of Vesting
Termination Scenario	Cash Payments(1) ($)		Benefits(2) ($)	Stock Options(3) ($)	TRSUs(4) ($)		PRSUs(5) ($)		Legacy TCF Restricted Stock Awards(6) ($)		Total ($)
Brian Maass
Termination For Cause or Retirement without Notice	—		—	—	—		—		—		—
Retirement with Notice	—		—	—	—	(19)	—	(19)	—	(19)	—
Death or Disability	—		—	—	2,557,948	(11)	1,146,647	(20)	1,702,818		5,407,413
Without Cause	—	(15)	35,000	—	2,557,948	(11)	1,146,647	(20)	1,702,818		5,442,413
Good Reason	—	(15)	35,000	—	—	(17)	1,146,647	(20)	1,702,818		2,884,465
Modified Good Reason	—	(15)	35,000	—	2,557,948	(18)	1,146,647	(20)	1,702,818		5,442,413
Qualifying Termination Upon a Change in Control	1,517,764		35,000	—	2,557,948	(11)	1,146,647	(20)	1,702,818		6,960,177
(1)	Represents cash payments pursuant to the executive employment agreements or retention agreements, as applicable, described above, as follows:
•	Mr. Dahl: 2.5 times the executive’s base salary, plus 2.5 times his average bonus of $1.4 million. Mr. Dahl’s average bonus includes his cash bonuses received in 2016 and 2018 pursuant to the Legacy TCF MIP applicable for each year, and the cash value of the equity award he received in 2017 in lieu of the cash bonus he earned pursuant to the Legacy TCF 2017 MIP. For purposes of this calculation, we have not included annual cash incentive payments for the year-ended 2019.
•	Messrs. Provost and Torgow: two times the executive’s base salary, plus two times his average bonus of $1.5 million. For purposes of this calculation, we have not included annual cash incentive payments for the year-ended 2019.
•	Messrs. Klaeser and Shafer: two times the executive’s base salary plus the average of the executive’s cash bonuses under our annual cash incentive plan for each of the most recent three complete calendar years (or such lesser number of completed calendar years that executive has been employed by us). For purposes of this calculation, we have not included annual cash incentive payments for the year-ended 2019.
•	Mr. Maass: one and a half times the executive’s base salary plus the average of the executive’s cash bonuses under our annual cash incentive plan for each of the most recent three complete calendar years (or such lesser number of completed calendar years that executive has been employed by us). For purposes of this calculation, we have not included annual cash incentive payments for the year-ended 2019.
(2)	Pursuant to executive employment or retention agreements, amounts reported for each executive are as follows:
•	Messrs. Dahl, Provost and Torgow: a lump sum amount equal to 24 times the executive’s monthly contribution towards COBRA for employee dependent health, prescription drug and dental coverage elections under our employee benefit plans providing such benefits, minus the COBRA administrative cost.
•	Messrs. Klaeser, Shafer and Maass: a lump sum health care stipend in the amount of $10,000 and the value of executive-level outplacement services for a period not to exceed 12 months, estimated at $25,000.
(3)	Mr. Shafer is the only named executive officer with unvested stock options; however, none were in-the-money at December 31, 2019.
(4)	Amount represents the market value, including dividend equivalents, of unvested TRSUs. The valuation of these awards is based on the closing price of our common stock as reported on Nasdaq of $46.80 per share on December 31, 2019.
(5)	Amount represents the market value, excluding dividend equivalents, of unvested PRSUs that were converted into earned PRSUs as of the Merger Date. The market value of these awards is based on the closing price of our common stock as reported on Nasdaq of $46.80 per share on December 31, 2019. The PRSUs granted to Messrs. Provost, Klaeser, Torgow and Shafer in 2017, 2018 and 2019, as applicable, were converted into earned PRSUs at rates equal to 100%, 112.5% and 100%, respectively, of the target number of shares on the Merger Date. The Legacy TCF PRSUs granted to Messrs. Dahl and Maass in 2017, 2018 and 2019 were converted into earned PRSUs at rates equal to 150%, 150% and 100%, respectively, of the target number of shares on the Merger Date.
(6)	Amount represents the market value of unvested Legacy TCF restricted stock awards that were converted as of the Merger Date. The awards did not include dividend rights for unvested shares. The market value of these awards is based on the closing price of our common stock as reported on Nasdaq of $46.80 per share on December 31, 2019. Represents full vesting of the Legacy TCF restricted stock awards under the executive’s employment agreement or award agreement, as applicable.
(7)	With respect to Messrs. Dahl, Provost and Torgow, neither their employment agreements nor retention agreements, as applicable, contain any severance provisions that are based on or otherwise relate to a Change in Control; however, each executive would receive a cash severance payment of $6,131,562 (with respect to Mr. Dahl) and $4,900,000 (with respect to Messrs. Provost and Torgow) if the executive is terminated by us without Cause or if he terminates his employment for Good Reason, whether or not such termination follows a Change in Control, assuming such qualifying termination occurred on December 31, 2019. Messrs. Provost and Torgow are also entitled to the benefits disclosed in footnote two on a termination without Cause or if he terminates his employment for Good Reason, whether or not such termination follows a Change in Control.
(8)	Under the retention agreements, Messrs. Provost and Torgow were only entitled to cash severance and benefits if they retired 18 months after the Merger Date, which date had not passed as of December 31, 2019. On March 10, 2020, Messrs. Provost and Torgow entered into amended and restated retention agreements with us eliminating the provisions of the retention agreements related to cash severance payments and accelerated equity benefits upon retirement after 18 months.
(9)	Represents pro rata vesting under the executive’s February 27, 2018 TRSU agreement and full vesting under the executive’s February 25, 2019 TRSU agreement.
(10)	Represents full vesting of earned PRSUs under the February 25, 2019 PRSU agreement.
(11)	Represents full vesting of TRSUs under the executive’s retention agreement or employment agreement, as applicable.
(12)	Represents full vesting of TRSUs under the 2018 and 2019 TRSU agreements.
(13)	Under Mr. Klaeser’s employment agreement, he is not eligible for Retirement with one year’s advance notice until after December 31, 2019. Similarly, under his applicable TRSU and PRSU agreements, he does not meet the definition of Retirement because he has not attained ten years of service.
(14)	Under Mr. Torgow’s equity agreements, he is not eligible for Retirement with one year’s advance notice because he has not attained ten years of service.
(15)	Under Messrs. Shafer’s and Maass’ employment agreements, for the first two years after the Merger Date, he will not be entitled to receive the cash severance payment described in footnote one, above, if he is terminated without “Cause” by us or if he terminates his employment for “Good Reason,” but he will be entitled to the benefits described in footnote two, above.
(16)	Under Mr. Shafer’s employment agreement and equity agreements, he is not eligible for Retirement with one year’s advance notice because he has not attained ten years of service.
(17)	Represents full vesting of TRSUs (except for the 2019 retention equity awards granted to Messrs. Shafer and Maass) under the executive’s employment agreement.
(18)	Represents full vesting of TRSUs under the executive’s employment agreement and the 2019 retention equity awards.
(19)	Under Mr. Maass’ employment agreement and equity agreements, he is not eligible for Retirement with one year’s advance notice because he has not reached age 55 or attained ten years of service.
(20)	Represents full vesting of PRSUs under the executive’s employment agreement.

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Equity Compensation Plans Approved by Shareholders

The following table provides information as of December 31, 2019 regarding TCF’s equity compensation plans, which consist of the Chemical Financial Corporation Stock Incentive Plan of 2019 (the “2019 Stock Plan”), Chemical Financial Corporation Stock Incentive Plan of 2017 (the “2017 Stock Plan”), the Chemical Financial Corporation Stock Incentive Plan of 2015 (the “2015 Stock Plan”), the Chemical Financial Corporation Stock Incentive Plan of 2012 (the “2012 Stock Plan”), and the Chemical Financial Corporation Stock Incentive Plan of 2006 (the “2006 Stock Plan”), each of which was approved by TCF’s shareholders, as well as the Amended and Restated Legacy TCF Financial 2015 Omnibus Incentive Plan (the “Legacy TCF Omnibus Plan”), which was approved by Legacy TCF’s shareholders and assumed by us in the Merger:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	556,613	$34.05	1,808,804	(2)
Equity compensation plans not approved by security holders(3)	—	—	2,271,524	(4)
TOTAL	556,613	$34.05	4,080,328
(1)	Plans approved by security holders include the 2019 Stock Plan, 2017 Stock Plan, the 2015 Stock Plan, the 2012 Stock Plan, and the 2006 Stock Plan.
(2)	Represents shares available for issuance under the 2019 Stock Plan.
(3)	Represents shares reserved for issuance under the Legacy TCF Omnibus Plan, which share reserve we assumed in the Merger. The Legacy TCF Omnibus Plan was approved by Legacy TCF shareholders before the Merger.
(4)	Represents shares available for issuance under the Legacy TCF Omnibus Plan to employees who (a) were employees of Legacy TCF before the closing of the Merger or (b) are hired by TCF or any of its subsidiaries after the closing of the Merger. The Legacy TCF Omnibus Plan authorizes the grant of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, performance-based restricted stock, and performance-based restricted stock units.

In addition, at December 31, 2019, we also had 59,360 shares issuable upon exercise of outstanding options, warrants and rights under plans assumed by us in various other merger transactions, with a weighted average exercise price of outstanding options, warrants and rights of $13.88 per share. No further grants will be made under these assumed plans. These assumed plans consisted of the Talmer Bancorp, Inc. 2009 Equity Incentive Plan (“TLMR Equity Incentive Plan”), the Lake Michigan Financial Corporation Stock Incentive Plan of 2003 and the Lake Michigan Financial Corporation Stock Incentive Plan of 2012 (collectively referred to as the “LMFC Stock Incentive Plans”). The TLMR Equity Incentive Plan granted non-statutory stock options that were awarded at the fair value of Talmer Bancorp, Inc. common stock on the date of grant. Effective as of our merger with Talmer Bancorp, Inc. on August 31, 2016, each option outstanding under the TLMR Equity Incentive Plan ceased to represent a stock option for TLMR common stock and was converted into a stock option for common stock of TCF. The LMFC Stock Incentive Plans granted non-statutory stock options that were awarded at the fair value of Lake Michigan Financial Corporation common stock on the date of grant. Effective as of our acquisition of Lake Michigan Financial Corporation on May 31, 2015, each option outstanding under the LMFC Stock Incentive Plans ceased to represent a stock option for LMFC common stock and was converted into a stock option for common stock of TCF. Payment for the exercise of an option at the time of exercise may be made in the form of shares of TCF’s common stock having a market value equal to the exercise price of the option at the time of exercise, or in cash. There are no further stock options or other awards available for grant under the TLMR Equity Incentive Plan or the LMFC Stock Incentive Plans. As of December 31, 2019, there were 43,132 options to purchase TCF’s common stock under the TLMR Equity Incentive Plan with a weighted average exercise price of $13.42 per share and 16,228 options to purchase TCF’s common stock outstanding under the LMFC Stock Incentive Plans with a weighted average exercise price of $15.10 per share.

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Proposal 2	Advisory (Non-Binding) Vote to Approve Executive Compensation (“Say on Pay”)

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), TCF is asking shareholders on an advisory (non-binding) basis to approve the executive compensation of TCF’s NEOs as described in the CD&A and tabular disclosure and accompanying narrative discussions of NEO compensation in this Proxy Statement and related material (“Say on Pay”). TCF conducts annual Say on Pay votes and expects to conduct the next Say on Pay vote at the 2021 Annual Meeting.

We believe that our executive compensation programs and policies appropriately align named executive officers’ incentives with shareholder interests and are designed to attract and retain high quality executive talent. We believe that our executive compensation programs and policies are and have been competitive within the industry and in comparison with the compensation programs and policies of competitors in the markets that we serve. We also believe that both TCF and our shareholders benefit from responsive corporate governance policies and dialogue.

We believe that shareholders have responded positively to the changes made over the last several years to our compensation program, with TCF receiving approximately 96% of votes cast “FOR” TCF’s compensation last year. The changes made by TCF in recent years include ensuring our equity awards have a “double trigger,” such that the award will not vest in connection with a change in control unless the executive’s employment is terminated without cause by us, or for good reason by the executive, within two years thereof, and that annual cash incentives are based on performance metrics that are widely used and tracked in the industry and demonstrate efficient use of capital.

In March 2020, after further review by the Compensation Committee, consideration of shareholder input and to continue our philosophy of best practices in corporate governance, the Compensation Committee determined that it was in the best interests of TCF and our shareholders to eliminate Messrs. Provost and Torgow’s right to voluntarily resign without Good Reason after 18 months following the Merger Date and receive full compensation for the remaining contract term. As a result, on March 10, 2020, we amended and restated Messrs Provost’s and Torgow’s retention agreements to eliminate the provisions of the retention agreements related to cash severance payments and accelerated equity benefits upon retirement after 18 months following the Merger Date.

Because the Compensation Committee believes that the program continues to appropriately reward executives for performance while not encouraging excessive risk taking, the Compensation Committee again approved our compensation program.

See “Compensation of Named Executive Officers” in the CD&A for a more complete discussion of TCF’s executive compensation program.

Resolution

Shareholders are asked to approve the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this is an advisory vote, the Compensation Committee values the views of our shareholders and will consider the outcome of the vote when determining future executive compensation arrangements.

Recommendation of the Board

The Board unanimously recommends that shareholders vote “FOR” this Proposal.

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Proposal 3	Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”), independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2020.

TCF is providing shareholders at the Annual Meeting with the opportunity to vote on an advisory (non-binding) vote on the appointment of KPMG. Such a vote is not required but is being solicited by TCF in order to determine if the shareholders approve of TCF’s appointment of KPMG as our independent registered public accountants. The Audit Committee’s appointment of KPMG is not contingent upon obtaining shareholder approval. In the event of a negative vote by shareholders, the Audit Committee will take such vote into consideration in determining whether to continue to retain KPMG. Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they so desire.

Recommendation of the Board

The Board unanimously recommends that shareholders vote “FOR” this Proposal.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from the independent registered public accountants, KPMG, required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and discussed the independence of KPMG with representatives of such accounting firm. The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 1301, Communications With Audit Committees.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

By the Audit Committee:

Julie H. Sullivan, Chair

Karen L. Grandstrand

Barbara J. Mahone

Roger J. Sit

Jeffrey L. Tate

Franklin C. Wheatlake

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Independent Registered Public Accountants

Fees paid to KPMG for the years ended December 31, 2018 and 2019 are as follows:

	2018	2019
Audit Fees(1)	$1,879,077	$5,461,093(2)
Audit-Related Fees(3)	80,000	504,600(4)
Tax Fees(5)	751,465	1,429,652(6)
All Other Fees	—	—
TOTAL	$2,710,542	$7,395,345
(1)	Amounts include fees for annual audit, quarterly reviews, separate opinions, consents and comfort letters.
(2)	Amount includes fees paid by Legacy Chemical through the Merger Date, and then by TCF as a combined enterprise. For the period from January 1, 2019 through the Merger Date, Legacy TCF paid $1,152,678 in fees to KPMG for audit fees.
(3)	Audit-Related Fees in 2018 and 2019 are related to employee benefit plan audits, servicing reports, agreed-upon procedures, and other audit-related work.
(4)	Amount includes fees paid by Legacy Chemical through the Merger Date, and then by TCF as a combined enterprise. For the period from January 1, 2019 through the Merger Date, Legacy TCF paid $41,250 in fees to KPMG for audit-related fees.
(5)	Tax Fees are primarily related to tax consulting and acquisition-related tax matters and also includes tax compliance services.
(6)	Amount includes fees paid by Legacy Chemical through the Merger Date, and then by TCF as a combined enterprise. For the period from January 1, 2019 through the Merger Date, Legacy TCF paid $257,500 in fees to KPMG for tax fees.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the registered public accountants’ independence.

Pre-approval Process

The Audit Committee has a Pre-Approval Policy to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. All services provided by the independent registered public accounting firm are either within general pre-approved limits or specifically approved by the Audit Committee. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the Audit Committee.

In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chair is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chair since the prior Committee approvals shall not exceed $500,000. Any services pre-approved by the Chair will be reported to and considered by the full Audit Committee at its next scheduled meeting. During 2019, all services provided by KPMG (including all of the services related to the fees described in the foregoing table) were pre-approved by the Audit Committee or by the Audit Committee Chair.

Each member of the Audit Committee is independent, as independence is defined in Section 5605(a)(2) of the Nasdaq listing rules.

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Background of Executive Officers who are not Directors

The following describes the business experience of executive officers of TCF Financial, or its principal wholly-owned subsidiary TCF Bank, who are not Directors of TCF Financial.

Thomas J. Butterfield (age 55) became Executive Vice President, Chief Technology and Operations Officer of TCF on August 1, 2019 in connection with the Merger. Before the Merger, Mr. Butterfield was Chief Information Officer of Legacy TCF since March 2015. Before joining Legacy TCF, from January 2014 to August 2014, Mr. Butterfield was the Senior Vice President, Technology Strategy & Business Solutions at Target Corp., an upscale discount retail company. Beginning in January 2006, Mr. Butterfield served in various leadership positions at Target, including acting Chief Information Officer of Target Canada, from January 2011 to December 2013.

James M. Costa (age 51) became Executive Vice President, Chief Risk Officer and Chief Credit Officer of TCF on August 1, 2019 in connection with the Merger. Before the Merger, Mr. Costa was the Chief Risk Officer since August 2013 and Chief Credit Officer since January 2017 for Legacy TCF and Legacy TCF Bank. He has over 30 years of financial services experience. Before joining Legacy TCF, from 2010 to 2013, Mr. Costa served as Executive Vice President of Risk and Head of Enterprise Portfolio Management at PNC Financial Services Group, Inc., a financial services institution, and before that, from 2004 to 2010, he led enterprise credit strategy for Wachovia Corporation, a financial services institution.

Joseph T. Green (age 65) became Executive Vice President, General Counsel, and Assistant Secretary of TCF on August 1, 2019 in connection with the Merger. Before the Merger, Mr. Green was Secretary of Legacy TCF since 2011 and General Counsel of Legacy TCF since 2009. He was also a Senior Vice President of Legacy TCF since 2008. Mr. Green served as General Counsel of Legacy TCF Bank since 1993, as Secretary of Legacy TCF Bank since 2001, and was an Executive Vice President of Legacy TCF Bank since 2010.

William S. Henak (age 61) became Executive Vice President, National Banking on August 1, 2019, in connection with the Merger. Before the Merger, Mr. Henak was Executive Vice President, Wholesale Banking of Legacy TCF since January 1, 2016 with oversight over the equipment finance and leasing, inventory finance and commercial banking business units. Mr. Henak had been President and Chief Executive Officer at TCF Equipment Finance, a division of Legacy TCF Bank, since December 2012, and had also served in various leadership roles with TCF Equipment Finance, Inc., a wholly owned subsidiary of Legacy TCF Bank, since 2000 when Legacy TCF acquired First Commercial Capital Corporation, a general equipment leasing company that Mr. Henak founded in 1995. Before that, Mr. Henak had been an Executive Vice President for Computer Leasing, Inc., a computer leasing company, since 1985. Before entering the equipment finance industry, Mr. Henak was a Certified Public Accountant with KPMG Peat Marwick.

Andrew J. Jackson (age 61) became Chief Audit Executive Officer on August 1, 2019 in connection with the Merger. Before the Merger, Mr. Jackson was the Chief Audit Executive Officer of Legacy TCF since August 2012. Before joining Legacy TCF, from July 2006 to August 2012, Mr. Jackson was Executive Vice President and Corporate Auditor, in charge of the Internal Audit function, of First Tennessee Bank, a financial services institution.

Michael S. Jones (age 51) became Executive Vice President, Regional Banking on August 1, 2019, in connection with the Merger. Before the Merger, Mr. Jones was Executive Vice President, Consumer Banking of Legacy TCF since January 1, 2016. Before that, Mr. Jones had been Executive Vice President and Chief Financial Officer of Legacy TCF since January 1, 2012. He also has served in various leadership positions with certain of Legacy TCF’s wholly-owned subsidiaries since 2008. Mr. Jones has nearly 20 years of financial experience in various functions including finance and operations. Before joining Legacy TCF, Mr. Jones held financial leadership positions with a subsidiary of PACCAR, Inc., a manufacturer of premium commercial vehicles, and various subsidiaries of General Electric Company, a large diversified technology and financial services company.

Dennis L. Klaeser (age 62) is Executive Vice President and Chief Financial Officer of TCF, a position he has held since August 2016. Before the Merger, Mr. Klaeser was also our Treasurer since August `2016. Before that, Mr. Klaeser served as Chief Financial Officer and Executive Managing Director of Talmer Bancorp, Inc. from May 2010 until Talmer Bancorp’s merger with TCF on August 31, 2016. Mr. Klaeser also was Chief Financial Officer and a Director of First Place Bank following its acquisition by Talmer Bancorp, Inc. from January 2013 until it was merged into Talmer Bank in February 2014. Mr. Klaeser served on the Board of Managers of InSite Capital, LLC, a wholly owned subsidiary of the Company, since December 2016. Before joining Talmer, Mr. Klaeser was a Senior Midwest Bank Analyst with Raymond James from April 2009 to May 2010. From 2003 until 2009, Mr. Klaeser was Chief Financial Officer of PrivateBancorp, Inc., where he was responsible for financial and accounting functions as well as strategic planning, capital markets, SEC, regulatory and board reporting, Sarbanes-Oxley, and investor relations. He served as Managing Director and head of the financial institutions group for Anderson Corporate Finance from 2000 to 2002, a division of Arthur Andersen. Mr. Klaeser also spent seven years as an investment banker and was head of the Financial Institutions Group at EVEREN Securities, which was acquired by First Union Securities. Mr. Klaeser has served as Treasurer of the Chemical Bank Foundation’s Board of Trustees since May 2017. Mr. Klaeser also has served as a member of the Board of Trustees for Lawrence University of Wisconsin since November 2018.

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Sandra D. Kuohn (age 55) became Executive Vice President and Chief Human Capital Management Officer of TCF on August 1, 2019 in connection with the Merger. Before that, Ms. Kuohn was our Chief Human Resource Officer since August 2016. Before that, she served as the Chief Human Resource Officer for Talmer Bank beginning in July 2011. Before joining Talmer Bank, Ms. Kuohn spent 11 years as the Global Vice President of Human Resources for Urban Science, Inc. headquartered in Detroit, Michigan where she was responsible for recruiting, compensation and benefits, career development, and performance management across ten different countries around the world. Before her role at Urban Science, Ms. Kuohn owned her own consulting business for five years and started her career with Anderson Consulting in Detroit. Ms. Kuohn is a member of the Executive Board of Trustees for the CATCH charity and chairs their annual Detroit News/CATCH Outstanding Graduates program.

Brian W. Maass (age 46) became Deputy Chief Financial Officer and Treasurer of TCF on August 1, 2019 in connection with the Merger. Before the Merger, Mr. Maass was Executive Vice President and Chief Financial Officer of Legacy TCF and Legacy TCF Bank since January 1, 2016. Before that, Mr. Maass had been Chief Investment Officer and Treasurer of Legacy TCF since 2012. Before joining Legacy TCF, Mr. Maass was Senior Vice President, Corporate Treasury with Wells Fargo Bank, NA, a national banking association, since 2005. Mr. Maass held other senior leadership, treasury, finance and accounting positions at Wells Fargo since 2000. Before that, Mr. Maass was a Manager at Crowe Horwath LLP, a public accounting and consulting firm, within its Banking and Financial Services Group.

Thomas C. Shafer (age 61) became Chief Operating Officer of TCF and President and Chief Operating Officer of TCF Bank on August 1, 2019 in connection with the Merger, with responsibility for National Banking, Regional Banking, IT and Operations. He previously served as Vice Chairman and Director of TCF and President and Chief Executive Officer of Legacy Chemical Bank since June 2017. Before that, Mr. Shafer was Executive Vice President and Director of Regional and Community Banking of Legacy Chemical Bank from November 2016 until June 2017. Mr. Shafer served as Vice Chairman of Talmer Bancorp, Inc. from 2011 until September 2014, and subsequently served as Chief Operating Officer of Talmer Bancorp, Inc. and President of Talmer Bank from September 2014 to November 2016. He also served as Chief Executive Officer and President and Director of First Place Bank, a wholly owned subsidiary of Talmer Bancorp, Inc., from January 2013 until it was merged into Talmer Bank in February 2014. Before joining Talmer, Mr. Shafer served Citizens Republic Bancorp for a 16-year period in various executive-level positions, including as Executive Vice President of Regional Banking, Executive Vice President of Commercial Banking, Chief Credit Officer and Executive Vice President of Specialty Banking.

Kathleen S. Wendt (age 46) is Chief Accounting Officer of TCF, a position she has held since October 2017. She also became an Executive Vice President in connection with the Merger. Before that, Ms. Wendt served as our Deputy Chief Financial Officer since July 2018. Before joining TCF, Ms. Wendt served as Chief Accounting Officer and an Executive Managing Director of Talmer Bancorp, Inc. from June 2011 until its merger with TCF on August 31, 2016. She served as First Senior Vice President and Chief Accounting Officer of Legacy Chemical Bank following the merger with Talmer Bancorp, Inc. until March 2017. Ms. Wendt is a certified public accountant with experience in financial reporting, accounting policy and the management of controls over financial reporting. Ms. Wendt served in several positions with Comerica Incorporated from May 2003 until June 2011, including Senior Vice President, Director of External Reporting and Senior Vice President, Director of Accounting Policy and Financial Procedures and Controls. Before that, Ms. Wendt served as an Assurance Manager at PricewaterhouseCoopers located in Chicago, Illinois and Zurich, Switzerland.

Donnell R. White (age 43) is currently our Chief Diversity Officer and Director of Strategic Partnerships of TCF Bank. He previously served in the same role at Chemical Bank since June 2018 until the Merger. Prior to joining Chemical Bank, Mr. White served as Executive Director of the Detroit Branch National Association for the Advancement of Colored People (NAACP) from 2001 until joining Chemical Bank in 2018. While there, he was responsible for the strategic, financial and operational oversight of the organization and also served as the spokesperson and community liaison for the organization. Mr. White is a founding member of New York University’s Brennan Center for Justice Law Enforcement Signatory Group. He also serves as a board member of ClearCorps Detroit, Arab American and Chaldean Council, and Crime Stoppers of Michigan. In addition, he serves on the Federal Bureau of Investigations Multicultural Advisory Committee, Wayne State University President’s Community Advisory Group, and Focus Hope Advisory Group. He is Board Trustee for Michigan Children’s Foundation, the Detroit Symphony Orchestra and Detroit Public Safety Foundation.

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Ownership of TCF Stock

TCF Stock Ownership of Directors and Executive Officers

COMMON STOCK

The following table shows ownership as of February 28, 2020, of TCF common stock by those indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Directors who are not NEOs:
Peter Bell	30,137	*
Karen L. Grandstrand	42,636	*
Richard H. King	14,743	*
Ronald A. Klein	43,084	*
Barbara J. Mahone	22,633	*
Barbara L. McQuade	7,556	*
Vance K. Opperman	77,217	*
Roger J. Sit	124,022	*
Julie H. Sullivan	5,362	*
Jeffrey L. Tate	10,066	*
Arthur A. Weiss	32,857	*
Franklin C. Wheatlake	93,461	*
Theresa M. H. Wise	3,506	*
NEOs:
Craig R. Dahl	379,114	*
David T. Provost	113,200	*
Dennis A. Klaeser	65,398	*
Gary H. Torgow	113,200	*
Thomas C. Shafer	44,809	*
Brian W. Maass	69,784	*
All Directors and Executive Officers combined (28 persons)	1,815,659	1.19%

*	Represents 1.0% or less of the outstanding TCF common stock.
(1)	All shares are directly owned and the person indicated has sole voting and dispositive power, except as indicated in this footnote and footnote (2) below. Includes shares beneficially owned by affiliated trusts or family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bell, 16,925 shares; Mr. Klein, 14,205 shares; Mr. Sit, 45,505 shares; Mr. Wheatlake, 3,799 shares; Mr. Provost, 283 shares; Mr. Torgow, 1,339 shares; and all Directors and Executive Officers combined, 123,798 shares. Includes the following shares indirectly owned through related entities: Mr. Sit, 50,810 shares; Mr. Wheatlake, 78,495 shares; and all Directors and Executive Officers, 129,305 shares. Mr. Sit and Mr. Wheatlake disclaim any beneficial ownership in the shares owned by a related entity. Includes stock options exercisable within 60 days, as follows: Mr. Klein, 17,698 shares; Mr. Shafer, 7,619 shares; and all Directors and Executive Officers combined, 26,652 shares.
(2)	Includes whole shares of TCF common stock allocated to accounts in the 401(k) Plan for which certain NEOs have shared voting power as follows: Mr. Dahl, 14,576 shares; Mr. Maass, 5,252 shares; and all Executive Officers combined, 90,957 shares. Also includes whole shares of TCF common stock in the trust for the Supplemental Plan for which certain NEOs do not have voting power, as follows: Mr. Dahl, 66,204 shares; Mr. Maass, 9,119 shares; and all Legacy TCF Executive Officers combined, 175,467 shares. Also includes whole shares of TCF common stock (all of which have vested) in the trust for the TCF Employees Omnibus Deferred Stock Compensation Plan for which the NEOs do not have voting power, as follows: Mr. Dahl, 25,405 shares; and all Legacy TCF Executive Officers combined, 30,486 shares. Also includes whole shares of TCF common stock (vested) in the trust for the Directors Deferred Compensation Plan for which the holder does not have voting power, as follows: Mr. Bell, 6,019 shares; Ms. Grandstrand, 42,636 shares; Mr. King, 14,535 shares; Mr. Opperman, 51,929 shares; Mr. Sit, 21,035 shares; Dr. Sullivan, 5,362 shares; Dr. Wise, 3,506 shares; and all Legacy TCF Directors combined, 145,022 shares.
(3)	As of February 28, 2020, there were 152,698,770 shares of TCF common stock outstanding. The percentage for each Director and Executive Officer has been calculated by treating as outstanding the shares which could be purchased upon the exercise of outstanding options by such Director or Executive Officer within 60 days after February 28, 2020.

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PREFERRED STOCK

None of our directors or executive officers own any of our depositary shares, each representing a 1/1000th interest in a share of our 5.70% Series C Non-Cumulative Perpetual Preferred Stock.

TCF Common Stock Ownership of Certain Beneficial Owners

The following table shows ownership as of December 31, 2019 of each person known by us to beneficially own more than five percent of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of TCF Common Stock	Percent of Class(3)
The Vanguard Group(1)	14,596,858	9.51%
BlackRock, Inc.(2)	14,138,873	9.20%

(1)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of The Vanguard Group on February 12, 2020. Information is as of December 31, 2019. Beneficial ownership of shares by The Vanguard Group is in the following manner: sole voting power, 78,520 shares; shared voting power, 22,118 shares; sole dispositive power, 14,515,735 shares; and shared dispositive power, 81,123 shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(2)	The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of BlackRock, Inc. on February 6, 2020. Information is as of December 31, 2019. Beneficial ownership of shares by BlackRock, Inc. is in the following manner: sole voting power, 13,504,765 shares; shared voting power, 0 shares; sole dispositive power, 14,138,873 shares; and shared dispositive power, 0 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)	As of December 31, 2019, there were 152,965,571 shares of TCF common stock outstanding.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and certain officers and persons who beneficially own more than 10% of our outstanding common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of our common stock with the SEC. SEC regulations require such persons to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports furnished to us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied on a timely basis by such persons from January 1, 2019 through December 31, 2019, other than a Form 4 that was not timely filed for Mr. Jackson reporting the purchase of 12 shares executed on September 16, 2019 in an account which Mr. Jackson beneficially owns, but which is managed by an investment advisor. This omission occurred due to the failure of the investment advisor to continue the purchase restrictions requested by Mr. Jackson following the Merger.

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Additional Information

Who is Permitted to Vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you owned shares of TCF’s common stock at the close of business on March 9, 2020. Each share of TCF common stock you owned as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

You may vote “FOR” or “WITHHOLD” with respect to each nominee for Proposal 1. With respect to all other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Shareholders of Record

If your shares of TCF common stock are registered directly in your name, then you are considered the shareholder of record with respect to those shares and you may grant your proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting.

“Street Name” Holders

If your shares are held in a stock brokerage account or by any other nominee, then you are considered the beneficial owner of those shares, which are said to be held in “street name.” As the beneficial owner, you may direct your broker or other nominee how to vote your shares using the voting instructions provided to you by that broker or other nominee. You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

How is a Quorum Determined?

A majority of the shares of TCF common stock outstanding as of the Record Date must be present in person or by proxy at the Annual Meeting in order to have a quorum. Broker non-votes (described below) are counted as present for purposes of establishing a quorum. If you vote by proxy before the Annual Meeting but decide to withhold authority or abstain on one or more proposals, you are counted as being present at the Annual Meeting and your shares count for purposes of establishing a quorum but will not be deemed to have been voted in favor of such proposal(s).

How do I Vote?

Shareholders of Record

In addition to voting your shares in person at the Annual Meeting, you can also vote your shares of TCF common stock in advance of the Annual Meeting by submitting a proxy to TCF using one of the following options:

•	online using the instructions for Internet voting shown on the Notice or proxy card(s);
•	by telephone using the instructions for telephone voting shown on the proxy card(s); or
•	by mail by marking the proxy card(s) with your instructions and then signing, dating and returning the proxy card(s) in the enclosed return addressed envelope.

The individuals designated as proxies on a proxy submitted to TCF will vote your shares based on your instructions. If you submit your proxy card(s) to TCF, but do not give instructions as to any or all of the proposals, your proxies will vote in accordance with the Directors’ recommendations for each proposal for which you do not provide instructions. If any other business comes before the Annual Meeting, your proxies will vote your proxy according to their own judgment.

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“Street Name” Holders

You must follow the voting instructions provided by your broker or other nominee. Brokers who hold your shares in “street name” have the authority to vote shares for which they do not receive instructions on all routine matters submitted for approval at the Annual Meeting. In the absence of your specific instructions as to how to vote, your broker will not have authority to vote on the matters considered non-routine, which includes all actions other than Proposal 3, the Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as independent Registered Public Accountants for the Fiscal Year Ending December 31, 2020. Investors who hold their stock in “street name” are invited to attend the Annual Meeting; however, you must obtain a legal proxy from the shareholder of record (your broker or other nominee) in order to vote your shares in person at the Annual Meeting.

Annual Meeting Webcast

Only shareholders who attend in person may vote during the Annual Meeting. Shareholders listening to the Annual Meeting via webcast are not able to vote during the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting in person or listen to the Annual Meeting via webcast, please vote in advance by proxy by following the instructions set forth on the Notice or proxy card(s).

Notice

You may not vote by filling out and returning the Notice. The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to access TCF’s proxy materials and submit your vote, but you cannot vote by marking the Notice and returning it.

I Have Already Submitted my Proxy, May I Revoke it and Vote at the Annual Meeting?

Yes, your proxy is revocable and is automatically revoked if you submit a valid proxy with a later date or vote at the meeting. You can vote your shares at the Annual Meeting by written ballots available at the Annual Meeting, even if you voted them in advance by proxy. However, if your shares are held in “street name” by a broker or other nominee, you must bring with you to the Annual Meeting a legal proxy from them showing you as the owner. Shareholders who listen to the Annual Meeting via the webcast will not be able to revoke proxies or vote at the Annual Meeting via the webcast.

What is the Vote Required for Approval?

Assuming a quorum is present, for Proposal 1, the election of Directors, the 16 candidates who receive the most “FOR” votes (a “plurality”) will be elected; provided, however, that any Director nominee who receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election shall immediately offer his or her resignation to the Board, which will then decide whether to accept the resignation.

Assuming a quorum is present, both Proposal 2 and Proposal 3 requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote.

What is a “Broker Non-Vote” and What is the Effect of Broker Non-Votes and Abstentions?

A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you. Generally, if a broker returns a “non-vote” proxy with respect to a proposal, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum, but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. In the absence of specific instructions from you, your broker or other institution holding title to your shares as nominee will not have discretion to vote on any matters at the Annual Meeting other than Proposal 3, the Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2020.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted as present for purposes of determining a quorum. Shares voted “ABSTAIN” will not constitute a vote “for” or “against” any matter being voted on at the Annual Meeting and will not be counted as a “votes cast” on any matter. As a result, abstentions will have no effect on the outcome of such matters.

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Who Pays for the Expenses Related to Proxy Solicitation?

TCF is paying all costs of solicitation. Proxies may be solicited on TCF’s behalf by Directors, officers or employees in person or by telephone, electronic transmission, mail, or facsimile. Directors, officers, and employees will not receive any additional compensation for such services. TCF will, upon request, reimburse brokerage firms and other nominees for their reasonable expenses incurred for forwarding solicitation materials to beneficial owners of TCF common stock.

Who will Count the Votes?

A representative of Broadridge Financial Solutions, Inc., TCF’s tabulation agent, will tabulate the votes and act as the independent inspector of election.

How do I Attend the Annual Meeting?*

Registered Shareholders:

•	Your Notice of Internet Availability of Proxy Materials; or
•	The admission ticket attached to the top half of your proxy card if you received a paper copy of the proxy materials; or
•	A printout of the email you received to vote your shares if you received your proxy materials via email.

Street Name Shareholders:

•	Brokerage statement or letter from your bank or broker showing your holdings of TCF common stock.

*	As part of our precautions regarding the coronavirus, or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at http://ir.tcfbank.com. Annual Meeting attendance is limited to TCF shareholders as of the Record Date. To attend the Annual Meeting, you will be required to present a valid form of photo identification as well as proof that you own TCF common stock, which can include the following:

How can Shareholders Submit Proposals and Nominate Directors for this Annual Meeting and Next Year’s Annual Meeting?

A shareholder seeking to present a proposal at our annual meeting of shareholders must submit a notice to our Corporate Secretary in accordance with our bylaws not less than 120 calendar days prior to the date corresponding to the date of our proxy statement or notice of meeting released to shareholders in connection with the last preceding annual meeting of shareholders, in the case of an annual meeting (unless we did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than 10 days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and not more than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting, in the case of a special meeting. A shareholder seeking to include a proposal in our proxy statement and form of proxy relating to a meeting of shareholders must submit the proposal to us in accordance with SEC Rule 14a-8. With respect to our 2020 annual meeting of shareholders, the deadline to submit a notice of a proposal and to include a proposal in our proxy statement and form of proxy relating to the meeting was November 27, 2019.

A shareholder seeking to nominate an individual for election as a director of TCF must submit a notice to our Corporate Secretary in accordance with our bylaws not less than 120 days prior to the date of the meeting, in the case of an annual meeting, and not more than seven days following the date of notice of the meeting, in the case of a special meeting.

If you are a shareholder and you wish to have a proposal included in TCF’s proxy statement for the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”), you must submit your request in writing to the Company’s Corporate Secretary no later than November 25, 2020. We suggest that you send any such proposals by certified mail. Shareholders can nominate Directors at an Annual Meeting if the nomination: (i) is submitted to the Company’s Corporate Secretary by the deadline set forth above and: (ii) satisfies the informational and other requirements in the bylaws of TCF as determined by the Board. TCF reserves the right to vote all proxies as it determines in its discretion on any shareholder proposals or nominations, pursuant to authority provided on the proxy card. Also, see TCF’s Director Nominations policy described above under “Corporate Governance.”

2020 Proxy Statement	69

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What is TCF’s Policy on Shareholder Nominations?

Please refer to “Corporate Governance – Director Nominations” above for a description of TCF’s policy on shareholders nominations.

How can Shareholders get copies of TCF’s Annual Report?

SHAREHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2019 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS. If you wish to receive a copy, please send a written request to the Company’s Corporate Secretary at Suite 1800, 333 W. Fort Street, Detroit, Michigan, 48226. If you want copies of exhibits to the 2019 Annual Report on Form 10-K, a reasonable charge may be required to cover the expense. You can also visit the Investor Relations section of TCF’s website, http://ir.tcfbank.com for free access to TCF’s SEC filings.

Householding

TCF may elect to combine mailings to shareholders living at the same address, as permitted under the rules of the SEC. Consequently, only one copy of each of the annual report, proxy statement, or the Notice may be delivered to multiple shareholders sharing an address unless TCF has received contrary instructions from one or more of such shareholders. TCF will deliver promptly upon written or oral request a separate copy of its 2019 Annual Report on Form 10-K, this proxy statement or Notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. With regard to householding, you may direct any requests for separate copies to the Company’s Corporate Secretary at the TCF address provided above. If you reside at the same address as another shareholder and you prefer to receive your own copy of the annual report, proxy statement, or the Notice in the future, you may contact TCF’s transfer agent, Computershare, by calling its toll-free number, (800) 261-0598, or writing to them at Computershare, P.O. Box 505000, Louisville, KY 40233. Your request with regard to householding will be effective 30 days after receipt. If you are currently receiving multiple copies of the annual report, proxy statement, or the Notice and prefer to receive a single set for your household, you may also contact Computershare at the phone number or address above.

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TCF FINANCIAL CORPORATION
333 W FORT STREET
SUITE 1800
DETROIT, MI 48226

VOTE ONLINE - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2020. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by TCF in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2020. Have your proxy card available when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTENDING THE ANNUAL MEETING
If you plan to attend the Meeting, you will be required to present a valid form of photo identification and this admission ticket to be admitted.

To view or print a copy of the Proxy Statement or Annual Report, go to www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E91374-P32865

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TCF FINANCIAL CORPORATION

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of 16 Directors, each to serve a one-year term	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peter Bell
02) Craig R. Dahl
03) Karen L. Grandstrand
04) Richard H. King
05) Ronald A. Klein
06) Barbara J. Mahone
07) Barbara L. McQuade
08) Vance K. Opperman
09) David T. Provost
10) Roger J. Sit
11) Julie H. Sullivan
12) Jeffrey L. Tate
13) Gary Torgow
14) Arthur A. Weiss
15) Franklin C. Wheatlake
16) Theresa M. H. Wise

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Advisory (Non-Binding) Vote to Approve Executive Compensation as Disclosed in the Proxy Statement.	☐	☐	☐
3. Advisory (Non-Binding) Vote to Ratify the Appointment of KPMG LLP as Independent Registered Public Accountants for 2020.	☐	☐	☐

For address change and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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ADMISSION TICKET

2020 Annual Meeting of Shareholders*

Parking is available in the TCF Center Rooftop Parking Ramp by entering the circular ramp off of W Congress St (between 2nd and 3rd Ave). When entering the ramp, please inform the parking attendant that you are attending the TCF Annual Meeting of Shareholders, and then park near Elevator 3.

Please present this admission ticket, along with a valid form of photo identification, to gain admittance to the Meeting.

* As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at http://ir.tcfbank.com. Please retain a copy of the control number from this Proxy Card, in the event that the meeting is held by remote communication.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E91375-P32865

TCF FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 6, 2020

As the shareholder(s) named on this card, you hereby appoint Dennis L. Klaeser and Joseph T. Green, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote upon all matters that may properly come before the Annual Meeting of Shareholders to be held at 12:00 p.m. Eastern Time on Wednesday, May 6, 2020 (the "Meeting"), at the TCF Center, 1 Washington Boulevard, Detroit, Michigan, all of the shares of common stock of TCF Financial Corporation that you are entitled to vote at the Meeting and any adjournment or postponement thereof upon all matters that may properly come before the Meeting, subject to any directions indicated on the reverse side of this card.

If shares of stock are owned through the TCF 401K Plan ("401K Plan"), your vote will provide voting instructions to the 401K Plan trustee which has been instructed to vote all shares at the Meeting and any adjournment thereof. The Advisory Committee for the 401K Plan will instruct the 401K Plan trustee to vote all shares in the 401K Plan for which instructions are not received from you by May 1, 2020.

This proxy, when properly executed, will be voted as directed by you upon all matters that may properly come before the Meeting. If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and in accordance with the Directors' recommendations for each proposal that may properly come before the Meeting. If any of the following items arise, the proxies will vote in their own discretion: (a) any other business that may properly come before the meeting for which the Board of Directors did not receive timely notice; (b) approval of minutes of the prior Annual Shareholders' Meeting; (c) election of any person as a Director in place of a nominee who is unable to serve or who for good cause will not serve; and (d) matters incident to the conduct of the Meeting. The shareholder can revoke this proxy after submitting it (see Proxy Statement).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE